                                                                   EXHIBIT 10.20
********************************************************************************

                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                   DATED AS OF

                                  MAY 18, 2001

                                      AMONG

                         ENTERTAINMENT PROPERTIES TRUST

                                       AND

                     THE SUBSIDIARY GUARANTORS PARTY HERETO

                                       AND

                              iSTAR FINANCIAL INC.,

                              --------------------

                                   $50,000,000

                              --------------------

********************************************************************************

                                TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                                               Page
                                                                                                               ----
Section 1.    Definitions and Accounting Matters.................................................................iv
   1.01   Certain Defined Terms..................................................................................iv
   1.02   Accounting Terms and Determinations.................................................................xxiii
   1.03   [Intentionally Omitted]..............................................................................xxiv
   1.04   Terms Generally......................................................................................xxiv

Section 2.    The Loan, the Note and Prepayments...............................................................xxiv
   2.01   Loan.................................................................................................xxiv
   2.02   Borrowing............................................................................................xxiv
   2.03   Tranche A............................................................................................xxiv
   2.04   Tranche B.............................................................................................xxv
   2.05   Loan Fee..............................................................................................xxv
   2.06   Exit Fee..............................................................................................xxv
   2.07   Business Day..........................................................................................xxv
   2.08   Note..................................................................................................xxv
   2.09   Optional Prepayment..................................................................................xxvi
   2.10   Partial Prepayments in connection with Sale of Individual Pad Properties.............................xxvi

Section 3.    Payments of Principal and Interest..............................................................xxvii
   3.01   Repayment of Loan...................................................................................xxvii
   3.02   Interest............................................................................................xxvii

Section 4.    Payments; Pro Rata Treatment; Computations; Etc................................................xxviii
   4.01   Payments...........................................................................................xxviii
   4.02   Late Payment Charge................................................................................xxviii
   4.03   Computations.......................................................................................xxviii
   4.04   Minimum Amounts......................................................................................xxix
   4.05   Certain Notices......................................................................................xxix
   4.06   Selection of Interest Period.........................................................................xxix
   4.07   Sharing of Payments, Etc.............................................................................xxix

Section 5.    Yield Protection, Etc.............................................................................xxx
   5.01   Limitation on Eurodollar Base Rate....................................................................xxx
   5.02   Illegality............................................................................................xxx
   5.03   Compensation..........................................................................................xxx

Section 6.    Guarantee........................................................................................xxxi
   6.01   The Guarantee........................................................................................xxxi
   6.02   Obligations Unconditional............................................................................xxxi
   6.03   Reinstatement.......................................................................................xxxii

   6.04   Subrogation.........................................................................................xxxii
   6.05   Remedies............................................................................................xxxii
   6.06   Instrument for the Payment of Money................................................................xxxiii
   6.07   Continuing Guarantee...............................................................................xxxiii
   6.08   Rights of Contribution.............................................................................xxxiii
   6.09   General Limitation on Guarantee Obligations.........................................................xxxiv
   6.10   California Waivers..................................................................................xxxiv

Section 7.    Conditions......................................................................................xxxvi
   7.01   Effective Date......................................................................................xxxvi
   7.02   Initial and Subsequent Extensions of Credit............................................................xl
   7.03   Addition of Eligible Properties.......................................................................xli
   7.04   Cap Agreement and Assignment of Cap Agreement........................................................xlii

Section 8.    Representations and Warranties..................................................................xliii
   8.01   Organization; Powers................................................................................xliii
   8.02   Authorization; Enforceability........................................................................xliv
   8.03   Approvals............................................................................................xliv
   8.04   No Breach............................................................................................xliv
   8.05   Financial Condition; No Material Adverse Change.......................................................xlv
   8.06   Properties............................................................................................xlv
   8.07   Litigation............................................................................................xlv
   8.08   Environmental Matters................................................................................xlvi
   8.09   Compliance with Laws and Agreements................................................................xlviii
   8.10   Investment Company Act.............................................................................xlviii
   8.11   Public Utility Holding Company Act.................................................................xlviii
   8.12   Taxes..............................................................................................xlviii
   8.13   ERISA..............................................................................................xlviii
   8.14   True and Complete Disclosure.......................................................................xlviii
   8.15   Use of Credit........................................................................................xlix
   8.16   Material Agreements and Liens........................................................................xlix
   8.17   Capitalization.......................................................................................xlix
   8.18   Subsidiaries, Etc.......................................................................................l
   8.19   REIT Status.............................................................................................l
   8.20   Real Estate Investment Trust Structure.................................................................li
   8.21   Ground Leases..........................................................................................li
   8.22   Leases.................................................................................................li
   8.23   Ground Lease Fee Purchase..............................................................................li
   8.24   Defaults...............................................................................................li
   8.25   Absence of Liens.......................................................................................li
   8.26   No Materially Adverse Contracts, Etc...................................................................li
   8.27   No Material Obligation................................................................................lii
   8.28   Title.................................................................................................lii
   8.29   Solvency..............................................................................................lii
   8.30   No Plan Assets.......................................................................................liii
   8.31   Financial Information................................................................................liii
   8.32   Condemnation.........................................................................................liii

   8.33   Utilities and Public Access...........................................................................liv
   8.34   Not a Foreign Person..................................................................................liv
   8.35   Separate Lots.........................................................................................liv
   8.36   Assessments...........................................................................................liv
   8.37   Enforceability........................................................................................liv
   8.38   No Prior Assignment...................................................................................liv
   8.39   Insurance.............................................................................................liv
   8.40   Use of Property.......................................................................................liv
   8.41   Certificate of Occupancy; Licenses.....................................................................lv
   8.42   Flood Zone.............................................................................................lv
   8.43   Physical Condition.....................................................................................lv
   8.44   Boundaries.............................................................................................lv
   8.45   Leases.................................................................................................lv
   8.46   Survey................................................................................................lvi
   8.47   No Broker.............................................................................................lvi
   8.48   Filing and Recording Taxes............................................................................lvi
   8.49   Special Purpose Entity/Separateness...................................................................lvi
   8.50   Management of Properties...............................................................................lx
   8.51   Ground Leases..........................................................................................lx
   8.52   Illegal Activity......................................................................................lxv
   8.53   No Change in Facts or Circumstances; Disclosure.......................................................lxv
   8.54   Inventory.............................................................................................lxv
   8.55   Survival of Representations...........................................................................lxv

                      AMENDED AND RESTATED CREDIT AGREEMENT

         AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 18, 2001, between ENTERTAINMENT PROPERTIES TRUST, a real estate investment trust duly organized and validly existing under the laws of the State of Maryland (the "Borrower"); Megaplex Four, Inc., a Missouri corporation ("Megaplex Owner"); Theatre Sub, Inc., a Missouri corporation ("Archon SPE Holdings") (Megaplex Owner and Archon SPE Holdings are sometimes referred to individually as a "Subsidiary Guarantor" and, together, as the "Subsidiary Guarantors" and, together with Borrower, the "Obligors"), and iSTAR FINANCIAL INC., a Maryland corporation ("Lender").

         Borrower is a party to a certain Credit Agreement dated as of March 2, 1998 (as amended, the "BONY Credit Agreement") with, among others, The Bank of New York ("BONY"), as administrative agent pertaining to a $200,000,000 credit facility (the "BONY Facility"). Lender has acquired the BONY Facility, the BONY Credit Agreement and the documents evidencing, securing and/or governing the BONY Facility. Borrower, the Subsidiary Guarantors and Lender desire to amend and restate the BONY Credit Agreement to, among other things, reduce the size of the credit facility to $50,000,000 and change the term of the BONY Facility.

         Borrower and the Subsidiary Guarantors are engaged as an integrated group in businesses related to the Permitted Uses (as hereinafter defined). The integrated operation requires financing on such a basis that credit supplied to Borrower be made available from time to time to the Subsidiary Guarantors, as required for the continued successful operation of the Obligors, separately, and the integrated operation as a whole. In that connection, the Obligors have requested that Lender extend credit to Borrower (to be made available by Borrower to the Subsidiary Guarantors) in an aggregate principal or face amount not exceeding $50,000,000 to finance the operations of the Obligors for the Permitted Uses.

         To induce Lender to extend such credit, the Obligors and the Lender propose to enter into this Agreement, pursuant to which Lender will make loans to Borrower, and each Subsidiary Guarantor will guarantee the credit so extended to Borrower. Each of the Obligors expects to derive benefit, directly or indirectly, from the credit so extended to Borrower, both in its separate capacity and as a member of the integrated group, because the successful operation of each of the Obligors is dependent on the continued successful performance of the functions of the integrated group as a whole.

         Lender is prepared to extend such credit upon the terms and conditions hereof, and, accordingly, the BONY Credit Agreement is amended and restated in its entirety as follows:

         Section 1.     Definitions and Accounting Matters.

                   1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                   "1933 Act" means the Securities Act of 1933, as amended.

                   "Additional Properties" means Real Estate Properties acquired or deemed acquired, directly or indirectly, with any proceeds of the Loan by any Obligor. All Real Estate Properties acquired directly or indirectly by any Obligor within 60 days (before or after) of a draw or advance of Loan proceeds shall be deemed acquired with the proceeds of the Loan, unless prior to such acquisition Lender agrees and acknowledges in writing to Borrower that Real Estate Properties are not being acquired in whole or in part with any Loan proceeds.

                   "Adjusted Borrowing Base Receipts" means (x) all revenues, receipts, rents and income from the Megaplex Properties and the Pad Properties and (y) all funds distributable pursuant to Section 3.3(a) of the Deposit Account Agreement dated as of June 29, 1998 among Securitized Property Owner, Archon Financial, L.P. and UMB Bank, N.A., as such agreement may be amended or replaced from time to time with Lender's written approval or if Securitized Property Owner refinances its financing with Archon Financial, L.P., then all funds distributable to Securitized Property Owner from or in any way related to its assets.

                   "Affiliate" means any Person that directly or indirectly controls, or is under common control with, or is controlled by, Borrower and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of Borrower or any of its Subsidiaries or Affiliates and (b) none of the Wholly Owned Subsidiaries of Borrower shall be Affiliates.

                   "Agent" means The Chase Manhattan Bank, or any successor Eligible Institution acting as Agent under the Cash Management Agreement.

                   "Applicable Margin" means (a) so long as a Dark Theater Condition does not exist for each Tranche the applicable rate per annum set forth below under the caption "Margin":

                          -------------------------------------
                             Tranche:                 Margin
                          -------------------------------------
                             Tranche A                 3.50%
                          -------------------------------------
                             Tranche B                 4.50%
                          -------------------------------------

         and (b) so long as a Dark Theater Condition exists, for each Tranche A and Tranche B shall be 4.50%.

                   "Assignment of Cap Agreement" means the Assignment of Cap Agreement by Borrower to and for the benefit of Lender in a form acceptable to Lender which, among other things, assigns the benefits of the Cap Agreement to Lender.

                   "Assignment of Leases" shall mean, with respect to each Individual Megaplex Property and, to the extent applicable, the Individual Pad Properties, a first priority Assignment of Leases and Rents, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of the assignor's interest in and to the Leases and Rents of such Individual Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                   "Award" shall mean any compensation paid by any Governmental Authority in connection with the Condemnation in respect of all or any portion of an Individual Owned Property.

                   "Archon Securitization Loan Documents" means the documents, agreements, and instruments listed on Exhibit B hereto, as amended from time to time with Lender's prior written consent.

                   "Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time, together with any successor or replacement law.

                   "Base Rate" means, as of any date of determination, the "prime rate" (or "base rate") reported in the Money Rates column or section of The Wall Street Journal published on the second full Business Day preceding the first day of the month with respect to which interest is being determined, as having been the rate in effect for corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) or, if The Wall Street Journal ceases publication of, or does not otherwise publish, such "prime rate" or "base rate", the annual rate of interest reasonably selected by Lender as a substitute therefor.

                   "Buildings" or "Improvements" means, individually and collectively, the buildings, structures and improvements now or hereafter located on the Real Estate Properties.

                   "Business Day" means any day other than (a) a Saturday or Sunday or (b) a day on which commercial banks are authorized or required to close in New York City.

                   "Cap Agreement" means an agreement in form and substance satisfactory to Lender, between a counterparty satisfactory to Lender and Borrower, pursuant to which Borrower shall be protected against an increase in the Eurodollar Base Rate, for any applicable Interest Period, in excess of the per annum rate of seven percent (7%) on a notional amount as required by Section 7.04 (and subject to increase as set forth in Section 7.04 below) for a period ending on the Initial Maturity Date, and, if the Maturity

         Date is extended, then at the time such extension is exercised, the Cap Agreement shall be similarly extended by Borrower.

                   "Capital Lease Obligations" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                   "Cash or Cash Equivalents" means (a) unrestricted cash (excluding, without limitation, until forfeited or otherwise entitled to be retained by Borrower or any of its Subsidiaries, tenant security or other restricted deposits) or (b) any unrestricted investment (valued at fair market value) which qualifies as a Permitted Investment. For the purposes hereof, the term "unrestricted" means the specified asset is not subject to any Liens in favor of any Person.

                   "Cash Management Agreement" means that certain Cash Management Agreement by and among Obligors, Agent and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Lockbox Account.

                   "Cash Trap Event" means any time the Megaplex Debt Service Coverage Ratio does not equal or exceed the Cash Trap MDSCR.

                   "Cash Trap MDSCR" means a Megaplex Debt Service Coverage Ratio of 1.25:1.0 for any calendar month.

                   "Cash Trap Period" shall mean, from time to time, any period commencing on the date Lender gives Borrower notice that Lender has determined that a Cash Trap Event has occurred and continuing until Lender gives Borrower notice of the occurrence of a Cash Trap Termination Event.

                   "Cash Trap Termination Event" means and shall be deemed to occur upon the first to occur of (i) at such time as the Megaplex Debt Service Coverage Ratio equals or exceeds the Cash Trap MDSCR for each month, measured month by month, for six (6) consecutive months, or (ii) the Cash Trap Account (as set forth in the Cash Management Agreement) has an amount in it equal to one full year's Interest Expense based upon the principal amount of the Loan outstanding (as it exists from time to time) and assuming an interest rate equal to the applicable Eurodollar Base Rate plus Applicable Margin (or Post-Default Rate, if applicable) in effect at such time and from time to time.

                   "Change in Control" means, with respect to any Person, (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the SEC Rules and Regulations thereunder as in effect on the date hereof) of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock (or equivalent equity interest) of any such Person; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors or trustees (or equivalent body) of such Person by Persons who were neither (i) nominated by the board of directors or trustees (or equivalent body) of such Person nor (ii) appointed by directors or trustees (or equivalent parties) so nominated; or (c) the acquisition of direct or indirect Control of such Person by any Person or group.

                   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                   "Commission" means the Securities and Exchange Commission.

                   "Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

                   "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

                   "Dark Theatre Condition" means when a Megaplex Property is not operating on a full time basis showing new releases, first run movies pursuant to either a Qualified Lease or Qualified Operating Agreement.

                   "Debt Service" means, for any period, the sum, for Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations), but excluding optional prepayments made during such period plus (b) all Interest Expense for such period.

                   "Default" means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                   "Dollars" and "$" means lawful money of the United States of America.

                   "EBITDA" means, for any period, the sum, for Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) Net Operating Income from Real Estate Properties (calculated before taxes, Interest Expense, extraordinary, and unusual items) for such period, plus (b) depreciation and amortization (to the extent deducted in determining net operating income) for such period, minus (c) all gains (or plus all losses) attributable to the sale or other disposition of Properties or debt restructurings in such period and minus (d) selling, general and administrative expenses and other overhead expenses.

                   "Effective Date" means the date on which all of the conditions specified in Section 7.01 are satisfied or waived.

                   "Eligible Institution" shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least P-1 by Moody's Investors Service, Inc. and in the case of accounts in which funds are held for thirty
         (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least and "Aa2" by Moody's).

                   "Eligible Properties" means, as at any date, those Real Estate Properties located in the United States of America that meet each of the following criteria:

                   (a) Are wholly-owned by Borrower or another Obligor or leased by Borrower or another Obligor pursuant to a Qualified Ground Lease to Borrower or another Obligor;

                   (b) Are leased to a third party pursuant to a Qualified Lease or operated under a Qualified Operating Agreement;

                   (c) Improvements required under the applicable Qualified Lease are completed (as evidenced by a building certificate of occupancy) and operating free of material construction or structural renovation;

                   (d) There are no associated title defects, Liens, springing Liens or negative pledges, other than Permitted Liens;

                   (e) The property will be used for a Permitted Use;

                   (f) Are in compliance with all laws, regulations and orders of any Governmental Authority or regulatory authority or agency applicable to it, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

                   (g) For which Borrower has provided the Lender with historical or, if applicable, pro forma, operating information in form, scope and substance reasonably satisfactory to Lender;

                   (h) For which Borrower has provided Lender with an Engineering Report and Environmental Report; and

                   (i) Which has been approved by Lender in its sole discretion.

                   "Engineering Report" means, a property condition report satisfactory to Lender addressed to Lender prepared by a firm of licensed engineers satisfactory to Lender addressing the engineering and structural condition of the Buildings in question.

                   "Environmental Claim" means, with respect to any Person, any written claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                   "Environmental Defect" means (a) any Release or threatened Release, (b) any material violation of Environmental Laws or (c) any Environmental Claim.

                   "Environmental Indemnity" shall mean, with respect to each Individual Property, that certain Environmental and Hazardous Substance Indemnification Agreement executed by Borrower and the other Obligors in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                   "Environmental Laws" means any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment in connection with emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

                   "Environmental Report" means, an environmental survey and assessment addressed to Lender and satisfactory to Lender prepared by a firm of licensed engineers (familiar with the identification of toxic and hazardous substances) satisfactory to Lender, such environmental survey and assessment to be based upon physical on-site inspections by such firm, as well as a historical review of the uses of such sites and facilities.

                   "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                   "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Borrower is a member.

                   "ERISA Event" means any of the following events or conditions:

                   (a) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of
         Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                   (b) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Borrower or an ERISA Affiliate to terminate any Plan;

                   (c) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                   (d) the complete or partial withdrawal from a Multiemployer Plan by Borrower or any ERISA Affiliate that results in liability under
         Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
         Section 4041A of ERISA;

                   (e) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Borrower or any ERISA Affiliate to enforce
         Section 515 of ERISA, which proceeding is not dismissed within 30 days; or

                   (f) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of such Sections.

                   "Eurodollar Base Rate" means a floating interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate for U.S. dollar deposits with maturities equal to the applicable Interest Period as reported in the Money Rates column or section of The Wall Street Journal published on the second full Business Day preceding the first day the applicable Interest Period is to commence, provided that if such rate does not appear in such publication or such publication ceases, or if the information contained in such publication, in the reasonable judgment of Lender shall cease accurately to reflect the rate offered by leading banks in the London interbank market as reported by any publicly available source of similar market data selected by Lender, or it shall be unlawful for Lender to charge interest utilizing rates dependent under Dollar deposits in the London interbank market, the Eurodollar Base Rate means the Base Rate per annum.

                   "Exit Fee" is defined in Section 2.06.

                   "Extension Conditions" means the following: (a) Not less than 60 days prior to the Initial Maturity Date or First Extended Maturity Date, as applicable, Borrower shall have delivered to Lender an irrevocable written notice requesting the extension and in order to extend to the First Extended Maturity Date simultaneously therewith shall have paid to Lender a non-refundable extension fee in the amount equal to 0.5% of the outstanding principal balance of the Loan on the date of the request for the extension or the Initial Maturity Date, whichever is greater (such payment shall initially be made computed based upon the outstanding principal balance of the Loan on the date such notice is given and, if the outstanding principal amount is then greater on the Initial Maturity Date, the balance of such payment shall be due on the Initial Maturity Date); (b) no Default or Event of Default shall exist either at the time of the delivery of the notice to extend or at the time of the effective date of the extension; (c) all representations and warranties herein or in any of the other Loan Documents shall be true and correct in all material respects both at the time of the delivery of the notice to extend and the effective date of the extension; (d) the Megaplex Debt Service Coverage Ratio equals or exceeds the Cash Trap MDSCR both at the time of the delivery of the notice to extend and at the time of the effective date of the extension, in each case as computed for the month immediately preceding such dates; and (e) Borrower shall give to Lender a completed and executed certificate from the Financial Officer that the covenants in Sections 9.07, 9.08, 9.09, 9.10, and 9.11 are true and correct accompanied by such evidence, including calculations, to evidence the same, dated effective as of, as applicable, the Initial Maturity Date or the First Extended Maturity Date.

                   "FFO" means, for Borrower and its Subsidiaries on a consolidated basis, "funds from operations" as defined in accordance with resolutions adopted by the Board of Governors of the National Association of Real Estate Investment Trusts as in effect on the Effective Date and as amended from time to time, subject, however, to the provisions of Section 1.02(b).

                   "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, controller, chief executive officer or general counsel of the entity referenced in connection with such financial officer, and if no such entity is referenced, then of Borrower.

                   "Financing Statements" means financing statements in form and substance acceptable to Lender required to evidence and perfect Lender's interests in collateral for the Loan.

                  "First Extended Maturity Date" means May 31, 2005.

                   "Fixed Charges Ratio" means, as at any date, the ratio of (a) EBITDA for the fiscal quarter ending on or most recently ended prior to such date to (b) Total Fixed Charges for such fiscal quarter.

                   "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                   "Funds Available for Distribution" means, on a cash basis, FFO plus amortization and minus the aggregate amount of capital expenditures and principal payments on Indebtedness.

                   "GAAP" means generally accepted accounting principles applied on a basis consistent with those that, in accordance with Section 1.02(a), are to be used in making the calculations for purposes of determining compliance with this Agreement.

                   "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                   "Guarantee" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as verbs have the correlative meanings.

                   "Hazardous Material" means, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

                   "Hedging Agreement" means the Cap Agreement and any other cap agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement. For purposes hereof, the "credit exposure" at any time of any Person under an Hedging Agreement to which such Person is a party shall be determined at such time in accordance with the standard methods of calculating credit exposure under similar arrangements as reasonably prescribed from time to time by the Lender, taking into account potential interest rate movements and the respective termination provisions and notional principal amount and term of such Hedging Agreement.

                   "Indebtedness" means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person);
         (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person;
         (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person in respect of transactions which are treated as financings under the Code; (g) Indebtedness of others Guaranteed by such Person; and (h) all obligations under or in respect of Hedging Agreements. The indebtedness of any Person shall also include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                   "Indemnified Parties" means, collectively, the Lender, and the Lender's respective predecessors, directors, officers, shareholders, members, managers, trustees, employees, attorneys, agents, successors and assigns.

                   "Independent Director" shall mean an individual reasonably satisfactory to Lender who shall not be during such individual's term as Independent Director, shall not have been at the time of such individual's appointment, and shall not have been at any time during the preceding five (5) years (i) other than in its capacity as an Independent Director or other similar capacity, a partner, member, shareholder of, or an officer or employee of, Borrower or any of its Subsidiaries or Affiliates, (ii) other than employees of CT Corporation and its successors, a customer of, or supplier to, Borrower, or any of its Subsidiaries or Affiliates, (iii) an individual controlling any such supplier or customer, or (iv) a member of the immediate family of any officer, employee, supplier or customer of any other director of Borrower or any of its Subsidiaries or Affiliates.

                   "Individual Megaplex Property" means, each individual real estate site comprising one of the Megaplex Properties, including the land and improvements thereon together with the personal property owned by Megaplex Owner related to, or located upon, or used in connection with, such real estate and together with all rights pertaining to such real property, improvements and personal property.

                   "Individual Owned Property" means any Individual Megaplex Property or Individual Pad Property.

                   "Individual Pad Property" means, each individual real estate site comprising one of the Pad Properties, including the land and improvements thereon together with the personal property owned by Borrower or Obligor related to, or located upon, or used in connection with, such real estate and together with all rights pertaining to such real property, improvements and personal property.

                   "Individual Property" means any Individual Megaplex Property, Individual Pad Property or Individual Securitized Property.

                   "Individual Securitized Property" means, each individual real estate site comprising one of the Securitized Properties, including the land and improvements thereon together with the personal property owned by Borrower or Obligor related to, or located upon, or used in connection with, such real estate and together with all rights pertaining to such real property, improvements and personal property.

                   "Initial Maturity Date" means May 31, 2004.

                   "Initial Megaplex Properties" means, collectively, the Real Estate Properties listed on Exhibit C.

                   "Initial Pad Properties" means, collectively, the Real Estate Properties listed on Exhibit D.

                   "Initial Properties" means, collectively, (a) the Initial Megaplex Properties, (b) the Initial Pad Properties and (c) the Initial Securitized Properties.

                   "Initial Securitized Properties" means, collectively, the Real Estate Properties listed on Exhibit E.

                   "Interest Coverage Ratio" means, as at any date, the ratio of
         (a) EBITDA for the fiscal quarter ending on or most recently ended prior to such date to (b) Interest Expense for such fiscal quarter.

                   "Interest Expense" means, for any period, the sum, for Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness related to the Loan (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized (excluding capitalized interest that is funded through a real estate construction loan provided by a third party financing source) during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period) minus (c) interest income.

                   "Interest Period" means, a period of one month or three months as selected by Borrower, or Lender, as the case may be, pursuant to Section 4.06.

                   "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or
         (d) the entering into of any Hedging Agreement.

                   "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                   "Loan Documents" means, collectively, this Agreement, the Note, the Mortgages, the Assignments of Leases, the Cash Management Agreement, the Pledge Agreement, the Assignment of Cap Agreement, Environmental Indemnity, the Financing Statement and all other documents now or hereafter executed and delivered in connection with the Loan.

                   "Loan" has the meaning assigned to such term in Section 2.01.

                   "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X.

                   "Material Adverse Effect" means a material adverse effect on
         (a) the properties, business, operations, financial condition, prospects, liabilities or capitalization of Borrower and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Loan Documents, (c) the validity or enforceability of any of the Loan Documents to which an Obligor is a party, (d) the rights and remedies of the Lender under any of the Loan Documents or (e) the timely payment (following the expiration of any applicable grace period) of the principal of or interest on the Loan or other amounts payable in connection with the Loan Documents.

                   "Maturity Date" means the Initial Maturity Date, as extended if at all in accordance with Section 3.01, when the outstanding principal balance of the Loan, all accrued and unpaid interest thereon and all sums owing to Lender pursuant to the Loan Documents shall be due and payable.

                   "Megaplex Cash Flow" means, for any period, the sum, for Megaplex Owner (determined on a consolidated basis in accordance with GAAP), without duplication, of the following: (a) Net Operating Income from the Megaplex Properties owned directly by Megaplex Owner (calculated before income taxes, Interest Expense, extraordinary and unusual items thereon) for such period, plus (b) depreciation and amortization (to the extent deducted in determining Net Operating Income) on such Megaplex Properties owned by Megaplex Owner for such period, minus (c) all gains (or plus all losses) attributable to the sale or other disposition of Megaplex Properties or debt restructurings in such period and minus (d) selling, general and administrative expenses and other overhead expenses allocable to such Megaplex Properties owned by Megaplex Owner, minus, to the extent not addressed in the calculation of Net Operating Income, deposits required to be deposited with Lender pursuant to Sections 9.30, 9.31, 9.32 and 9.39.

                   "Megaplex Debt Service" means, for any period, Interest Expenses calculated solely with respect to the Loan for the period being measured.

                   "Megaplex Debt Service Coverage Ratio" means, for any period, the ratio of (a) Megaplex Cash Flow to (b) Megaplex Debt Service.

                   "Megaplex Nine Loan Documents" means the documents, agreements, and instruments listed on Exhibit F hereto, as amended from time to time with Lender's prior written approval.

                   "Megaplex Owner" means Megaplex Four, Inc., a Missouri corporation.

                   "Megaplex Properties" means, as of any date, collectively all of the Initial Individual Megaplex Properties and any Individual Megaplex Property substituted pursuant to Section 9.35 or added pursuant to Sections 7.03, 9.21(c), or 9.24.

                   "Moody's" means Moody's Investors Services, Inc., and its successors.

                   "Mortgages" means, the mortgages or deeds of trust from time to time securing the Loan encumbering the Megaplex Properties and, to the extent applicable, the Pad Properties which are subject to a Qualified Lease.

                   "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

                   "Net Operating Income" means, for any Real Estate Property, as of any date (a) the aggregate rental income and other income from the operation of such Real Estate Property for the most recently completed fiscal quarter, multiplied by four minus (b) all expenses and other charges incurred in connection with the operation of such Real Estate Property, including funding all Reserve Funds applicable to such Real Estate Property for such quarter, multiplied by four; provided, however, the Net Operating Income of any Real Estate Property which is not wholly owned by Borrower shall be included only to the extent of Borrower's ownership interest in the market value of such Real Estate Property on a fully diluted basis in such Real Estate Property. In the absence of historical financial information for any Real Estate Property, pro forma financial information (determined based upon the terms of the applicable lease governing the lease of such Real Estate Property) shall be used for the first quarter in the first year of any applicable lease for such Real Estate Property.

                   "Net Sales Proceeds" means an amount equal to the gross sales price and other consideration received or receivable in connection with the sale of an Individual Pad Property minus the sum of: (a) the amount of any sales commission actually paid to an independent broker which is not an Affiliate of Borrower with respect to such sale and in no event in excess of market rate commissions on similar transactions, (b) the amount of transfer taxes actually paid by the seller in connection with such sale and (c) other reasonable expenses paid by the seller in connection with such sale and customarily paid by sellers of properties similar to the applicable Individual Pad Property in the local area in which the applicable Individual Pad Property is located.

                   "Non-Recourse" means, with reference to any obligation or liability, any obligations or liability for which Borrower or any of its Subsidiaries, as obligor thereunder, is not liable or obligated other than as to Borrower's, or any Subsidiary's, interest in a designated Real Estate Property or other specifically identified asset only, subject to such limited exceptions to the non-recourse nature of such obligation or liability, such as, but not limited to, fraud, misappropriation, misapplication and environmental indemnities, as are usual and customary in like transactions involving institutional lenders at the time of the incurrence of such obligation or liability.

                   "Note" means the promissory note provided for in Section 2.08(a) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                   "Notice of Borrowing" means the notice to be given by Borrower to Lender in respect of each borrowing of the Loan meeting all of the requirements of Section 4.05.


                                     xviii

                   "Other Charges" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

                   "Pad Properties" means, as of any date, collectively all of the Initial Pad Properties and an Individual Pad Property acquired by Multiplex Owner after the Effective Date.

                   "Partially-Owned Entity" means any Person in which Borrower or its Subsidiaries owns an equity interest, but which is not required in accordance with GAAP to be consolidated with Borrower for financial reporting purposes.

                   "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                   "Permitted Investments" shall have the meaning set forth in the Cash Management Agreement.

                   "Permitted Liens" has the meaning assigned to such term in
         Section 9.06.

                   "Permitted Use" shall mean (a) megaplex movie theaters with predominantly stadium-style seating, (b) entertainment themed retail centers incorporating megaplex theaters, restaurants, book and/or music superstores, interactive game centers, live entertainment venues and/or other specialty retail that is oriented to entertainment or leisure time activities, (c) integrated movie-going, dining and retail shopping complexes, and (d) any combination of the uses described in clauses
         (a), (b) and (c).

                   "Person" means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                   "Plan" means an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

                   "Pledge Agreement" means a pledge and grant of security interest in Lender's favor by Borrower of all of the capital stock in Megaplex Owner.

                   "Post-Default Rate" means a rate per annum equal to 4% plus the Applicable Margin plus the applicable Eurodollar Base Rate.

                   "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                   "Qualified Ground Lease" means a ground lease (as the same may be amended, modified and supplemented in accordance with the terms of this Agreement) which either (i) is identified on Exhibit G or (ii) is approved by Lender in its sole discretion.

                   "Qualified Lease" means (i) a duly executed and delivered lease (as the same may be amended, modified and supplemented in accordance with the terms of this Agreement) from an Obligor (other than Borrower), as landlord, to a third party, as tenant, which is not an Affiliate of any Obligor which tenant (or lease guarantor) and lease is approved by the Lender in its reasonable discretion, and (ii) a Qualified Operating Agreement.

                   "Qualified Operating Agreement" means an operating agreement between Megaplex Owner or a subsidiary of Megaplex Owner and a theater operator, which operating agreement and operator are acceptable to Lender, which provides for the operation of a first class movie theater showing first run, new release movies to the public.

                   "Quarterly Dates" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

                   "Real Estate Properties" means the fixed and tangible properties consisting of land, buildings and/or other improvements owned or ground-leased by Megaplex Owner or a Subsidiary of Megaplex Owner.

                   "Recourse" means, with reference to any obligation or liability, any liability or obligation that is not Non-Recourse to the obligor thereunder, directly or indirectly. For purposes hereof, a Person shall not be deemed to be "indirectly" liable for the liabilities or obligations of an obligor solely by reason of the fact that such Person has an ownership interest in such obligor, provided that such Person is not otherwise legally liable, directly or indirectly, for such obligor's liabilities or obligations (e.g., by reason of a guaranty or contribution obligations, by operation of law or by reason of such Person being a general partner of such obligor).

                   "Regulations A, D, T, U and X" means, respectively, Regulations A, D, G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                   "Regulatory Change" means, with respect to any Lender, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof.

                   "REIT" means a "real estate investment trust", as such term is defined in Section 856 of the Code.

                   "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                   "Release Price" means an amount equal to 90% of Net Sales Proceeds generated from the sale or transfer of an Individual Pad Property pursuant to Section 2.10.

                   "Remediation" shall mean, without limitation, any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, any actions to cure or mitigate any Release of any Hazardous Material, including investigation, study, site monitoring, sampling and testing, laboratory or other analysis, or evaluation necessary to such actions.

                   "Rents" shall mean, with respect to each Individual Property, all rents, percentage rent, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, any other Obligor, or their agents or employees from any and all sources arising from or attributable to the Individual Property, and proceeds, if any, from business interruption or other loss of income insurance.

                   "Restoration" shall mean the repair and restoration of an Individual Property after a casualty or Condemnation as nearly as possible to the condition the Individual Property was in immediately prior to such casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

                   "Restricted Payment" means dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of Borrower or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of Borrower or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of Borrower.

                   "SEC Rules and Regulations" means the rules and regulations of the Commission.

                   "Second Extended Maturity Date" means May 31, 2006.

                   "Securitized Properties" means, collectively, each of the Individual Securitized Properties.

                   "Securitized Property Owner" means EPT DownREIT II, Inc., a Missouri corporation.

                   "Structural Defect" means any material structural defect to the improvements located on the applicable Real Estate Property.

                   "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and its successors.

                   "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, down REIT or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, limited liability company, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, limited liability company, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless otherwise specified, "Subsidiary" means a subsidiary of Borrower.

                   "Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rates, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

                   "Total Fixed Charges" means, for any period, the sum, for Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) Debt Service for such period, (b) the amount of any Capital Improvement Reserves during such period and (c) any preferred dividends paid during such period.

                   "Total Indebtedness" means, as at any date, the sum, for Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all Indebtedness (including, without limitation, the aggregate amount of the Loan under this Agreement) and (b) all other liabilities that should be classified as liabilities on a balance sheet, including, without limitation, all reserves (other than general contingency reserves) and all deferred taxes and other deferred items, but excluding (i) dividends declared but not yet paid and (ii) trade payables in the ordinary course of business so long as such trade payables are payable within 90 days of the date the respective goods are delivered or the respective services are rendered.

                   "Tranche" means, either or both, as the context may require, Tranche A or Tranche B.

                   "Tranche A" means the portion of the Loan, in an amount not to exceed $25,000,000 to be advanced pursuant to Section 2.03.

                   "Tranche B" means the portion of the Loan, in an amount not to exceed $25,000,000 to be advanced pursuant to Section 2.04.

                   "U.S. Person" means a citizen or resident of the United States of America, a corporation, limited liability company, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

                   "U.S. Taxes" means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

                   "Voting Stock" of any Person means outstanding securities of all classes of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to elect directors.

                   "Wholly Owned Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, down REIT or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                   1.02 Accounting Terms and Determinations.

                   (a) GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Borrower notifies Lender that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Lender notifies Borrower that Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                   (b) FFO. If Borrower notifies Lender that the definition of FFO has been amended by the Board of Governors of the National Association of Real Estate Investment Trusts after the date of this Agreement and that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in FFO or in the application thereof on the operation of such provision (or if Lender notifies Borrower that Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in FFO or in the application thereof, then such provision shall be interpreted on the basis of FFO as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                     xxiii

                   1.03 [INTENTIONALLY OMITTED]

                   1.04 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         Section 2.     The Loan, the Note and Prepayments.

                   2.01 Loan. Lender agrees, on the terms and conditions of this Agreement, to lend to Borrower and Borrower agrees to borrow from Lender, a loan (the "Loan") in Dollars during the period commencing on the Effective Date and ending on the applicable dates specified in Sections 2.03 and 2.04, in an aggregate principal amount not to exceed $50,000,000 in accordance with the terms and conditions of this Agreement. The Loan is not a revolving credit loan and Borrower shall not reborrow the amount of any amounts prepaid.

                   2.02 Borrowing. Borrower is irrevocably committed to borrow and shall be obligated to borrow $50,000,000 in accordance with, as applicable, Sections 2.03 and 2.04; provided, however, that Borrower shall not be required to borrow Tranche B if the sole reason for the failure to do so is Borrower's failure to obtain the Archon Required Amendments after otherwise complying with the terms of Section 9.37 below. Borrower shall give Lender a Notice of Borrowing for each borrowing as provided in Section 4.05. Not later than 1:00 p.m., New York City time, on the date specified for each borrowing, Lender shall disburse the amount of the Loan to be made by it on such date to, or upon the order of, Borrower. The Loan shall commence to bear interest on the date funds are disbursed by the Lender, including disbursements into escrow without regard to the date subsequently disbursed from such escrow. Loan proceeds shall be used only for Permitted Uses.

                   2.03 Tranche A. Borrower shall borrow the entire amount of Tranche A not later than ninety (90) days after the Effective Date. Borrower is obligated to borrow not less than $5,000,000 of Tranche A on the Effective Date and shall borrow the remainder of Tranche A in not more than two (2) draws.

                   2.04 Tranche B. Borrower shall not borrow Tranche B until Borrower has borrowed all of Tranche A and obtained the Archon Required Amendments as required by Section 9.37 below. If Borrower has obtained the Archon Required Amendments as required by Section 9.37, Borrower shall borrow the entire amount of Tranche B not later than one hundred eighty (180) days after the Effective Date in not more than two (2) draws.

                   2.05 Loan Fee. Borrower shall pay Lender a loan fee in the amount of $500,000 on the Effective Date.

                   2.06 Exit Fee. Borrower shall pay Lender an exit fee ("Exit Fee") as follows:

                   (a) In the event the Loan is paid in whole or, to the extent permitted, in part, before the second anniversary of the Effective Date, Borrower shall pay Lender an Exit Fee in an amount equal to two percent (2%) of the outstanding principal being paid;

                   (b) In the event the Loan is paid in whole or, to the extent permitted, in part, on or after the second anniversary of the Effective Date, and including on the Maturity Date, Borrower shall pay Lender an Exit Fee in an amount equal to three percent (3%) of the outstanding principal being paid; and

                   (c) In the event an Event of Default occurs and the Loan is accelerated, Borrower shall immediately pay Lender an Exit Fee in an amount equal to two percent (2%) of the outstanding principal balance if the Event of Default occurs prior to the second anniversary of the Effective Date and three percent (3%) of the outstanding principal balance if the Event of Default occurs on or after the second anniversary of the Effective Date.

                   2.07 Business Day.

         Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, or any time period relating to a payment to be made hereunder is stated to expire on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and the period will not expire until the next succeeding Business Day.

                   2.08 Note.

                   (a) Note. The Loan shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit A, dated the date hereof, payable to Lender in a principal amount equal to $50,000,000.

                   (b) Borrower's Loan Account. The balance on Lender's books and records shall be presumptive evidence (absent manifest error) of the amounts due and owing to Lender by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's obligation under the Loan Documents.

                   (c) Mutilated, Destroyed, Lost or Stolen Note. In case any Note shall become mutilated or defaced, or be destroyed, lost or stolen, Borrower shall, upon request from

         Lender, execute and deliver a new Note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the mutilated or defaced Note shall be surrendered to Borrower upon delivery to Lender of the new Note. In the case of any destroyed, lost or stolen Note, Lender shall furnish to Borrower, upon delivery to Lender of the new Note (i) evidence of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by Borrower to hold Borrower harmless.

                   2.09 Optional Prepayment. Borrower shall not have the right to prepay Loan in whole or in part, except that: (a) Borrower shall be permitted to prepay the Loan in its entirety, subject to Section 4.04, upon not less than 30 days' prior irrevocable notice and payment of all accrued and unpaid interest, (b) Borrower shall be permitted to prepay the Loan in part, subject to
Section 4.04, upon not less than thirty (30) days prior irrevocable notice pursuant to Section 2.10, (c) Borrower shall give Lender notice of any permitted prepayment, as provided in Section 4.05 (and, upon the date specified for such prepayment in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); and (d) each prepayment must be accompanied by payment of the applicable Exit Fee as specified in Section 2.06 and the amounts, if any, which may be required pursuant to Section 5.03.

                   2.10 Partial Prepayments in connection with Sale of Individual Pad Properties.

                   (a) Subject to Sections 2.06, 2.09 and 5.03, Borrower will be permitted to sell an Individual Pad Property and make a partial prepayment of the Loan in connection with such sale upon the following terms and conditions:

                        (i) No Default or Event of Default shall have occurred and be continuing;

                        (ii) Borrower shall prepay the Loan in an amount equal to the Release Price;

                        (iii) Borrower shall have paid all of Lender's costs and expenses (including the reasonable fees and expenses of all attorneys and other consultants retained by Lender) incurred in connection with Lender's review of such request for release (whether or not such request is approved) and in connection with the preparation, negotiation, execution and delivery of all documents, instruments and agreements relating thereto;

                        (iv) Borrower shall pay Lender the Exit Fee required to be paid and any other amounts payable pursuant to Section 5.03;

                        (v) The purchaser shall not be an Affiliate of Borrower;

                        (vi) Borrower shall have given Lender not less than 30 days' notice of the sale in question together with a copy of the proposed closing statement (and, at least 2 Business Days before the closing of the sale in question, Borrower shall deliver to Lender, a copy of the final closing statement, purchase contract and title company disbursement statement certified as true, correct and complete by an authorized representative of Borrower with knowledge of the sale in question);

                        (vii) Borrower shall pay all accrued and unpaid interest allocable to the principal prepaid; and

                        (viii) Borrower shall provide Lender with a certificate
                   of a Financial Officer on the applicable closing date that the sale and partial prepayment in question complied with
                   Section 2.10.

         Section 3.     Payments of Principal and Interest.

                   3.01 Repayment of Loan. Unless previously accelerated as permitted by the Loan Documents, the outstanding principal balance of the Loan, all accrued and unpaid interest thereon and all other sums owing to Lender pursuant to the Loan Documents, shall be due and payable on the Initial Maturity Date. Notwithstanding the foregoing, at Borrower's election if the Extension Conditions are satisfied prior to the Initial Maturity Date, such maturity of the Loan shall be extended for an additional one year period to the First Extended Maturity Date, and, also at Borrower's election, if the Extension Conditions are further satisfied prior to the First Extended Maturity Date, the maturity of the Loan shall be further extended for an additional one year period to the Second Extended Maturity Date.

                   3.02 Interest.

                   (a) Borrower hereby promises to pay Lender interest on the unpaid principal amount of the Loan for the period from and including the date of an advance of the Loan (including the date Loan proceeds are disbursed to escrow regardless of the date subsequently disbursed) to but excluding the date such Loan shall be paid in full, at the applicable Eurodollar Base Rate plus the Applicable Margin except at such times as the Post-Default Rate applies thereto as set forth in subsection (b) below.

                   (b) Notwithstanding the foregoing, Borrower hereby promises to pay to Lender interest at the Post-Default Rate

                             (x) on any principal of the Loan and on any other
                        amount payable by Borrower hereunder or under the Note or other Loan Documents to or for the account of Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full; and

                             (y) during any period when any Event of Default
                        shall have occurred and for so long as such Event of Default shall be continuing.


                                     xxvii

                   (c) Accrued interest shall be payable in arrears (i) monthly on the tenth (10th) day of each month and (ii) upon the payment or prepayment but only on the principal amount so paid or prepaid, except that if interest becomes payable at the Post-Default Rate, such interest shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein Lender shall give notice thereof to Borrower.

         Section 4.     Payments; Pro Rata Treatment; Computations; Etc.

                   4.01 Payments.

                   (a) Payments by Borrower. Except to the extent otherwise provided herein, all payments of principal, interest, and other amounts to be made by Borrower under this Agreement, the Note, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Lender at an account maintained by Lender not later than 11:00 A.M., New York City time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
         Day).

                   (b) Lender May Set Off. Lender may debit the amount of any such payment that is not made by such time to any account of Borrower with Lender (with notice to Borrower), provided that Lender's failure to give such notice shall not affect the validity thereof.

                   (c) Application of Payments. So long as no Event of Default then exists, payments of principal and interest shall be allocated between the Tranches pro rata in accordance with the principal balance of each Tranche immediately prior to the making of the payment. If an Event of Default has occurred and is continuing, Lender may apply such payments in such manner as it may determine to be appropriate.

                   (d) Extension to Next Business Day. If the due date of any payment under this Agreement or any Loan Document would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                   4.02 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the Maximum Legal Rate in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgages and the other Loan Documents to the extent permitted by applicable law.

                   4.03 Computations. Interest shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but, excluding the last day) occurring in the period for which payable.


                                     xxviii

                   4.04 Minimum Amounts. Except for mandatory prepayments made pursuant to Section 2.10, each borrowing and each prepayment shall be in an aggregate amount equal to $5,000,000 or a larger integer multiples of $1,000,000. The foregoing multiples shall not apply to any prepayment of 100% of the outstanding Loan.

                   4.05 Certain Notices. Notices by Borrower to Lender of borrowings, and prepayments, and of the duration of Interest Periods shall be irrevocable and shall be effective only if received in writing by Lender not later than 10:30 a.m., New York City time, on the number of days prior to the date of the relevant borrowing, prepayment, or first day of relevant Interest Period specified below:

                                                                    Number of
             Notice for                                             Days Prior
             ----------                                            ----------
             Borrowing of Tranche A                              5 Business Days

             Borrowing of Tranche B                                     60

             Changes in duration of Interest Period for
             Eurodollar Base Rate                                2 Business Days

             Prepayment                                                 30

         Each such Notice of Borrowing or prepayment shall specify, as applicable, the date on which amount to be borrowed or prepaid is to occur (which shall be a Business Day). In the event that Borrower fails to timely select the duration of any Interest Period, the Interest Period commencing immediately after the end of the then current Interest Period shall be a one-month Interest Period. Notwithstanding the foregoing, if an Event of Default shall occur, then, the next Interest Period (and every Interest Period thereafter, without implying a waiver of any Event of Default) shall, commencing on the first day of the immediately following Interest Period, be a one-month Interest Period.

                   4.06 Selection of Interest Period. Subject to Section 4.05, Borrower shall be entitled to select the Interest Period except that the Interest Period commencing on the Effective Date shall be a one-month Interest Period. Each selection of an Interest Period must be timely received by Lender as provided in Section 4.05.

                   4.07 Sharing of Payments, Etc.

                   (a) Right of Set-off. Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim Lender may otherwise have, Lender shall be entitled, at Lender's option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by Lender for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of the Loan or any other amount payable to Lender hereunder, that is not paid by the due date and the expiration of any applicable cure period (regardless of whether such deposit or other indebtedness is then due to such Obligor), in which case Lender shall promptly notify such Obligor thereof, provided that Lender's failure to give such notice shall not affect the validity thereof.

                   (b) Rights of Lender; Bankruptcy. Nothing contained herein shall require Lender to exercise any such right or shall affect the right of Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor.

         Section 5.     Yield Protection, Etc.

                   5.01 Limitation on Eurodollar Base Rate. Anything herein to the contrary notwithstanding, if:

                   (a) Lender determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the Eurodollar Base Rate as provided herein; or

                   (b) Lender determines, which determination shall be conclusive, that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 upon the basis of which the rate of interest for Loan for such Interest Period is to be determined are not likely adequately to cover the cost to Lender of making or maintaining Loan for the applicable Interest Period at the Eurodollar Base Rate;

then Lender shall give Borrower prompt notice thereof and, so long as such condition remains in effect, the Loan shall bear interest with the Eurodollar Base Rate being deemed to be the Base Rate.

                   5.02 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Loan to bear interest at the Eurodollar Base Rate, then Lender shall promptly notify Borrower thereof and the Loan shall bear interest with the Eurodollar Base Rate being deemed to be the Base Rate during such period of illegality.

                   5.03 Compensation. Borrower shall pay to Lender upon the request of Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of Lender) to compensate it for any loss, cost or expense that Lender determines is attributable to:

                   (a) any change in an Interest Period by reason of the existence of an Event of Default, any prepayment or conversion from the Eurodollar Base Rate to the Base Rate for any reason (including the acceleration of the Loan pursuant to Section 10) on a date other than the last day of the applicable Interest Period; or

                   (b) any failure by Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 to be satisfied) to borrow

         Loan proceeds on the date for such borrowing specified in the relevant Notice of Borrowing given pursuant to Section 2.02 hereof.

         Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so prepaid, converted or not borrowed for the period from the date of such prepayment, conversion or failure to borrow to the last day of the then current Interest Period at the applicable rate of interest for the Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a Eurodollar Base Rate per annum equal to the Eurodollar Base Rate that would have been in effect for a one-month Interest Period commencing on the date of the prepayment, conversion or failure to borrow in question. A certificate of Lender setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error.

         Section 6.     Guarantee.

                   6.01 The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to Lender and its respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loan made by Lender to, and the Note held by Lender of, Borrower and all other amounts from time to time owing to Lender by Borrower or any other Obligor under this Agreement, the Note and any of the other Loan Documents, in each case strictly in accordance with the terms hereof or thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                   6.02 Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 6.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement, the Note or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

                        (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                        (ii) any the acts mentioned in any of the provisions of this Agreement or the Note or any other agreement or instrument referred to herein or therein shall be done or omitted;

                        (iii) the maturity of any of the Guaranteed Obligations
                   shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Note or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                        (iv) any lien or security interest granted to, or in favor of, Lender as security for any of the Guaranteed Obligations shall fail to be perfected.

         The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Lender exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Note or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                   6.03 Reinstatement. The obligations of the Subsidiary Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                   6.04 Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the indefeasible payment and satisfaction in full of all Guaranteed Obligations they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 6.01, whether by subrogation or otherwise, against Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                   6.05 Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and Lender, the obligations of Borrower under this Agreement, the Note and the other Loan Documents may be declared to be forthwith due and



                                     xxxii
payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 10) for purposes of Section 6.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 6.01.

                   6.06 Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that Lender, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motions and/or actions under New York CPLR Section 3213.

                   6.07 Continuing Guarantee. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                   6.08 Rights of Contribution. The Subsidiary Guarantors and Borrower hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor and Borrower shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's or Borrower's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor and Borrower to any Excess Funding Guarantor under this Section 6.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of (a) such Subsidiary Guarantor under the other provisions of this Section 6 and (b) Borrower under the Loan Documents, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

         For purposes of this Section 6.08, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations,
(ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of Borrower and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the



                                     xxxiii
obligations of Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of Borrower and all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Closing Date, as of the Closing Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

                   6.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 6.01 would otherwise, taking into account the provisions of Section 6.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, Lender, or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                   6.10 California Waivers.

                   (a) Each Subsidiary Guarantor's liability hereunder is a guaranty of payment and performance and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of any of the provisions of the Loan Documents, and each Subsidiary Guarantor hereby waives any and all rights, defenses and benefits under the California Code of Civil Procedure ("CC") Section 2810 and agrees that by doing so such Subsidiary Guarantor is liable even if Borrower had no liability at the time of execution of the Loan Documents or thereafter ceases to be liable. Each Subsidiary Guarantor hereby waives any and all rights, defenses and benefits under CC Section 2809 and agrees that each Subsidiary Guarantor's obligations under this Guaranty are independent of the obligations of Borrower. Each Subsidiary Guarantor hereby waives any and all rights, defenses and benefits such Subsidiary Guarantor may now or hereafter have, under CC Section 2815 or otherwise, to revoke this guaranty. Each Subsidiary Guarantor further hereby waives any and all rights, defenses and benefits that such Subsidiary Guarantor may now or hereafter have, under CC Section 2819, 2825 or otherwise, arising out of any release or discharge of Borrower, in whole or in part, from Borrower's liabilities and/or obligations under the Loan Documents.

                   (b) Each Subsidiary Guarantor hereby waives any and all rights, defenses and benefits under CC Section 2845, 2849 and 2850, including, without limitation, the right to require Lender to (a) proceed against any other guarantor, (b) proceed against or exhaust any security or collateral Lender may hold, or (c) pursue any other right or remedy for such Subsidiary Guarantor's benefit, and agrees that Lender may proceed against each Subsidiary Guarantor for the Guaranteed Obligations without taking any action against any other guarantor and without proceeding against or exhausting any security or collateral Lender holds. Each Subsidiary Guarantor agrees that Lender may unqualifiedly exercise in its sole discretion any or all rights and remedies available to it against any other guarantor without impairing Lender's rights and remedies in enforcing



                                     xxxiv
         this guaranty, under which each Subsidiary Guarantor's liabilities shall remain independent and unconditional. Each Subsidiary Guarantor agrees that Lender's exercise of certain of such rights or remedies may affect or eliminate such Subsidiary Guarantor's right of subrogation or recovery against Borrower and that each Subsidiary Guarantor may incur a partially or totally nonreimbursable liability under this guaranty.

                   (c) Each Subsidiary Guarantor hereby waives all rights, defenses and benefits under CC Sections 2847, 2848 and 2849 and agrees that it shall have no right of subrogation or reimbursement against Borrower, and no right of subrogation against any collateral or security provided for in the Loan Documents and no right of contribution against any other guarantor. To the extent each Subsidiary Guarantor's waiver of these rights of subrogation, reimbursement or contribution as set forth herein are found by a court of competent jurisdiction to be void or voidable for any reason, each Subsidiary Guarantor agrees that its rights of subrogation and reimbursement against Borrower and such Subsidiary Guarantor's right of subrogation against any collateral or security shall be junior and subordinate to Lender's rights against Borrower and to Lender's right, title and interest in such collateral or security, and each Subsidiary Guarantor's right of contribution against any other guarantor shall be junior and subordinate to Lender's rights against such other guarantor.

                   (d) Without limitation, each Subsidiary Guarantor hereby waives any and all of its rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to each Subsidiary Guarantor by reason of any of the following: Sections 2787 through 2855 of the California Civil Code. Without limitation, each Subsidiary Guarantor waives all rights and defenses that such Subsidiary Guarantor may have because the Borrower's debt to Lender is secured by real property. This means, among other things:

                        (i) Lender may collect from each Subsidiary Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower; and

                        (ii) If Lender forecloses on any real property
                   collateral pledged by Borrower:

                             (A) the amount of the debt of Borrower to Lender
may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

                             (B) Lender may collect from each Subsidiary
Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right any Subsidiary Guarantor may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses each Subsidiary Guarantor may have because the Borrower's debt to Lender is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the Code of Civil Procedure.

         Section 7.     Conditions.

                   7.01 Effective Date. The obligation of Lender to make the initial disbursement of the Loan is subject to (i) the satisfaction, immediately prior to or concurrent with the Effective Date of the following conditions precedent and (ii) Lender having received the following documents, each of which shall be satisfactory to Lender in form and substance:

                   (a) Agreement. From each party to this Agreement, a duly executed counterpart of this Agreement.

                   (b) Opinions of Counsel to the Obligors. Lender shall have received opinions of Obligor's counsel with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their sole discretion.

                   (c) Organizational Documents. With respect to each of the Obligors and the Securitized Property Owner, its declaration of trust or certificate of incorporation (or equivalent organizational document), as applicable, as filed with the Secretary of State in the respective jurisdiction of organization and in effect on the Effective Date and certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than 10 days prior to the Effective Date, together with a good standing certificate (or the equivalent thereof) for (i) each such entity from the applicable Secretary of State for the state in which it was organized, and (ii) with respect to the Obligors and the Securitized Property Owner, each state in which the respective Obligor or Securitized Property Owner owns or ground leases an Initial Property.

                   (d) Certified Resolutions, etc. A certificate of the secretary or assistant secretary of each Obligor dated the Effective Date, certifying (i) the names and true signatures of its incumbent officers authorized to sign the applicable Loan Documents or other documents required by Lender, (ii) the declaration of trust, by-laws or equivalent organizational documents, as the case may be, as in effect on the Effective Date and (iii) the resolutions of the board of trustees, directors or members, as the case may be, of each Obligor approving and authorizing the execution, delivery and performance of all Loan Documents or other documents required by Lender.

                   (e) Officer's Certificate. A certificate of the President or a Financial Officer of Borrower, dated the Effective Date, confirming compliance with the conditions set forth in the lettered clauses (a) and (b) of the first sentence of Section 7.02.

                   (f)  Note. The Note, duly completed and executed by Borrower.

                   (g) Insurance. Evidence of insurance issued on behalf of Borrower, another Obligor, the tenant under any Qualified Lease, evidencing the existence of all insurance required to be maintained by Borrower pursuant to this Agreement, such evidence to be in such form and contain such information as is specified in this Agreement. In addition, Borrower shall have delivered a certificate of a Financial Officer of Borrower setting



                                     xxxvi
         forth the insurance obtained by it in accordance with the requirements of this Agreement and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

                   (h) Loan Documents. The following Loan Documents: (i) Mortgages on the Megaplex Properties; (ii) the Assignments of Leases on the Megaplex Properties; (iii) the Pledge Agreement; and (iv) Cash Management Agreement.

                   (i) Financial Statements. Lender shall have received such financial statements of Borrower (pro forma) as it shall deem necessary, in each case satisfactory to Lender.

                   (j) Mortgages, Assignments of Leases. Lender shall have received evidence that counterparts of the Mortgages and Assignments of Leases have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording a valid and enforceable Lien upon each of the Initial Megaplex Properties, with first priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances.

                   (k) Title Insurance. Lender shall have received title insurance policies issued by a title company acceptable to Lender and dated as of the Effective Date, with reinsurance and direct access agreements acceptable to Lender. Such title insurance policies shall
         (i) provide coverage in amounts satisfactory to Lender, (ii) insure Lender that the relevant Mortgages create a valid first priority lien on the Individual Megaplex Properties encumbered thereby, including on the fee (ground lessor's fee interest) for the Woodridge, Illinois location, of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The title insurance policies shall be assignable. Lender also shall have received evidence that all premiums in respect of such title insurance policies have been paid. Lender shall also receive (1) copies of EPT DownREIT Inc.'s owner's title insurance policies insuring the Initial Pad Properties certified true, complete, correct, and without notice of claim or defense by a Financial Officer of Megaplex Owner, and (2) copies of Securitized Property Owner's owner's title insurance policies insuring the Initial Securitized Properties certified true, complete, correct, and without notices of claim or defense by a Financial Officer of Archon SPE Holdings.

                   (l) Survey. Lender shall have received a current title survey for each Individual Megaplex Property, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender. Additionally, Lender shall have received copies of the most recently available survey for each of the Initial Pad Properties.

                   (m) Environmental Reports and Engineering Reports. Lender shall have received a Phase I Environmental Report (and, if recommended by the Phase I




                                     xxxvii
         environmental report, a Phase II environmental report) and Engineering Report in respect of each of the Initial Megaplex Properties and, to the extent available, Initial Pad Properties, in each case satisfactory in form and substance to Lender.

                   (n) Zoning. With respect to each Initial Megaplex Property, Lender shall have received, at Lender's option, either (i) (A) letters or other evidence with respect to each Megaplex Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, or (B) an ALTA 3.1 zoning endorsement for the applicable Title Insurance Policy or (ii) a zoning opinion letter, in each case in substance reasonably satisfactory to Lender.

                   (o) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Lien as of the Effective Date with respect to each Mortgage on the applicable Initial Megaplex Properties, subject only to applicable Permitted Encumbrances and such other liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

                   (p) Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall be in form and substance satisfactory to Lender, and shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

                   (q) Budgets. Borrower shall have delivered the Annual Budget for the Initial Megaplex Properties and Initial Pad Properties current Fiscal Year.

                   (r) Basic Carrying Costs. Borrower shall have paid, or shall have caused the tenants of Qualified Leases to have paid, all (a) insurance premiums for current periods relating to the Initial Megaplex Properties and Initial Pad Properties, (b) currently due taxes (including any in arrears) relating to the Initial Megaplex Properties and Initial Pad Properties, and (c) currently due other charges relating to the Initial Megaplex Properties and Initial Pad Properties, which amounts shall be funded with proceeds of the Loan.

                   (s) Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

                   (t) Payments. All payments, deposits or escrows required to be made or established by Borrower or the other Obligors under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

                   (u) Ground Lessor Estoppels. Lender shall have received an executed ground lessor estoppel letter, which shall be in form and substance satisfactory to the Lender,




                                    xxxviii
         from each of the ground lessors under the Qualified Ground Leases pertaining to the Initial Megaplex Properties.

                   (v) Tenant Estoppels. Lender shall have received an executed tenant estoppel letter, which shall be in form and substance satisfactory to Lender, from each tenant under Qualified Leases of the Initial Megaplex Properties (specifically excluding the tenant at the Woodridge property) and all guarantors of such leases.

                   (w) Transaction Costs. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Engineering Reports, Environmental Reports, and other reports, the fees and costs of Lender's counsel and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.

                   (x) Material Adverse Change. There shall have been no material adverse change in the financial condition or business condition of any Obligor, any tenant (specifically excluding the tenant at the Woodridge property) under a Qualified Lease, any parent, principal or guarantor of any tenant under a Qualified Lease since the date of the most recent financial statements delivered to Lender. The income and expenses of the Initial Properties, the occupancy leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change since the date of the most recent financial statements delivered to Lender. None of Borrower, its constituent Persons, or any Obligor shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

                   (y) Leases and Rent Roll. Lender shall have received copies of all tenant leases, certified copies of the leases of the Individual Owned Properties and certified copies of all ground leases of the Individual Owned Properties. Lender shall have received a current certified rent roll of the Individual Owned Properties, reasonably satisfactory in form and substance to Lender.

                   (z) Subordination and Attornment. Lender shall have received appropriate instruments acceptable to Lender subordinating all of the Qualified Leases affecting the Megaplex Properties (specifically excluding the tenant at the Woodridge property) to the Mortgages on the Megaplex Properties. Lender shall have received an agreement to attorn to Lender satisfactory to Lender from any tenant under a Qualified Lease that does not provide for such attornment by its terms.

                   (aa) Tax Lot. Lender shall have received evidence that each Individual Owned Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

                   (bb) Engineering Reports. Lender shall have received Engineering Reports with respect to each Individual Owned Property, which reports shall be satisfactory in form and substance to Lender and the Rating Agencies.



                                     xxxix

                   (cc) Inventory. Lender shall have received a complete inventory, if any, of the fixtures and equipment present at each Individual Megaplex Property or used in connection with each Individual Megaplex Property, indicating the owner of each item and its location (if other than on the site of the related Individual Megaplex Property); provided, however, that such information with respect to fixtures and equipment owned, leased or otherwise supplied by the related tenant shall only be required to the extent such information has been made available to Borrower or any of its Affiliates.

                   (dd) [INTENTIONALLY OMITTED]

                   (ee) Cash Management Agreement. Lender shall have received evidence that all accounts have been set up as required by the Cash Management Agreement.

                   (ff) Certificates of Occupancy. Copies of certificates of occupancy (certified by a Financial Officer of Megaplex Owner) covering each of the Initial Megaplex Properties and Initial Pad Properties.

                   (gg) Purchase Options. Copies of Ground Leases containing the purchase options for the fee owner's interest in the properties encumbered by the Ground Leases, and all agreements related thereto, certified true, correct, complete and without default by a Financial Officer of Megaplex Owner.

                   (hh) Solvency. A certificate of a Financial Officer of Borrower, to the effect that after giving effect to the borrowings hereunder, none of Borrower and its Subsidiaries (on a consolidated basis) is insolvent or will be left with unreasonably small capital with which to engage in its business or will have incurred debts beyond its ability to pay such debts as they mature, together with a pro forma balance sheet evidencing the same.

                   (ii) Checklist Items. All other deliveries, without duplication, set forth on the closing checklist attached hereto as Exhibit H.

                   7.02 Initial and Subsequent Extensions of Credit. The obligation of Lender to advance any proceeds of the Loan, which advance, at Lender's election, may be required to be made through an escrow with a title insurance company, is subject to the further satisfaction of the following conditions precedent (both immediately prior to the making of such advance and also after giving effect thereto and to the intended use thereof), each of which shall be satisfactory to Lender:

                   (a) the representations and warranties made by Borrower in the Loan Documents and by each Obligor in each of the Loan Documents to which it is a party shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

                   (b) no Default or Event of Default shall have occurred and be continuing;


                                       xl

                   (c) Lender shall have received a Notice of Borrowing pursuant to Section 4.05 in the case of a requested Loan disbursement;

                   (d) Lender shall have received a completed Borrowing Certificate signed by a Financial Officer setting forth computations evidencing compliance with the covenants contained in Sections 9.07, 9.08, 9.09, 9.10, and 9.11;

                   (e) Lender shall have received a certificate from the Financial Officer that (i) there has been no material adverse change in the financial condition or business condition of any Obligor, any tenant (specifically excluding the tenant at the Woodridge property) under a Qualified Lease, any parent, principal or guarantor of any tenant under a Qualified Lease since the date of the most recent financial statements delivered to Lender and (ii) after giving effect to the advance of the Loan proceeds and transactions related thereto shall not have a material adverse effect on any of the foregoing; and

                   (f) On or before the second advance of any proceeds of the Loan, Borrower shall have presented a plan acceptable to Lender in its reasonable discretion (a "Woodridge FF&E Plan") as to how to have adequate furniture, fixtures and equipment to operate the property at the Woodridge location (which was the property under the Loews Lease) for a tenant or operator to enter into a Qualified Lease to operate such property as a reasonably comparable theater property and consistent with the other Megaplex Properties. The parties acknowledge such plan may include or be based upon a settlement relating to the Loews Lease or may require funds to be escrowed for such expenses.

         Each Notice of Borrowing shall constitute a certification by Borrower to the effect set forth in clauses (a) and (b) in the preceding sentence (both as of the date of such notice or request and, unless Borrower otherwise notifies Lender in writing prior to the date of such borrowing, as of the date of such borrowing).

                   7.03 Addition of Eligible Properties. Borrower's right to borrow Loan proceeds to fund costs of Megaplex Owner acquiring any additional Real Estate Properties is subject to (i) the condition precedent that Lender has received a Notice of Borrowing as required by Section 4.05 and Borrower classify such Real Estate Property in a written notice to Lender as either a Pad Property or Multiplex Property for purposes of this Agreement, which classification must be acceptable to Lender (and following such acquisition such property shall thereafter be included in the definition of Pad Property or Multiplex Property, as approved by Lender), and (ii) the requirement that Lender receive the following, as applicable, within the time periods below:

                   (a) If the Real Estate Property being acquired will be, upon acquisition, or is thereafter intended to be subject to a loan secured by a first priority mortgage or deed of trust (each such Real Estate Property is herein called a "Prior Encumbered Parcel"), then:

                        (1) Borrower shall cause Megaplex Owner to form a new
                   wholly owned, single purpose subsidiary in form reasonably satisfactory to Lender (each a "Megaplex SPE"); and


                                      xli

                        (2) Borrower shall cause Megaplex Owner to pledge and
                   grant a security interest to Lender in and to all of the outstanding stock, partnership interests, or membership interests, as the case may be, which Megaplex Owner owns in such single purpose subsidiary, which pledge and security agreement and related documents shall be in form acceptable to Lender and be fully executed and delivered prior to the acquisition of such Prior Encumbered Parcel; and

                        (3) Once the conditions in (a)(1) and (a)(2) above are
                   satisfied, the applicable Megaplex SPE can acquire the Prior Encumbered Parcel; and

                        (4) Within 30 days following the acquisition by such
                   Megaplex SPE of the Prior Encumbered Parcel, Borrower shall cause Megaplex Owner to deliver to Lender a copy, certified by a Financial Officer to be true, complete, and correct, of the closing binder(s) relating to the acquisition, leasing, and financing of such Prior Encumbered Parcel, such closing binders to contain, at a minimum, copies of the owner's title insurance policy, survey, applicable lease, financing documents, and such other documents and instruments as Lender may reasonably request.

                   (b) If the Real Estate Property being acquired will not be a Prior Encumbered Parcel (each such Real Estate Property is herein called an "Unencumbered Parcel") and such Unencumbered Parcel will not be subject to a lease, then Borrower shall cause Megaplex Owner to acquire such Unencumbered Parcel directly in Megaplex Owner's name and deliver to Lender such information related thereto as Lender may reasonably request.

                   (c) If the Real Estate Property being acquired is an Unencumbered Parcel which will be subject to a lease, then (1) only if the Real Estate Property is a Megaplex Property then such lease must be a Qualified Lease, (2) such Unencumbered Parcel shall be acquired directly in Megaplex Owner's name, and (3) upon such acquisition, or within five (5) business days following such acquisition, Borrower shall cause Megaplex Owner to grant a mortgage or deed of trust, in form and amount acceptable to Lender, to be recorded in Lender's favor against such Unencumbered Parcel and deliver evidence thereof, together with a copy of the owner's title insurance policy and survey for such Unencumbered Parcel to Lender (all within such five (5) business day period), together with such other information relating thereto as Lender may reasonably request.

                   7.04 Cap Agreement and Assignment of Cap Agreement.

                   (a) As used herein, an "Advance Date" means any date when Lender advances proceeds of the Loan to or for the benefit of Borrower, including the initial advance of Loan proceeds on the Effective Date.

                   (b) Except to the extent provided pursuant to Section 7.04(c) below, within 45 days following each Advance Date, Borrower shall provide Lender with evidence that a Cap Agreement on a notional amount equal to fifty percent (50.0%) of the principal xlii
         amount of the Loan outstanding (as of the Advance Date to which it relates) is in effect, fully paid for and assigned by an Assignment of Cap Agreement in favor of Lender.

                   (c) At any time throughout the term of the Loan, if Lender provides Borrower with written notice that (i) Lender intends to enter into a Securitization (as defined in Section 12.07) and (ii) demands that Borrower provide Lender within such time period as Lender requests, but in no event less than thirty (30) days following such notice, with evidence that a Cap Agreement on a notional amount equal to one hundred percent (100.0%) of the principal amount of Loan outstanding (as of the date of such notice and thereafter increasing either prior to or contemporaneously with any future Advance Date) is in effect, fully paid for and assigned by an Assignment of Cap Agreement in favor of Lender, Borrower shall comply with such demand, in accordance with its terms and this Agreement.

                   (d) If Borrower fails to timely provide any Cap Agreement or Assignment of Cap Agreement as required by this Agreement, Lender shall have the right, but not the obligation, to purchase (in the name of Borrower or Lender) the required Cap Agreement and cause it to be assigned for Lender's benefit pursuant to an Assignment of Cap Agreement, to the extent applicable, and pay for or be reimbursed, as applicable, for the costs and expenses related thereto out of cash otherwise distributable to Borrower under the Cash Management Agreement, prior to any payments being made to Borrower thereunder. Borrower hereby consents to and directs that such payments be made prior to any distributions being made to Borrower.

         Section 8. Representations and Warranties. Borrower represents and warrants, and, as applicable, covenants, to the Lender that:

                   8.01 Organization; Powers.

                   (a) Borrower (i) is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland; (ii) has all requisite real estate investment trust power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

                   (b) Each of Borrower's Subsidiaries: (i) is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and
         (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.



                                     xliii

                   (c) Borrower's U.S. taxpayer identification number is 43-1790877. Megaplex Owner's U.S. taxpayer identification number is 43-192287.

                   (d) Borrower's and each other Obligors' chief executive office and principal place of business is Union Station, 30 Pershing Road, Suite 201, Kansas City, Missouri 64108; and none of the Obligors has had no other chief executive office or principal place of business other than Union Station, 30 Pershing Road, Suite 201, Kansas City, Missouri 64108.

                   (e) No Obligor has used, or uses, any trade name or fictitious name.

                   (f) The organizational chart for Borrower and all Subsidiaries attached hereto as Schedule 8.01(f) is true, complete and correct.

                   8.02 Authorization; Enforceability. Each Obligor has all necessary real estate investment trust, corporate, partnership, limited liability company or other organizational, as applicable, power, authority and legal right, to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or other organizational, as applicable, action on its part (including any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Loan Documents when executed and delivered (in the case of the Note, for value) by such Obligor, as applicable, will constitute, each of their legal, valid and binding obligation, enforceable against each Obligor, as applicable, in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                   8.03 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of this Agreement or any of the other Loan Documents to which each is a party or for the legality, validity or enforceability hereof or thereof.

                   8.04 No Breach. None of the execution and delivery of this Agreement and the other Loan Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the declaration of trust or by-laws (or equivalent organizational documents) of any Obligor or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, or any agreement or instrument to which any Obligor is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any Property of any Obligor pursuant to the terms of any such agreement or instrument.



                                      xliv

                   8.05 Financial Condition; No Material Adverse Change.

                   (a) Financial Condition. Borrower has heretofore furnished to Lender Borrower's most recent audited consolidated financial statements and (ii) a pro forma balance sheet, giving effect to the transactions occurring on the Effective Date. Such audited statements and pro forma balance sheet are complete and correct and fairly present the actual, as the case may be, consolidated financial condition of Borrower as of the dates thereof. None of Borrower and its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in such statements and balance sheet as at such date.

                   (b) No Material Adverse Change-Borrower. Since December 31, 2000, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of Borrower and its Subsidiaries from that set forth in the balance sheets and financial statements as at such date referred to in clause
         (a) of this Section 8.05.

                   8.06 Properties.

                   (a) Property Generally. Each Obligor owns and has on the date hereof, and will own and have on the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date), good and marketable title or leasehold title (subject only to Permitted Liens) to its Properties, including good and marketable fee simple title or leasehold title (pursuant to a Qualified Ground Lease) to its respective Properties, subject in each case only to Permitted Liens on the Effective Date. Megaplex Owner has good and marketable title to the Initial Megaplex Properties and the Initial Pad Properties. Borrower is the sole owner of all of the issued and outstanding stock in Megaplex Owner. Securitized Property Owner has good and marketable title to the Initial Securitized Properties. Archon SPE Holdings is the sole owner of all of the issued and outstanding stock in Securitized Property Owner. Megaplex Owner is the sole shareholder in Archon SPE Holdings.

                   (b) Intellectual Property. Each of Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                   8.07 Litigation. Except as disclosed in Schedule 8.07 hereto and with respect to the Lease Agreement originally between Catellus Development Corporation, as landlord, and Loews Gurnee Mills Cinemas, Inc., as tenant dated 7-7-97 (as heretofore assigned and amended the "Loews Lease"), there are no legal or arbitral proceedings, or any proceedings by or before any Governmental Authority or regulatory authority or agency, now pending or (to the xlv
knowledge of Borrower) threatened against Borrower or any of its Subsidiaries that, if adversely determined, could (either individually or in the aggregate) have a Material Adverse Effect.

                   8.08 Environmental Matters. Each of Borrower and its Subsidiaries or, as applicable, the tenant under a Qualified Lease, has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of Borrower, its Subsidiaries and (to the best of Borrower's knowledge) the Properties are in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect. In addition, except as set forth in Schedule 8.08:

                   (a) No Pending Environmental Matters. No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any Governmental Authority or other entity with respect to any alleged failure by Borrower, any of its Subsidiaries or, to the best of Borrower's knowledge, any lessee of a Real Estate Property to have any environmental permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of Borrower or any of its Subsidiaries or the Real Estate Properties leased by any such lessee, or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by Borrower, any of its Subsidiaries or, to Borrower's best knowledge, any such lessee in connection with any Real Estate Property.

                   (b) No Permits Required; Certain Specific Representations. None of Borrower, any of its Subsidiaries or, to the best of Borrower's knowledge, any lessee of a Real Estate Property (in the case of such lessee with respect to such Real Estate Property only) owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute, and to the best of Borrower's knowledge:

                        (i) no polychlorinated biphenyls (PCB's) are or have been present at any site or facility now or previously owned, operated or leased by Borrower or any of its Subsidiaries;

                        (ii) no asbestos or asbestos-containing materials is or has been present at any site or facility now or previously owned, operated or leased by Borrower or any of its Subsidiaries;



                                      xlvi

                        (iii) there are no underground storage tanks or surface
                   impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by Borrower or any of its Subsidiaries;

                        (iv) no Hazardous Materials have been Released by Borrower, or to the best of Borrower's knowledge, any other Person at, on or under any site or facility owned, operated or leased by Borrower or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

                        (v) no Hazardous Materials have been otherwise Released by Borrower or, to the best of Borrower's knowledge, any other Person at, on or under any site or facility owned, operated or leased by Borrower or any of its Subsidiaries that would (either individually or in the aggregate) have a Material Adverse Effect.

                   (c) No Hazardous Material Transported to NPL Sites. Neither Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R.
         Section 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against Borrower or any of its Subsidiaries.

                   (d) No Other Locations. No Hazardous Material generated by Borrower or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by Borrower or any of its Subsidiaries at any location.

                   (e) No Notifications or Listings. No written notification of a Release of a Hazardous Material has been filed by or on behalf of Borrower or any of its Subsidiaries and, to the best of Borrower's knowledge, no site or facility now or previously owned, operated or leased by Borrower or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

                   (f) No Liens or Restrictions. To the best of Borrower's knowledge, no Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by Borrower or any of its Subsidiaries and no Governmental Authority action has been taken or is in process that could subject any such site or facility to such Liens and none of Borrower or any of its Subsidiaries has been required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.



                                     xlvii

                   (g) Full Disclosure. All environmental investigations, studies, audits, tests, reviews or other analyses that are in the possession of Borrower, any of its Subsidiaries or any of its Partially-Owned Entities in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by Borrower or any of its Subsidiaries have been made available to Lender.

                   8.09 Compliance with Laws and Agreements. Each of Borrower, its Subsidiaries and, to Borrower's best knowledge, the Properties is in compliance with all laws, regulations and orders of any Governmental Authority or regulatory authority or agency applicable to it or its Property and all indentures, agreements and other instruments binding upon it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                   8.10 Investment Company Act. Neither Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                   8.11 Public Utility Holding Company Act. Neither Borrower nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                   8.12 Taxes. Borrower and its Subsidiaries have filed all Federal income tax returns and all other tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by Borrower or any of its Subsidiaries. The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Borrower, adequate. Borrower has not given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, local and foreign taxes or other impositions. All of the Borrower's Subsidiaries are qualified REIT subsidiaries (as defined in the Code) and are not subject to state or federal income or analogous taxes.

                   8.13 ERISA. Each Plan, and, to the knowledge of Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no ERISA Event has occurred and is continuing as to which Borrower would be under an obligation to furnish a report to Lender under Section 9.02(c).

                   8.14 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules, furnished in writing by or on behalf of Obligors to Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Lender acknowledges that Borrower has relied on information furnished by tenants under Qualified Leases ("Tenant Information") for which Borrower does not represent the accuracy of such Tenant Information and Borrower has no knowledge that such xlviii

Tenant Information is incorrect. All written information furnished after the date hereof by Borrower and its Subsidiaries to Lender in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. With respect to any projections furnished to Lender, Borrower represents and warrants only that the assumptions relating to such projections are reasonable. There is no fact known to Borrower that could have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender for use in connection with the transactions contemplated hereby or thereby.

                   8.15 Use of Credit. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

                   8.16 Material Agreements and Liens.

                   (a) Material Agreements. Except for the transactions contemplated by this Agreement, Schedule 8.16(a) is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guaranteed by, Borrower or any of its Subsidiaries outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Effective Date) will be outstanding on the Effective Date, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Schedule 8.16(a).

                   (b) Liens. Except for the transactions contemplated by this Agreement, Schedule 8.16(b) is a complete and correct list of each Lien securing Indebtedness of Borrower or any of its Subsidiaries outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Effective Date) will be outstanding, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $500,000 and covering any Property of Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Schedule 8.16(b).

                   8.17 Capitalization. The authorized capital stock of Borrower consists, on the Effective Date of an aggregate of 55,000,000 shares consisting of (i) 50,000,000 shares of common stock, par value $0.01 per share, of which, 14,723,254 shares were duly and validly issued and outstanding as of March 9, 2001, each of which shares are fully paid and nonassessable and (ii) 5,000,000 shares of preferred stock, with terms to be established by the board of trustees of Borrower, of which, after giving effect to the transactions contemplated to occur on the Effective Date, no shares will be issued and outstanding. As of the Effective Date (after giving effect to the transactions contemplated to xlix
occur on or before the Effective Date and with the exception of incentive stock options or other options granted or to be granted to trustees, officers and employees of Borrower), (x) there will be no outstanding Equity Rights with respect to Borrower and (y) there will be no outstanding obligations of Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of Borrower nor will there be any outstanding obligations of Borrower or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of Borrower or any of its Subsidiaries.

                   8.18 Subsidiaries, Etc.

                   (a) Subsidiaries. Set forth in Schedule 8.18(a) is a complete and correct list of all of the Subsidiaries of Borrower as of the date hereof, and as of the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective
         Date), together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule 8.18(a), (x) each of Borrower and its Subsidiaries owns, or will own on the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date), free and clear of Liens (other than Permitted Liens), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule 8.18(a), (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person not otherwise shown on Part A of Schedule 8.18(a).

                   (b) Investments. Set forth in Schedule 8.18(b) is a complete and correct list of all Investments (other than Investments disclosed in Schedule 8.18(b)) held by Borrower or any of its Subsidiaries in any Person on the date hereof or that will be held on the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date) and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Schedule 8.18(b), each of Borrower and its Subsidiaries owns (or will own, after giving effect to the transactions contemplated to occur on or before the Effective Date), free and clear of all Liens, all such Investments.

                   (c) Subsidiaries Not Subject to Certain Restrictions. None of the Subsidiaries of Borrower is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.15.

                   8.19 REIT Status. Borrower has not taken any action that would prevent it from maintaining its qualification as a REIT for its tax year ended December 31, 2001 or as of the Effective Date, from maintaining such qualification at all times during the term of the Loan.




                                        l

                   8.20 Real Estate Investment Trust Structure. Borrower has heretofore delivered to Lender true and complete copies of its declaration of trust and by-laws.

                   8.21 Ground Leases. Borrower has heretofore delivered to Lender a true and complete copy of each Qualified Ground Lease which applies to any Megaplex Property and such Qualified Ground Lease has not been further amended, modified or terminated. Each Qualified Ground Lease is in full force and effect and Borrower is not in default thereunder. To the best of Borrower's knowledge, no ground lessor under a Qualified Ground Lease is in default under any material covenant or obligation set forth in any Qualified Ground Lease.

                   8.22 Leases. Each Megaplex Property and some Pad Properties are subject to a Qualified Lease. Except for the Loews Lease, each Qualified Lease (including each applicable third party guaranty) applicable to an Individual Property is in full force and effect and there exists no default by Borrower. No lessee under a Qualified Lease has exercised any termination option under a Qualified Lease.

                   8.23 Ground Lease Fee Purchase. Prior to the Effective Date Megaplex Owner was a party to valid, existing options to acquire fee title to the Megaplex Properties which are subject to and as set forth in the Qualified Ground Leases (Palm Promenade and Woodridge), each of which agreements is in full force and effect. Borrower has given Lender true and complete copies of said agreements and all instruments and modifications related thereto and there exists no default by Borrower or its Subsidiaries in connection with their respective obligations thereunder, nor any condition which, given notice or the passage of time, or both, would constitute a default or event of default by any of Borrower or any of its Subsidiaries in connection with their respective obligations thereunder. Neither Borrower nor Megaplex Owner has assigned any of its rights or interest in said agreements. Borrower intends, upon the Effective Date, to cause Megaplex Owner to acquire fee title to the Woodridge Megaplex Property and shortly thereafter for Palm Promenade Megaplex Property.

                   8.24 Defaults. There is no Default by any Obligor of any of the Loan Documents.

                   8.25 Absence of Liens. Except for Permitted Liens, the Properties are not subject to any Liens.

                   8.26 No Materially Adverse Contracts, Etc. Neither Borrower nor any of its Subsidiaries is subject to any declaration of trust, charter, corporate, partnership or other legal restriction, or any judgment, decree, order, rule or regulation that has or is reasonably expected in the future to have a Material Adverse Effect on the respective businesses, assets or financial conditions of Borrower or any of its Subsidiaries. Obligors and the other Subsidiaries of Borrower are not a party to any agreement, or otherwise bound by any agreement which preclude or limits their ability to pay dividends, except as set forth in the Archon Securitization Loan Documents and Megaplex Nine Loan Documents. Neither Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of their respective officers, to have any Material Adverse Effect on the respective businesses of Borrower or any of its Subsidiaries.



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

                   8.27 No Material Obligation. Neither Megaplex Owner nor Archon SPE Holdings have any material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Person is a party or by which such Person or its Properties is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of such Person's Properties and (b) obligations identified on
Schedule 8.16(a).

                   8.28 Title. Borrower (or its Subsidiaries) has good, marketable and insurable fee simple title or leasehold title, as applicable, to the real property comprising each Individual Property and good title to the balance of such Individual Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the applicable Individual Property (as currently used) or Borrower's ability to repay the Loan. Each Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the applicable Individual Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personality (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. To the best of Borrower's knowledge, there are no claims for payment for work, labor or materials affecting the Properties which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents, other than those claims with respect to which insurance coverage is provided pursuant to the related Title Insurance Policy. Except for Lender's interest under the Pledge Agreement, Borrower is the holder, free and clear, of 100% of the issued and outstanding common stock of Megaplex Owner. Megaplex Owner is the owner, free and clear, of 100% of the issued and outstanding stock in Archon SPE Holdings. Archon SPE Holdings is the owner, free and clear, of 100% of the issued and outstanding stock in Securitization Property Owner. Except for such stock owned in Securitization Property Owner, Archon SPE Holdings does not own, and will not own, any other asset or Property. The Pledge Agreement, with delivery of the appropriate common stock, will create (a) a valid, perfected first priority lien on the issued and outstanding stock of Megaplex Owner, and (b) perfected security interests in and to such stock all in accordance with the terms of the Pledge Agreement.

                   8.29 Solvency. Borrower (a) has not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to lii
carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). Except as expressly disclosed to Lender in writing, no petition in bankruptcy has been filed against Borrower or any Subsidiary in the last seven (7) years, and neither Borrower nor any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its Subsidiaries are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Subsidiary contemplating the filing of any such petition against it or Obligor or any Subsidiary.

                   8.30 No Plan Assets. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of
Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement.

                   8.31 Financial Information. All financial data, including any statements of cash flow and income and operating expense, that have been prepared by Borrower or any of its Affiliates or, to the best of knowledge of Borrower, on behalf of Borrower and delivered to Lender in respect of the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Properties as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on any Individual Property or the operation thereof as a megaplex movie theater, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements. Borrower has no reason to believe or suspect that any financial data provided by or on behalf of any tenant in respect of any of the Properties and delivered to Lender is not true, complete and correct in all material respects or does not accurately represent the financial condition of the related Individual Property as of the date thereof.

                   8.32 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is threatened or contemplated with respect to all liii
or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

                   8.33 Utilities and Public Access. Each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located either in the public right-of-way abutting such Individual Property (which are connected so as to serve such Individual Property without passing over other property) or in recorded easements serving such Individual Property and such easements are set forth in and insured by the Title Insurance Policies. All roads necessary for the use of each Individual Property for their current respective purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

                   8.34 Not a Foreign Person. No Obligor or any other Subsidiary of Borrower is a "foreign person" within the meaning of ss.1445(f)(3) of the Code.

                   8.35 Separate Lots. Each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

                   8.36 Assessments. To the best knowledge of Borrower, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

                   8.37 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Obligor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors' rights and the enforcement of debtors' obligations), and Obligors have not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

                   8.38 No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

                   8.39 Insurance. Borrower or the tenant under a Qualified Lease has obtained and Borrower has delivered to Lender evidence of insurance reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any insurance policy evidenced by such certificates and Borrower has not and, to Borrower's best of knowledge, no other Person, has done, by act or omission, anything which would impair the coverage of any such policy.

                   8.40 Use of Property. Each Megaplex Property is used exclusively as a movie theater and for other appurtenant and related uses.



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

                   8.41 Certificate of Occupancy; Licenses. All certificates of completion and occupancy permits and, to the best knowledge of Borrower, all other certifications, permits, licenses and approvals, including any applicable liquor license required for the legal use, occupancy and operation of each Individual Property as a megaplex movie theater and all appurtenant and related uses (collectively, the "Licenses"), have been obtained and are in full force and effect. Borrower shall keep and maintain, or cause the applicable tenants to keep and maintain, all licenses necessary for the operation of each Individual Property as a megaplex movie theater and all appurtenant and related uses. The use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property.

                   8.42 Flood Zone. None of the Improvements on any Individual Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards and, if so located, the flood insurance required pursuant to Section 9.05 is in full force and effect with respect to each such Individual Property.

                   8.43 Physical Condition. To the best knowledge of Borrower, each Individual Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

                   8.44 Boundaries. All the improvements located on an Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances upon the applicable Individual Property encroach upon any of the improvements, so as to affect the value or marketability of the applicable Individual Property except those which are insured against by title insurance.

                   8.45 Leases. The Individual Properties are not subject to any leases, licenses, or other possessory interests other than the Qualified Leases. Borrower is the owner and lessor of landlord's interest in the Qualified Leases. No Person has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the Qualified Leases. The Qualified Leases are in full force and effect and there are no material defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by Borrower under each Qualified Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment, lv
hypothecation or pledge of any Qualified Lease or of the Rents received therein. No tenant under a Qualified Lease has assigned its Lease or sublet all or any portion of the premises demised thereby, no tenant under a Qualified Lease or such other tenant holds its leased premises under assignment or sublease, nor does anyone except the related tenant under a Qualified Lease or such other tenant and its employees occupy such leased premises. No tenant under any Qualified Lease has a right or option pursuant to such lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. No tenant under any Qualified Lease has any right or option for additional space in the Improvements. To the best knowledge of Borrower, no hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower have any knowledge of any tenant's intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste.

                   8.46 Survey. The Survey for each Individual Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 7.01(l) hereof, and does not fail to reflect any material matter affecting such Individual Property or the title thereto.

                   8.47 No Broker. No broker's or finder's fees, commission or similar compensation will be payable with respect to the Loan, the issuance of the Note or any of the other transactions contemplated hereby or by any of the Loan Documents based upon any broker or lender engaged by Borrower, any Subsidiary Guarantor or any other Affiliate of Borrower. No other similar fees or commissions will be payable by Borrower, or any other Affiliate of Borrower for any other services rendered to Borrower, or any other Affiliate of Borrower relating to the Loan transaction contemplated hereby.

                   8.48 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, been paid, and, under current Legal Requirements, each of the Mortgages is enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency, fraudulent conveyance and other laws generally applicable to creditors' rights and the enforcement of debtors' obligations.

                   8.49 Special Purpose Entity/Separateness.

                   (a) Until the Loan and all other obligations of Borrower to Lender under the Loan Documents have been paid in full, Borrower hereby represents, warrants and covenants that both Megaplex Owner and Archon SPE Holdings are, and Borrower shall cause both Megaplex Owner and Archon SPE Holdings to be and shall continue to be, a lvi

         Special Purpose Entity. As used herein "Special Purpose Entity" means a corporation which:

                        (i) is organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Properties owned by it (directly or indirectly), entering into this Agreement with Lender, refinancing the Properties owned by it (directly or indirectly) in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

                        (ii) is not engaged and will not engage in any business unrelated to the acquisition, development, ownership, management or operation of the Properties owned by it (directly or indirectly);

                        (iii) does not have and will not have any assets other than those related to the Properties owned by it (directly or indirectly);

                        (iv) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets or amend its articles of incorporation, certificate of formation with respect to the matters set forth in this definition;

                        (v) has a certificate of incorporation or articles that provide that such entity will not: (1) dissolve, merge, liquidate, consolidate; (2) sell all or substantially all of its assets; (3) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender; or (4) without the affirmative vote of one (or two, if and when required by Section 9.34 below) Independent Directors and of all other directors of the corporation file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;

                        (vi) is and will remain solvent and pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, and is maintaining and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                        (vii) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

                        (viii) has maintained and will maintain its accounts; books and records separate from any other Person and will file its own tax returns, except to the extent that it is required to file consolidated tax returns by law;


                                      lvii

                        (ix) has maintained and will maintain its own records, books, resolutions and agreements;

                        (x) other than as provided in the Cash Management Agreement, (a) has not commingled and will not commingle its funds or assets with those of any other Person and (b) has not participated and will not participate in any cash management system with any other Person;

                        (xi) has held and will hold its assets in its own name;

                        (xii) has conducted and will conduct its business in its own name;

                        (xiii) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except as required by GAAP; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

                        (xiv) has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

                        (xv) has observed and will observe all corporate formalities;

                        (xvi)    has and will have no Indebtedness other than
                   (i) related to the Loan, (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Properties and the routine administration of such corporation, in amounts not to exceed $250,000 which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and (iii) such other liabilities that are permitted pursuant to this Agreement;

                        (xvii) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except as existing or permitted pursuant to this Agreement;

                        (xviii)  has not and will not acquire obligations or
                   securities of its shareholders or any other Affiliate;


                                     lviii

                        (xix) has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including paying for shared office space and services performed by any employee of an Affiliate;

                        (xx) maintains and uses and will maintain and use separate stationery, invoices and checks bearing its name. The stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses shall bear its own name and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity's agent;

                        (xxi) has not pledged and will not pledge its assets for the benefit of any other Person except in favor of Lender under the Loan Documents;

                        (xxii) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name;

                        (xxiii)   has maintained and will maintain its assets in
                   such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

                        (xxiv) has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

                        (xxv) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

                        (xxvi) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its shareholders or Affiliates except (A) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party and (B) in connection with this Agreement;

                        (xxvii)  has not and will not have any obligation to,
                   and will not, indemnify its officers, directors or shareholders, as the case may be, unless such an obligation is fully subordinated to the Loan and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Loan is insufficient to pay such obligation;

                        (xxviii) shall consider the interests of its creditors
                   in connection with all corporate actions;


                                      lix

                        (xxix) does not and will not have its obligations guaranteed by any Affiliate;

                        (xxx) has complied and will comply with all of the terms and provisions contained in its organizational documents. The statement of facts contained in its organizational documents are true and correct and will remain true and correct; and

                        (xxxi) has and shall maintain at least 1 Independent Director and caused the articles of incorporation for such Person to require at least 1 Independent Director.

                   (b) The representations, warranties and covenants set forth in Section 8.49 shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

                   (c) All of the factual assumptions made in any insolvency opinion, including any exhibits attached thereto, are true and correct in all respects and any factual assumptions made in any subsequent non-consolidation opinion delivered in connection with the Loan Documents (an "Additional Insolvency Opinion"), including any exhibits attached thereto, will have been and shall be true and correct in all respects. Borrower has complied and will comply with all of the factual assumptions made with respect to it in the Insolvency Opinion. Borrower will have complied and will comply with all of the factual assumptions made with respect to it in any Additional Insolvency Opinion. Each entity other than Borrower with respect to which a factual assumption shall be made in any Additional Insolvency Opinion will have complied and will comply with all of the factual assumptions made with respect to it in any Additional Insolvency Opinion.

                   8.50 Management of Properties. Each Individual Property is self-managed by the Obligor which owns it (or by a subsidiary of such Obligor) in so far as each Individual Property is leased to a tenant which is required to perform typical property management functions (other than collection of Rents under Qualified Leases) pursuant to the related Qualified Lease and no third party property manager has been retained with respect to any Individual Property.

                   8.51 Ground Leases. Borrower covenants, represents and warrants to Lender with respect to the Qualified Ground Leases, if any, as follows:

                   (a) Except as previously disclosed to Lender, no default has occurred and is continuing under the terms of any Qualified Ground Lease, and no event has occurred that, with the passage of time or service of notice, or both, would constitute an event of default under any Qualified Ground Lease.

                   (b)  Each Qualified Ground Lease is in full force and effect.

                   (c) All rents, additional rents, percentage rents and all other charges due and payable under each Qualified Ground Lease have been fully paid.


                                       lx

                   (d) Subject to the Permitted Encumbrances, Megaplex Owner is the owner of the entire lessee's interest in and under each Qualified Ground Lease and has the right and authority under each Qualified Ground Lease to execute this Agreement, the related Mortgage and other related Loan Documents, and to encumber Megaplex Owner's interest in the Qualified Ground Leases.

                   (e) Borrower shall, at its sole cost and expense, promptly and timely perform and observe, or cause Megaplex Owner or the applicable tenant under a Qualified Lease to promptly and timely perform and observe, all the material terms, covenants and conditions required to be performed and observed by Megaplex Owner as lessee under each Qualified Ground Lease (including the payment of all rent, additional rent, percentage rent and other charges required to be paid under such Qualified Ground Lease).

                   (f) If Borrower or Megaplex Owner shall violate any of the covenants specified above, then, subject to the applicable Qualified Ground Lease terms, Borrower and Megaplex Owner each grant Lender the right (but not the obligation) to cause the default or defaults under any Qualified Ground Lease to be remedied and otherwise exercise any and all rights of Borrower or Megaplex Owner under each Qualified Ground Lease, as may be necessary to prevent or cure any default, provided such actions are necessary to protect Lender's interest under this instrument, and Lender shall have the right subject to the terms of the Qualified Ground Lease to enter all or any portion of the Megaplex Property at such times and in such manner as Lender deems necessary, to prevent or to cure any such default.

                   (g) The actions or payments of Lender to cure any default by Borrower under any Qualified Ground Lease shall not remove or waive, as between any Obligor and Lender, the default that occurred under this Agreement by virtue of the default by Borrower or Megaplex Owner under any Qualified Ground Lease. All sums expended by Lender to cure any such default shall be paid by Borrower to Lender, upon demand, with interest on such sum at the rate set forth in the Note from the date such sum is expended to and including the date the reimbursement payment is made to the Lender. All such indebtedness shall be deemed to be secured by the Mortgages and other Loan Documents.

                   (h) Borrower shall notify Lender promptly in writing after any Obligor receives notice of the occurrence of any material default by the lessor under any Qualified Ground Lease or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a material default by the lessor under any Qualified Ground Lease, and the receipt by Borrower of any notice (written or otherwise) from the lessor under any Qualified Ground Lease noting or claiming the occurrence of any default by any Obligor under any Qualified Ground Lease or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a default by any Obligor under any Qualified Ground Lease. Borrower shall promptly deliver to Lender a copy of any such written notice of default.

                   (i) Within thirty (30) days after written demand by Lender, Borrower shall use reasonable efforts (other than payments to the lessor) to obtain from the lessor under lxi
         any Qualified Ground Lease and furnish to Lender the estoppel certificate of such lessor stating the date through which rent has been paid and whether or not there are any defaults thereunder and specifying the nature of such claimed defaults, if any.

                   (j) Subject to the applicable Qualified Ground Lease terms, Borrower shall, and shall cause Megaplex Owner to, promptly execute, acknowledge and deliver to Lender such instruments as may reasonably be required to permit Lender to cure any default under any Qualified Ground Lease or permit Lender to take such other action required to enable Lender to cure or remedy the matter in default and preserve the security interest of Lender under the Loan Documents with respect to any Property which is the subject of a Qualified Ground Lease. Borrower and Megaplex Owner each irrevocably appoint Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents that are necessary to preserve any rights of Borrower or Megaplex Owner under or with respect to the Qualified Ground Leases, including the right to effectuate any extension or renewal of any Qualified Ground Lease, or to preserve any rights of Borrower whatsoever in respect of any part of any Qualified Ground Lease (and the above powers granted to Lender are coupled with an interest and shall be irrevocable).

                   (k) The generality of the provisions of this section relating to the Qualified Ground Leases shall not be limited by other provisions of this Agreement or the other Loan Documents setting forth particular obligations of any Obligor that are also required of Borrower with respect to the Qualified Ground Leases or the related Properties subject to such Qualified Ground Lease.

                   (l) Borrower shall not, and shall not permit Megaplex Owner to, without Lender's prior written consent, surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of, or change, modify or amend in a material or adverse manner, any Qualified Ground Lease. Consent to one amendment, change, agreement or modification shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications. Any acquisition of any lessor's interest in any Qualified Ground Lease by Borrower or any affiliate of Borrower shall be accomplished by Borrower in such a manner so as to avoid a merger of the interests of lessor and lessee in such Qualified Ground Lease, unless consent to such merger is granted by Lender.

                   (m) Notwithstanding anything to the contrary contained in this Agreement with respect to the Qualified Ground Leases:

                        (i) The lien of the related Mortgage attaches to all of Megaplex Owner's rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), including all of Megaplex Owner's rights, as debtor, to remain in possession of the related Property subject to such Qualified Ground Lease.

                        (ii) Neither Borrower nor Megaplex Owner shall, without Lender's written consent, elect to treat any Qualified Ground Lease as terminated under lxii
                   subsection 365(h)(1) of the Bankruptcy Code. Any such election made without Lender's prior written consent shall be void.

                        (iii) As security for the Loan, Borrower and Megaplex
                   Owner unconditionally assign, transfer and set over to Lender all of Borrower's claims and rights to the payment of damages arising from any rejection by the lessor under any Qualified Ground Lease under the Bankruptcy Code. Lender and Borrower and Megaplex Owner shall proceed jointly or in the name of Borrower or Megaplex Owner in respect of any claim, suit, action or proceeding relating to the rejection of any Qualified Ground Lease, including the right to file and prosecute any proofs of claim, complaints, motions, applications, notices and other documents in any case in respect of lessor under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Loan and other obligations of Borrower to Lender under the Loan Documents shall have been satisfied and discharged in full. Any amounts received by Lender or Borrower or Megaplex Owner as damages arising out of the rejection of any Qualified Ground Lease as aforesaid shall be applied first to all costs and expenses of Lender (including attorneys' fees and costs) incurred in connection with the exercise of any of its rights or remedies under this Section 8.51 (m) and then in accordance with the other applicable provisions of this Agreement.

                        (iv) If, pursuant to subsection 365(h) of the Bankruptcy Code, Borrower or Megaplex Owner seeks to offset, against the rent reserved in any Qualified Ground Lease, the amount of any damages caused by the nonperformance by the lessor of any of its obligations thereunder after the rejection by lessor of any Qualified Ground Lease under the Bankruptcy Code, then Borrower or Megaplex Owner shall not effect any offset of the amounts so objected to by Lender. If Lender has failed to object as aforesaid within ten (10) days after notice from Borrower or Megaplex Owner in accordance with the first sentence of this subsection, Borrower or Megaplex Owner may proceed to offset the amounts set forth in such notice.

                        (v) If any action, proceeding, motion or notice shall be
                   commenced or filed in respect of any lessor of all or any part of the leasehold property in connection with any case under the Bankruptcy Code, Lender, Borrower and Megaplex Owner shall cooperatively conduct and control any such litigation with counsel agreed upon between Borrower, Lender and Megaplex Owner in connection with such litigation. Borrower and Megaplex Owner shall, upon demand, pay to Lender all costs and expenses (including reasonable attorneys' fees and costs) actually paid or actually incurred by Lender in connection with the cooperative prosecution or conduct of any such proceedings. All such costs and expenses shall be secured by the lien of the Mortgages and other Loan Documents.


                                     lxiii

                        (vi) Borrower and Megaplex Owner shall promptly, after
                   obtaining knowledge of such filing notify Lender orally of any filing by or against any lessor under a Qualified Ground Lease of a petition under the Bankruptcy Code. Borrower and Megaplex Owner shall thereafter promptly give written notice of such filing to Lender, setting forth any information available to Borrower and Megaplex Owner as to the date of such filing, the court in which such petition was filed, and the relief sought in such filing. Borrower shall promptly deliver to Lender any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating to such petition.

                   (n) In addition to those events otherwise set forth in this Agreement, the occurrence of any of the following events shall, at Lender's option, constitute an Event of Default, as such term is defined in Section 10 hereof and, upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies available to it under this Agreement and the other Loan Documents:

                        (i) A breach or default by Borrower under any condition or obligation contained in any Qualified Ground Lease that is not cured within any applicable cure period provided therein;

                        (ii) The occurrence of any event or condition that gives the lessor under any Qualified Ground Lease a right to terminate or cancel such Qualified Ground Lease unless cured by Borrower or Megaplex Owner (in case of nonpayment by a tenant under the applicable Qualified Lease); or

                        (iii) Borrower's or Megaplex Owner's failure to permit
                   Lender and/or its representatives at all reasonable times upon reasonable prior written notice, but subject to the applicable Qualified Ground Lease and Qualified Lease respective terms, to make investigation or examination concerning Borrower's or Megaplex Owner's performance and observance of the terms, covenants and conditions of any Qualified Ground Lease.

                   (o) Borrower shall not, without Lender's written consent, fail to exercise or cause Megaplex Owner to exercise any option or right to renew or extend the term of any Qualified Ground Lease at least six (6) months prior to the date of termination of any such option or right, and shall give immediate written notice to Lender and shall execute, acknowledge, deliver and record any document requested by Lender to evidence the lien of the applicable Mortgage on such extended or renewed lease term; provided, however, Borrower shall not be required to exercise any particular such option or right to renew or extend to the extent Borrower shall have received the prior written consent of Lender (which consent may be withheld by Lender in its sole and absolute discretion) allowing Borrower to forego exercising such option or right to renew or extend. If Borrower shall fail to exercise or cause Megaplex Owner to exercise any such option or right as aforesaid, Lender may exercise the option or right as Megaplex Owner's and Borrower's agent and attorney-in-fact as provided above in Lender's own name or in the name of and lxiv
         on behalf of a nominee of Lender, as Lender may determine in the exercise of its sole and absolute discretion.

                   (p) Upon the request of Lender, Borrower shall deposit with Lender a copy of each fully executed Qualified Ground Lease certified by Borrower as true and correct, as further security to Lender, until all of the obligations are fully paid and performed.

                   (q) Neither Borrower nor Megaplex Owner shall waive, excuse, condone or in any way release or discharge the lessor under any Qualified Ground Lease of or from such lessor's material obligations, covenant and/or conditions under such Qualified Ground Lease without the prior written consent of Lender.

                   (r) To the best of Borrower's knowledge, as of the Effective Date, there has been no event which would materially alter information contained in those ground lessor estoppels delivered by Borrower to Lender with respect to the Qualified Ground Leases prior to the date hereof.

                   8.52 Illegal Activity. No portion of any Individual Property has been or will be purchased by Borrower or any of its Affiliates with proceeds of any illegal activity.

                   8.53 No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower to Lender and to the best of knowledge of Borrower, submitted on behalf of Borrower to Lender, including all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. Lender acknowledges Borrower has relied on Tenant Information, which Borrower represents and warrants that Borrower has no knowledge that such Tenant Information is incorrect. Except for the Loews Lease, there has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially adversely affects or might materially adversely affect the use, operation or value of any Individual Property or the business operations or the financial condition of Borrower unless such change has been fully disclosed in writing to Lender. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any provided information or representation or warranty made herein to be materially misleading.

                   8.54 Inventory. Borrower is the owner of all of the equipment and assets at the Individual Properties or used in connection with the Individual Properties, other than those owned by the tenant under a Qualified Lease and Borrower shall not lease any equipment or assets other than as permitted hereunder.

                   8.55 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower lxv
shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]





Section 9.    Covenants of Borrower.........................................63
   9.01   Financial Statements and Other Information........................63
   9.02   Existence; Compliance with Legal Requirements; Insurance..........66
   9.03   Notices of Material Events........................................67
   9.04   Existence, Etc....................................................68
   9.05   Insurance.........................................................69
   9.06   Prohibition of Fundamental Changes................................72
   9.07   Liens.............................................................73
   9.08   Indebtedness......................................................74
   9.09   Investments.......................................................74
   9.10   Restricted Payments...............................................75
   9.11   Certain Financial Covenants.......................................75
   9.12   [Intentionally Deleted]...........................................75
   9.13   Lines of Business.................................................75
   9.14   Transactions with Affiliates......................................75
   9.15   Restrictive Agreements............................................76
   9.16   Use of Proceeds...................................................76
   9.17   Ownership of Subsidiaries.........................................76
   9.18   Modifications of Certain Documents................................77
   9.19   Further Assurances................................................77
   9.20   Environmental Compliance..........................................77
   9.21   Qualified Ground Leases...........................................77
   9.22   Qualified Leases..................................................78
   9.23   Manner of Making Payments; Cash Management........................79
   9.24   Additional Real Estate Acquisitions...............................80
   9.25   Taxes and Other Charges...........................................80
   9.26   Access to Individual Properties...................................81
   9.27   Further Assurances................................................81
   9.28   Condemnation......................................................82
   9.29   Restoration.......................................................82
   9.30   Tax and Insurance Escrow Fund.....................................87
   9.31   Replacements and Replacement Reserve..............................88
   9.32   Ground Lease Reserve Fund.........................................94
   9.33   FEIN For Archon SPE Holdings......................................95
   9.34   Independent Directors.............................................95
   9.35   Substitution Rights...............................................95
   9.36   Reserve Funds, Generally..........................................95


                                      lxvi

   9.37   Archon Securitization Loan Documents..............................96
   9.38   Pad Mortgages.....................................................96
   9.39   [Intentionally Deleted]...........................................96
   9.40   Required Repairs Fund.............................................96

Section 10.   Events of Default.............................................98

Section 11.   [Intentionally Omitted]......................................100

Section 12.   Miscellaneous................................................100
   12.01  Notices..........................................................100
   12.02  Waiver...........................................................101
   12.03  Amendments, Etc..................................................101
   12.04  Expenses, Etc....................................................101
   12.05  Successors and Assigns...........................................102
   12.06  Assignments by Obligors..........................................102
   12.07  Secondary Market Transaction in Loan and Note....................102
   12.08  Sale of Note and Securitization..................................105
   12.09  Cooperation with Rating Agencies.................................106
   12.10  Securitization Indemnification...................................106
   12.11  Retention of Servicer............................................108
   12.12  Survival.........................................................109
   12.13  Counterparts.....................................................109
   12.14  Governing Law; Submission to Jurisdiction........................109
   12.15  WAIVER OF JURY TRIAL.............................................110
   12.16  Captions.........................................................110
   12.17  Treatment of Certain Information; Confidentiality................110
   12.18  Interest Rate Limitation.........................................111
   12.19  Construction of Documents........................................111



                                     lxvii

         Section 9. Covenants of Borrower. Borrower covenants and agrees with Lender that, so long as the Loan is outstanding and until payment in full of all amounts payable by Borrower hereunder:

                   9.01 Financial Statements and Other Information. Borrower shall deliver to Lender:

                   (a) as soon as available and in any event within 90 days after the end of each fiscal year of Borrower, consolidated and consolidating statements of income, retained earnings and cash flows of Borrower and its Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied
         (i) in the case of such consolidated statements and balance sheet of Borrower, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that Borrower was not in compliance with Section 9.11, insofar as such Section relates to accounting matters, and (ii) in the case of such consolidating statements and balance sheets, by a certificate of a Financial Officer of Borrower, which certificate shall state that such consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of Borrower and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

                   (b) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Megaplex Owner, Archon SPE Holdings and Securitized Property Owner unaudited statements of income, retained earnings and cash flows for each of such Person for such year and each of the Megaplex Properties, Pad Properties, and, collectively, for the Securitized Properties for such year and unaudited balance sheets for each of such Persons and such Individual Properties as of the end of such year setting forth in each case the corresponding figures for the preceding fiscal year accompanied by a certificate of a financial officer of Borrower, stating that such statements and balance sheet fairly present the financial conditions and results of operations of the Properties in accordance with generally accepted accounting principles consistently applied.

                   (c) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of Borrower, unaudited consolidated and consolidating statements of income, retained earnings and cash flows of Borrower and its Subsidiaries and separately for each of the Subsidiary Guarantors for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of Borrower and its Subsidiaries and separately for each of the Subsidiary Guarantors as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a Financial Officer of Borrower or other Obligor, as applicable, which certificate shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the respective Person(s), and such consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of Borrower and its Subsidiaries and each of the Subsidiary Guarantors, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                   (d) as soon as available and in any event within 90 days after the end of each fiscal year of Borrower, statements of Net Operating Income and outstanding Indebtedness as at the end of such fiscal year and for the fiscal year then ended for Borrower, each of the Subsidiary Guarantors and each Individual Property, in each case certified by a Financial Officer as true and correct in all material respects;

                   (e) as soon as available and in any event within 45 days after the end of each fiscal quarter of Borrower, unaudited statements of Net Operating Income and outstanding Indebtedness as at the end of such fiscal quarter and for the portion of the fiscal year then elapsed for Borrower, each of the Subsidiary Guarantors and each Individual Property, in each case certified by a Financial Officer as true and correct in all material respects;

                   (f) concurrently with any delivery of financial statements under clause (a) or (c) of this Section 9.01, and, in any event within 45 days of the end of each quarterly fiscal period of Borrower's fiscal year, a certificate of a Financial Officer of Borrower (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that Borrower has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether Borrower is in compliance with Sections 9.07, 9.08, 9.09, 9.10 and 9.11 as of the end of the respective quarterly fiscal period or fiscal year;

                   (g) Borrower will furnish, or cause to be furnished, to Lender on or before twenty (20) days after the end of each calendar month the following items, accompanied by a certificate of Financial Officer of Borrower stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and, to the extent Borrower receives such information from the tenants under Qualified Leases, the Individual Properties on a combined basis as well as each Individual Property (subject to normal year-end adjustments) as applicable: a rent collection report and reports on theater ticket and other sales for the calculation of percentage rents under the Qualified Leases to the extent such information is available to Borrower pursuant to the terms and provisions of the Qualified Leases. In addition, within 20 days of the end of each month, Borrower shall provide Lender the Megaplex Debt Service Coverage Ratio and the calculation thereof for each of the immediately preceding twelve (12) months as of the last day of each such month accompanied by an Officer's Certificate with respect thereto. In addition, such certificate shall also be accompanied by a certificate of Financial Officer of Borrower stating that the representations and warranties of Borrower set forth in Section 8.49 are true and correct as of the date of such certificate and that there are no trade payables for any Obligor outstanding for more than sixty (60) days.

                   (h) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that Borrower shall have filed with the Commission (or any Governmental Authority substituted therefor) or any national securities exchange, including each Form 8-K, Form 10-K and Form 10-Q filed with the Commission;

                   (i) promptly upon the mailing thereof to the shareholders of Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                   (j) contemporaneously with (or promptly after) the filing or mailing thereof, copies of all material of a financial nature sent to the holders of any Indebtedness of Borrower or any Subsidiary of Borrower (other than the Loan) for borrowed money, to the extent that the information or disclosure contained in such material refers to or could reasonably be expected to have a Material Adverse Effect;

                   (k) from time to time such other information regarding the financial condition, operations, business or prospects of Borrower, any of its Subsidiaries, including any Obligor, the Real Estate Properties and any unconsolidated subordinary or minority in interests (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement and the other Loan Documents, as Lender may reasonably request; provided, however, Borrower's obligation to deliver any information with respect to a lessee of any Real Estate Property shall be limited to the information which Borrower or any other Obligor actually has in its possession; and

                   (l) Promptly after receipt, or giving, as applicable, of each notice, demand, request, certificate, report, financial statement or other material correspondence given to, or received by, Borrower or any of its subsidiaries, from any tenant or any Lender or any ground lessors.

                   (m) Throughout the term of the Loan and until the Loan and all obligations of Borrower to Lender have been paid in full, Borrower shall operate and cause Megaplex Owner to operate in accordance with an annual budget which has been approved by Borrower and delivered to Lender (each, an "Approved Annual Budget"), except as permitted by subsection (n) below. For the partial year commencing on the date hereof, the Approved Annual Budget is attached hereto as Exhibit I. For each calendar year thereafter, Borrower shall deliver to Lender the Annual Budget not later than sixty (60) days prior to the commencement of such calendar year in form reasonably satisfactory to Lender. Until such time as a new Approved Annual Budget is delivered to Lender, the most recently Approved Annual Budget delivered to Lender shall apply. Notwithstanding the foregoing, at such times and from time to time while an Event of Default exists, (i) Lender shall have the right to approve the then applicable Approved Annual Budget, and (ii) any portion of the then applicable Approved Annual Budget disapproved by Lender shall not be deemed a part of the Approved Annual Budget. Lender shall give Borrower notice of any such disapproval.

                   (n) In the event that, Borrower or Megaplex Owner must incur an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget (each an "Extraordinary Expense"), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such Extraordinary Expense; provided that if such Extraordinary Expense occurs during the occurrence of an Event of Default such Extraordinary Expense must be approved in writing by Lender prior to being paid or incurred.

                   (o) If requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as shall be reasonably requested by the Lender (to the extent any such information regarding the operation of any Individual Property by a tenant under a Qualified Lease is available to Borrower).

                   (p) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form,
         (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower's data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Obligors agree that Lender may disclose information regarding the Individual Properties and such Obligor that is provided to Lender pursuant to this Section in connection with the Securitization to such parties requesting such information in connection with such Securitization.

                   (q) Notwithstanding the foregoing, provisions of Section 9.01(a), (b), (c), (d) and (e) shall be suspended and waived by Lender for so long as and to the extent Borrower is a reporting company under the Securities Exchange Act of 1934, as amended, and copies of Borrower's form 10-K, 10-Q and annual reports are delivered to Lender promptly (and in any event within 10 business days) following their filing with the Securities and Exchange Commission.

                   9.02 Existence; Compliance with Legal Requirements; Insurance. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply, or cause applicable tenants to comply, with all Legal Requirements applicable to it and the Individual Properties. There shall never be committed by Borrower (or any other Obligor) and, if known to Borrower, Borrower shall not suffer or permit to be committed by any other Person in occupancy of or involved with the operation or use of any of the Individual Properties, any act or omission affording the federal government or any state or local government the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and



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


agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Obligors shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall, or shall cause the tenants under Qualified Leases to, keep the Individual Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, subject to the terms of any applicable Qualified Lease, all as more fully provided in any applicable mortgage. Borrower shall, or shall cause the applicable tenant under Qualified Leases to, keep each Individual Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and Borrower shall, or shall cause the applicable tenant under a Qualified Lease to, maintain liability and such other insurance, as is more fully provided in this Agreement. After prior written notice to Lender and subject to the terms of a Qualified Lease (other than and specifically excluding the Loews Lease), Borrower or the tenant under a Qualified Lease, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower, the applicable tenant under a Qualified Lease or any Individual Property or any alleged violation of any Legal Requirement, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such contest is permitted under the provisions of any mortgage or deed of trust applicable thereto; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower or any Obligor is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) promptly upon final determination thereof, Borrower shall, or shall cause the applicable Subsidiary Guarantor or tenant under a Qualified Lease to, comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (vi) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower, the Subsidiary Guarantor, the applicable tenant, and any Individual Property, as applicable; and (vii) Borrower shall furnish, or shall cause the applicable tenant under a Qualified Lease to furnish, such security as may be required in the proceeding, or as may be requested by Lender, to ensure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

                   9.03 Notices of Material Events. Borrower will furnish the following to Lender in writing:

                   (a) promptly after Borrower knows or has reason to believe that any Default has occurred, notice of such Default;

                   (b) prompt notice of all legal or arbitral proceedings, and of all proceedings by or before any Governmental Authority or regulatory authority or agency, and of any material development in respect of such legal or other proceedings, affecting Borrower,



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

         any of its Subsidiaries or the Individual Properties, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect;

                   (c) as soon as possible, and in any event within ten days after Borrower knows or has reason to believe that any ERISA Event has occurred or exists with respect to any Plan of Borrower, notice of the occurrence of such ERISA Event and a copy of any report or notice required to be filed with or given to the PBGC by Borrower or an ERISA Affiliate with respect to such ERISA Event;

                   (d) prompt notice of (i) any Environmental Defect with respect to an Individual Property, (ii) the assertion of any Environmental Claim by any Person against, or with respect to the activities of, Borrower, any of its Subsidiaries or any Individual Property and (iii) any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than, in the case of clause (ii) or (iii), any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect, including copies of any related Environmental Report;

                   (e) prompt notice of any default under any Qualified Lease or Qualified Ground Lease;

                   (f) prompt notice of any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

                   (g) notice of any acquisition of a Real Estate Property by Borrower or any of its Subsidiaries within 15 days after such acquisition; and, at Lender's request, Borrower shall deliver to Lender, with respect to such Real Estate Property, a brief description and recent photograph, a rent roll summary, a pro forma and historic (if available) income statement and a summary of the key business terms of such acquisition.

                  Each notice delivered under this Section 9.03 shall be accompanied by a statement of a Financial Officer or other executive officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                   9.04 Existence, Etc.

                   (a) Borrower will, and will cause each of its Subsidiaries to:

                        (i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 9.04 shall prohibit any transaction expressly permitted under Section 9.06);

                        (ii) comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;


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

                        (iii) subject to the applicable Qualified Lease (other
                   than and specifically excluding the Loews Lease), pay and discharge, or cause to be paid or discharged by the tenant, all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which interest or penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; provided that Borrower shall pay, or cause the tenant under a Qualified Lease to pay, all such taxes, assessments, charges and levies being contested prior to the consummation of any proceedings to foreclose any Lien that may have attached as security therefor;

                        (iv) maintain, or cause to be maintained, all of its Individual Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

                        (v) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

                        (vi) subject to the terms of any applicable Qualified Lease, permit representatives of Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of the Individual Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Lender.

                   (b) Borrower shall give Lender notice in the event it does not maintain its status as a REIT or takes any action which could lead to its disqualification as a REIT.

                   (c) Borrower shall give Lender notice in the event it does not continue to be listed on one of the major United States stock exchanges, including NASDAQ.

                   9.05 Insurance.

                   (a) Without limitation of the provisions of Section 9.05(b), Borrower will, and will cause each of its Subsidiaries to, maintain insurance with insurance companies rated A- or better, with respect to risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations. Borrower shall, prior to the expiration of any insurance required hereunder, deliver to the Lender evidence of insurance evidencing the existence of all such insurance, such certificates to be in form and substance reasonably satisfactory to Lender, it being agreed that such insurance and certificates may be maintained by the tenant under its applicable Qualified Lease.

                   (b) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Individual Owned Properties providing at least the following coverages:



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

                        (i) property insurance for each Individual Property, will be maintained by the tenant under each Qualified Lease, at Tenant's sole cost and expense, for the mutual benefit of such tenant, Borrower and Lender. The requirements as specified in the Qualified Leases will be the required coverage under this Agreement for the property to which such Qualified Lease relates. Borrower and Lender agree that the coverage in place as of the Effective Date for Qualified Leases on the Megaplex Properties are acceptable to Lender and meet the requirements of this Agreement.

                        (ii) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance, otherwise known as Owner Contractors Protective Liability covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

                        (iii) commercial general liability insurance against
                   claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Individual Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit of not less than Two Million Dollars ($2,000,000) in the aggregate and One Million Dollars ($1,000,000) per occurrence; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgages to the extent the same is available;

                        (iv) automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million Dollars ($1,000,000);

                        (v) worker's compensation and employee's liability insurance subject to the worker's compensation laws of the applicable state;

                        (vi) umbrella liability insurance in an amount not less than Fifty Million Dollars ($50,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (iii) above including supplemental coverage for commercial general liability, employer's liability, and automobile liability.




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

                   (c) All insurance provided for in Section 9.05(b) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy"), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a financial strength rating of not less than the better of the rating specified in Section 9.04(a) and "A2" or better by the rating agencies selected by Lender. The Policies described in
         Section 9.04(b) shall designate Lender as additional insured on all policies of liability insurance, and shall include a loss payable clause and standard non-contributing mortgagee clause in favor of Lender providing that any loss thereunder shall be payable to Lender. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, Borrower shall cause certificates of insurance evidencing the Policies specified in Section 9.05(b) accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"), to be delivered by Borrower to Lender.

                   (d) Any blanket insurance Policy shall specifically allocate to the Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Properties in compliance with the provisions of Section 9.05(b).

                   (e) All Policies provided for in Section 9.05(b) shall contain clauses or endorsements to the effect that:

                        (i) no act or negligence of any Obligor, or anyone acting for Obligor, or of any tenant or occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                        (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured;

                        (iii) the issuers thereof shall give written notice to
                   Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

                        (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

                   (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to any Obligor, to take such action as Lender deems necessary to protect its interest in the Individual Properties, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by



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

         Borrower to Lender upon demand and, until paid, shall be secured by the Mortgages and shall bear interest at the Default Rate.

                   9.06 Prohibition of Fundamental Changes.

                   (a) Borrower will not, nor will it permit any Subsidiary Guarantor or the Securitization Property Owner to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). Notwithstanding the foregoing provisions of this Section 9.06:

                        (i) any Subsidiary of Borrower (other than any Subsidiary Guarantor or Securitized Property Owner) may be merged or consolidated with or into: (i) Borrower if Borrower shall be the continuing or surviving entity or (ii) any other such Subsidiary; provided that if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving entity;

                        (ii) any Subsidiary (other than any Subsidiary Guarantor or Securitized Property Owner) of Borrower may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to Borrower; and

                        (iii) Borrower may merge or consolidate with any other
                   Person in connection with the acquisition of Real Estate Properties if (i) Borrower is the surviving entity and, (ii) after giving effect thereto no Default would exist hereunder, provided that prior to such merger or consolidation, Borrower shall provide to Lender a certificate signed by a Financial Officer setting forth in reasonable detail computations evidencing compliance with the covenants contained in Sections 9.07, 9.08, 9.09, 9.10 and 9.11 and certifying that no Default has occurred and is continuing, or would occur and be continuing after giving effect to such merger or consolidation and all liabilities, fixed or contingent, pursuant thereto.

                   (b) Borrower will not, nor will it permit any of its Subsidiary Guarantors or Securitization Property Owner to, dispose of any Real Estate Properties in any single transaction having a sales price (net of any Indebtedness secured by a Lien on such Real Estate Properties, if any) in excess of $50,000,000 or grant a Lien to secure Indebtedness in any single transaction in an amount in excess of $25,000,000 (except as permitted in Section 7.03) unless, in each such event, Borrower has provided to the Lender a certificate signed by a Financial Officer setting forth in reasonable detail computations evidencing compliance with the covenants contained in Sections 9.07, 9.08, 9.09, 9.10, and 9.11, and certifying that no Default has occurred and is continuing, or would occur and be continuing after giving effect to such proposed sale or Lien, taking into account any Loan to be prepaid from the proceeds of such transaction. Furthermore, Borrower will not permit Obligors to dispose or permit the disposition of all or any part of the Individual Properties, or any direct or indirect interest therein provided, however, (a) a



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


         Megaplex Property may be replaced pursuant to Section 9.35, and (b) a Pad Property may be sold pursuant to Section 2.10.

                   9.07 Liens.

                   (a) Borrow er will not, nor will it permit any other Obligor to, create, incur, assume or suffer to exist any Lien upon any of the Individual Properties, whether now owned or hereafter acquired, except the following (collectively, "Permitted Liens"):

                        (i) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of Borrower or the affected Subsidiaries, as the case may be, in accordance with GAAP;

                        (ii) carriers', warehousemen's, mechanics' (other than mechanic's liens shown in the title policies and title reports listed on Schedule VIII, which shall be deemed Permitted Liens), materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under clause (k) of Section 10;

                        (iii) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                        (iv) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                        (v) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of the Individual Property or minor imperfections in title thereto or other encumbrances listed in title reports approved by Lender that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Individual Property subject thereto or interfere with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

                        (vi) Qualified Leases permitted under the terms of this Agreement;

                        (vii) Qualified Ground Leases permitted under the terms of this Agreement;


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

                        (viii) Any lien existing on the Effective Date and set
                   forth on Schedule 8.16(b) hereto; and

                        (ix)   Any lien arising as permitted by Section 7.03(c),
                   Section 9.08(c) or Section 9.08(d) below.

                   (b) Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its other Property, whether now owned or hereafter acquired, which would cause a Default hereunder or under any other agreements to which Borrower or any of its Subsidiaries are parties or by which any of them or any of their respective assets is bound.

                   9.08 Indebtedness. Borrower will not permit any Subsidiary Guarantor or Securitization Property Owner to, create, incur or suffer to exist any Indebtedness except:

                   (a)  Indebtedness to Lender hereunder;

                   (b) Recourse Indebtedness for (i) dividends declared but not yet paid, (ii) trade payables in the ordinary course of business so long as such trade payables are payable within 90 days after the date of the original invoice and (iii) equipment leases either having rental of no more than $500,000 in the aggregate which (x) is unsecured by a Lien and (y) does not otherwise cause a Default under the terms of this Agreement or any other agreement to which Borrower or a Subsidiary is a party or by which it or its assets is otherwise bound or equipment leases included as part of the Woodridge FF&E Plan;

                   (c) Subsidiaries other than the Subsidiary Guarantors and other than Securitized Property Owner may incur Non-Recourse Indebtedness or Recourse Indebtedness which does not otherwise cause a Default under the terms of this Agreement or any other agreement to which Borrower or its Subsidiaries or by which any of such Persons or such Person's assets may be bound; and

                   (d) any Indebtedness associated with an acquisition in accordance with either Section 7.03(ii)(a) or 7.03(c) alone, or Sections 9.24 and either 7.03(ii)(a) or 7.03(c).

                   9.09 Investments. Megaplex Owner will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

                   (a) Investments outstanding on the date hereof and identified in Schedule 8.18(b);

                   (b)  operating deposit accounts with banks;

                   (c)  Permitted Investments;

                   (d) Investments by Borrower and its Subsidiaries in Borrower and its Subsidiaries for Permitted Uses;

                   (e) Subject to the provisions of Section 9.24, Investments in Real Estate Properties (including investments in down REIT's and to joint ventures formed to hold or develop properties);

                   (f)  Hedging Agreements required under Section 9.12;

                   (g)  The Cap Agreement; or

                   (h)  The acquisition of the Ground Leases.

                   9.10 Restricted Payments. Borrower will not, nor will it permit any of its Subsidiaries to, as determined on an aggregate annual basis, declare or make any Restricted Payment (a) in excess of 90% of Funds Available for Distribution in any year or (b) during any period when an Event of Default shall have occurred and be continuing. Notwithstanding the foregoing sentence, Borrower's Subsidiaries may distribute up to 100% of FFO to Borrower (or a pro rata portion thereof based on Borrower's ownership interest in its respective Subsidiaries). Notwithstanding the foregoing, Borrower and its Subsidiaries shall have the right to make any Restricted Payment required to enable Borrower to maintain its REIT status.

                   9.11 Certain Financial Covenants.

                   (a) Minimum Fixed Charges Ratio. As at the end of each fiscal quarter, the Fixed Charges Ratio shall not be less than 1.75 to 1.

                   (b) Minimum Interest Coverage Ratio. As at the end of each fiscal quarter, the Interest Coverage Ratio shall not be less than 2.0 to 1.

                   9.12 [INTENTIONALLY DELETED]

                   9.13 Lines of Business. Borrower will not, nor will it permit any of its Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than the businesses contemplated by the definition of Permitted Uses and Investments permitted under Section 9.09.

                   9.14 Transactions with Affiliates. Except as expressly permitted by this Agreement, Borrower will not permit any Subsidiary Guarantors or the Securitization Property Owner to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including Guarantees and assumptions of obligations of an Affiliate, but excluding investments in Subsidiaries; provided that (x) any Affiliate who is an individual may serve as a director, trustee, officer or employee of Borrower or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity, (y) a Subsidiary, other than the Subsidiary Guarantors and other than the Securitization Property Owner, may convey a Real Property to a wholly owned Subsidiary of Borrower in connection with Indebtedness incurred by the transferee Subsidiary to the extent such Non-Recourse Indebtedness is permitted under this Agreement, and (z) Borrower may, in connection with any such permitted Indebtedness of a Subsidiary agree to indemnify the applicable lender in connection with such Non-Recourse Indebtedness with respect to customary environmental indemnities and customary carve-outs for Non-Recourse Indebtedness.

                   9.15 Restrictive Agreements. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its Real Estate Properties, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to Borrower or any other Subsidiary or to Guarantee Indebtedness of Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iii) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof. Borrower will cause Subsidiary Guarantors to make timely sufficient distributions and dividends to pay the Indebtedness incurred pursuant to the Loan Document as and when due and payable.

                   9.16 Use of Proceeds. Borrower will use the proceeds of the Loan hereunder solely for (a) working capital purposes, (b) the acquisition, leasing, development and expansion of Individual Properties for Permitted Uses,
(c) to finance the payment of fees, expenses, and other costs payable in connection with this Agreement, and (d) Investments permitted under Section 9.09 and uses ancillary to any of the foregoing, all of the foregoing subject, however, to the terms and conditions of this Agreement (including Section 9.24 below). No part of the proceeds of any Loan will be used, directly or indirectly, for any purpose that entails a violation of Regulations T, U and X, the 1933 Act, the Securities Exchange Act of 1934 or the SEC Rules and Regulations. To the extent that proceeds are used, directly or indirectly, to acquire Individual Properties, Borrower shall (subject to the provisions of Section 7.03) cause Lender to obtain a Lien in its favor on such Individual Properties or upon equity or debt instruments pertaining to the Persons in which an Investment is made. Lender will, in connection therewith, obtain all mortgages, pledges, consents, estoppels, subordination agreements and other information and rights as Lender currently has, or is permitted to have, on comparable Property in connection with the Loan and security therefor, all provided by, or at the expense of, Borrower.

                   9.17 Ownership of Subsidiaries.

                   (a) Ownership of Subsidiaries. Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries remains a Subsidiary.

                   (b) Certain Restrictions. Borrower will not permit Megaplex Owner or any of Megaplex Owner's Subsidiaries to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the


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


         declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property.

                   9.18 Modifications of Certain Documents. No Obligor will consent to (or permit Securitized Property Owner to enter into) any modification, supplement or waiver of any of the provisions of (a) any Loan Document; (b) such Person's declaration of trust, by-laws or other charter documents if, in the case of this clause (b) such changes would materially and adversely affect any of the rights of Lender under any Loan Document, or (c) the documents evidencing or securing Indebtedness evidenced by the Megaplex Nine Loan Documents or Archon Securitized Loan Documents, without, in the case of any of clause (a), (b) or (c), the prior consent of Lender.

                   9.19 Further Assurances. Borrower shall, and shall cause each Obligor to, cooperate with Lender and will execute any and all further documents, agreements and instruments, and take all such further actions which may be required under any applicable law, or which Lender may reasonably request, to effectuate the transactions contemplated by the Loan Documents.

                   9.20 Environmental Compliance.

                   (a) Borrower covenants and agrees that (i) the uses and operations on or of the Real Estate Properties, shall be in material compliance with all Environmental Laws and permits issued pursuant thereto, (ii) it shall use diligent efforts to enforce the provisions of each Qualified Lease relative to compliance with all applicable Environmental Laws and permits and (iii) in the event that any Hazardous Materials are present on, under or emanate from the Real Estate Properties, or migrate onto or into the Real Estate Properties, Borrower shall, if required by any Governmental Authority, cause (or use diligent efforts to cause the lessee under any Qualified Lease to cause) the Remediation of such Hazardous Materials, in accordance with applicable Environmental Laws.

                   (b) If Lender has reasonable grounds to believe that an Environmental Defect has occurred with respect to any one or more of the Individual Properties which would cost in excess of $1,000,000 to remediate, whether or not a Default shall have occurred, Lender may, from time to time, for the purpose of assessing and determining whether an Environmental Defect has in fact occurred, cause Borrower to obtain one or more environmental assessments or audits of such Individual Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by Lender to (i) evaluate or confirm (A) whether any Hazardous Materials are present in the soil or water at such Individual Property and (B) whether the use and operation of such Individual Property including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and (ii) if and to the extent reasonable, appropriate and required pursuant to applicable Environmental Laws, the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as Lender reasonably deems appropriate. All such environmental assessments shall be at the sole cost and expense of Borrower.

                   9.21 Qualified Ground Leases.


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                   (a) Borrower shall, or shall cause the applicable Obligor or tenant to, (i) pay or cause to be paid all rents, additional rents and other sums required to be paid by any Obligor, as tenant under and pursuant to the provisions of any Qualified Ground Lease related to an Individual Property on or before the date on which such rent or other charge becomes overdue, (ii) diligently perform and observe all of the terms, covenants and conditions of any such Qualified Ground Lease on the part of any Obligor, as tenant thereunder, to be performed and observed prior to the expiration of any applicable grace period therein provided, (iii) promptly notify Lender of the giving of any notice by the landlord under any such Qualified Ground Lease to any Obligor of any default by such Obligor, as tenant thereunder, to be performed or observed and promptly deliver to Lender a true copy of each such notice, (iv) take all necessary action to prevent the termination of any such Qualified Ground Lease and (v) enforce each material covenant or obligation of any such Qualified Ground Lease in accordance with its terms.

                   (b) Except as permitted by Section 9.21(c) below, Borrower shall not, and shall not permit any Obligor to, surrender the leasehold estate created by any Qualified Ground Lease relating to an Individual Property, or terminate or cancel such Qualified Ground Lease except to the extent permitted pursuant to the Loan Documents. Borrower shall not, and shall not permit any Obligor to, without the prior written consent of Lender, modify, change, supplement, alter or amend such Qualified Ground Lease, in any respect, either orally or in writing, in any manner; provided, however, Lender shall not unreasonably withhold or delay Lender's consent to any proposed modification, change, supplementation, alteration or amendment provided same does not in any manner adversely affect the Lender or in any manner adversely impair the collateral value of the leasehold created by such Qualified Ground Lease.

                   (c) If and to the extent on or before the Effective Date Megaplex Owner has not acquired fee title interest to the Megaplex Properties which are subject to Qualified Ground Leases (Palm Promenade and Woodridge) then Borrower shall cause Megaplex Owner to acquire fee title interest to the Megaplex Properties which are subject to Qualified Ground Leases (Palm Promenade and Woodridge) pursuant to the options referenced in Section 8.23 in a manner in which there is no reduction in amounts paid by the tenant under the Qualified Lease for such property, all no later than ninety (90) days after the Effective Date. Such acquisitions shall be accomplished subjecting such acquired property to the Lien of a Mortgage in form and for such amount as approved by Lender and Lender shall receive title insurance insuring such Lien in form and amount satisfactory to Lender.

                   9.22 Qualified Leases.

                   (a) Borrower shall, and shall cause each Obligor to, (i) promptly perform and fulfill, or cause to be performed and fulfilled, each and every material term and provision of such Obligor's obligations under any Qualified Lease relating to an Individual Property, (ii) give to Lender a duplicate notice of default of each default by any lessee under any such Qualified Lease, (iii) cause each Qualified Lease executed after the date hereof to require the lessee thereunder to agree to give to Lender written notice of each and every notice of default given by such lessee to such Obligor under its respective



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


         Qualified Lease and (iv) enforce each material covenant or obligation of any such Qualified Lease in accordance with its terms.

                   (b) Borrower shall not, and shall prohibit each Obligor from, performing or failing to perform any act which would (i) amend, extend, cancel, abridge, or otherwise modify, or accept surrender of, or renew, any Qualified Lease relating to an Individual Property (except with respect to the Loews Lease), now existing or hereafter made, in such a manner as to cause same to be materially changed from the terms and conditions contained in Exhibit __ without the consent of Lender, which consent shall not be unreasonably withheld or delayed, (ii) assign, transfer, pledge, subordinate or mortgage any such Qualified Lease or any rent due thereunder, (iii) waive, excuse, release or condone any material nonperformance of any covenant of any such Qualified Lease by any lessee thereunder or (iv) release any guarantor from its obligations under any guaranty of any such Qualified Lease.

                   9.23 Manner of Making Payments; Cash Management.

                   (a) Deposits into Lockbox Account. Borrower shall cause all Rents from the Pad Properties and the Megaplex Properties to be deposited into the Lockbox Account in accordance with the Cash Management Agreement. Without limitation of the foregoing, Borrower shall (a) deliver irrevocable written instructions to all tenants under leases of the Pad Properties and Megaplex Properties to deliver all Rents payable thereunder directly to the Lockbox Account, and (b) deposit all amounts received by Borrower constituting Rents or other revenue of any kind from the Pad Properties and Megaplex Properties into the Lockbox Account within one (1) Business Day of receipt thereof. Additionally, Borrower shall cause all distributions and payments otherwise payable to or for the account of Archon SPE Holdings from Securitization Property Owner or the Securitized Properties to be deposited into the Lockbox Account in accordance with the Cash Management Agreement. Without limitation of the foregoing, Borrower shall, and shall cause Archon SPE Holdings and Securitization Property Owner, to (1) deliver irrevocable written instructions to the agent under and senior lender under the Archon Securitized Loan Documents to deliver all such payments referenced in the immediately preceding sentence directly to the Lockbox Account, and (2) deposit all such amounts referenced in the immediately preceding sentence received by Borrower, Archon SPE Holdings or Securitization Property Owner into the Lockbox Account within one (1) Business Day of receipt thereof. Disbursements from the Lockbox Account will be made in accordance with the terms and conditions of this Agreement and the Cash Management Agreement. Lender shall have sole dominion and control over the Lockbox Account and any other cash management account established pursuant to the Cash Management Agreement and, except as set forth in the Cash Management Agreement, Borrower shall have no rights to make withdrawals therefrom. Borrower shall be responsible for all costs of maintaining all such accounts.

                   (b) Making of Payments. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as


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         Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day preceding such scheduled due date.

                   (c) Payments Received in the Lockbox Account. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower's obligations with respect to the monthly payment of principal and interest and any amounts due for the Reserve Funds shall be deemed satisfied to the extent sufficient amounts are deposited in the Lockbox Account to satisfy such obligations and any other obligations due on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

                   (d) Following an Event of Default, in addition to any other right or remedy Lender may have under the Loan Documents, Lender shall have the option, acting in its sole and absolute discretion, to apply funds, if any, on deposit in the Cash Trap Account (as set forth in the Cash Management Agreement) (the "Cash Paydown Option") with application of the payment of the associated Exit Fee to payment of Loan and other obligations owing Lender on account of the Loan Documents. Additionally, Lender agrees (i) to provide notice to Borrower of the occurrence of a Cash Trap Termination Event under the Cash Management Agreement promptly once Lender has knowledge such event has occurred, and (ii) at such time as Lender has knowledge that the Megaplex Debt Service Coverage Ratio equals or exceeds the Cash Trap MDSCR for each month, measured month by month, for six (6) consecutive months, Lender shall advise Agent and Borrower and permit the Cash Trap Account to be disbursed to Borrower pursuant to the Cash Management Agreement (subject to Section 7.04(d)).

                   9.24 Additional Real Estate Acquisitions. Subject to the conditions set forth in this Section 9.24, Borrower shall be permitted to permit Megaplex Owner to acquire, certain Real Estate Property without utilizing Loan proceeds only if the conditions (other than utilizing Loan proceeds) set forth in Section 7.03 are satisfied to Lender's satisfaction.

                   9.25 Taxes and Other Charges. Borrower shall, or shall cause the applicable tenant under a Qualified Lease, if so required, to, pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Individual Properties or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay, or cause the applicable tenant to directly pay, Taxes with respect to an Individual Property shall be suspended for so long as such Taxes are paid from the Tax and Insurance Escrow Fund and Borrower complies with the terms and provisions of Section 9.30 hereof. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 9.30 hereof). Borrower shall not suffer and shall promptly cause to be paid by the tenant under a Qualified Lease for such property and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Individual Properties, and shall promptly pay, or cause the applicable tenant under a Qualified Lease to pay, for all utility services provided to the Individual Properties. After prior written notice to Lender, Borrower or the applicable tenant


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under a Qualified Lease, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such contest is permitted under the provisions of any mortgage or deed of trust superior in lien to the applicable Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances;
(iv) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower or the applicable tenant under a Qualified Lease shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (vi) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property; and
(vii) Borrower shall furnish, or shall cause the applicable tenant under a Qualified Lease to furnish, such security as may be required in the proceeding, or as may be requested by Lender but subject to the terms of any Qualified Lease applicable thereto, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or any Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Mortgage being primed by any related Lien.

                   9.26 Access to Individual Properties. Borrower shall permit (or cause the requisite permission to be obtained to permit) agents, representatives and employees of Lender to inspect the Individual Properties or any part thereof at reasonable hours upon reasonable advance notice and subject to the rights of tenants under the Qualified Leases.

                   9.27 Further Assurances. Borrower shall, at Borrower's sole cost and expense:

                   (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

                   (b) execute and deliver (or cause execution and delivery by other Obligors) to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

                   (c) do and execute (or cause other Obligors to do and execute) all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.


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                   9.28 Condemnation. Subject to Section 9.29 hereof and the
terms of the applicable Qualified Lease, Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Individual Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, or shall cause tenant under a Qualified Lease, to the extent applicable, to, diligently prosecute any such proceedings and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Loan and all other obligations of Borrower to Lender under the Loan Documents at the time and in the manner provided for its payment in the Note and in this Agreement and the Loan and all other obligations of Borrower to Lender under the Loan Documents shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Loan and all other obligations of Borrower to Lender under the Loan Documents. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute, or shall cause the applicable tenant under a Qualified Lease, to the extent applicable, to promptly commence and diligently prosecute, the Restoration of the applicable Individual Property and otherwise comply with the provisions of Section 9.29. Subject to Section 9.29(e) hereof, if any Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Loan and all other obligations of Borrower to Lender under the Loan Documents.

                   9.29 Restoration. Subject to the terms of the applicable Qualified Lease (other than and specifically excluding the Loews Lease), the following provisions shall apply in connection with the Restoration of any Individual Property:

                   (a) If the Net Proceeds shall be less than One Hundred Thousand and No/100 Dollars ($100,000) and the costs of completing the Restoration shall be less than One Hundred Thousand and No/100 Dollars ($100,000), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section
         9.29 are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence, or cause the tenant under a Qualified Lease, to the extent applicable, to expeditiously commence and to satisfactorily complete with due diligence, the Restoration in accordance with the terms of this Agreement and the Qualified Lease.

                   (b) If the Net Proceeds are equal to or greater than One Hundred Thousand and No/100 Dollars ($100,000) or the costs of completing the Restoration is equal to or greater than One Hundred Thousand and No/100 Dollars ($100,000) Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this


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
         Section 9.29. The term "Net Proceeds" for purposes of this Section 9.29 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 9.05(b)(i), (iii), (iv) and (ix) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be.

                           (i) The Net Proceeds shall be made available to
                  Borrower for Restoration provided that each of the following conditions are met:

         A. no Event of Default shall have occurred and be continuing;

         B. (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Individual Property has been damaged, destroyed or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of the Individual Property, and no portion of the Improvements is located on such land;

         C. The applicable Qualified Lease shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such fire or other casualty or taking, whichever the case may be;

         D. Borrower shall commence, or shall cause the tenant under a Qualified Lease, to the extent applicable, to commence, the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such damage or destruction or taking, whichever the case may be, occurs) and shall diligently pursue, or shall cause the tenant under a Qualified Lease, to the extent applicable, to pursue, the same to satisfactory completion;

         E. Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Individual Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in
Section 9.05(b)(ii), if applicable, or (3) by other funds of Borrower;

         F. Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Qualified Leases, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the applicable Individual Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable or (4) the expiration of the insurance coverage referred to in Section 9.05(b);

         G. the Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations;


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


         H. the Restoration shall be done and completed by Borrower or the tenant under a Qualified Lease, to the extent applicable, in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including all applicable environmental laws);

         I. such fire or other casualty or taking, as applicable, does not result in the loss of access to the Individual Property or the related Improvements;

         J. Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower's or a Qualified Lease tenant's architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender; and

         K. the Net Proceeds together with any cash or cash equivalent deposited by Borrower or the tenant under a Qualified Lease, to the extent applicable, with Lender are sufficient in Lender's discretion to cover the cost of the Restoration.

                           (ii) The Net Proceeds shall be held by Lender in an
                  interest-bearing Eligible Account and, until disbursed in accordance with the provisions of this Section 9.29(b), shall constitute additional security for the Loan and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Individual Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

                           (iii) All plans and specifications required in
                  connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "Casualty Consultant"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

                           (iv) In no event shall Lender be obligated to make
                  disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from



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                  time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 9.29(b), be less than the amount actually held back by Borrower or the tenant under a Qualified Lease, to the extent applicable, from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 9.29(b) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to its Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                           (v) Lender shall not be obligated to make
                  disbursements of the Net Proceeds more frequently than once every calendar month or in the amount less than Ten Thousand Dollars ($10,000) (or a lesser amount if the total remaining Net Proceeds are less than Ten Thousand Dollars ($10,000), in which case only one disbursement of the remaining Net Proceeds shall be made).

                           (vi) If at any time the Net Proceeds or the
                  undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the

                  Net Proceeds, and until so disbursed pursuant to this Section 9.29(b) shall constitute additional security for the Loan and other obligations under the Loan Documents.

                           (vii) The excess, if any, of the Net Proceeds and the
                  remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 9329(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be deposited by Lender in the Lockbox Account to be applied in accordance with the priorities set forth therein, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

                  (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 9.29(b)(vii) will be retained and applied by Lender toward the payment of the Loan and all other amounts owed by Borrower to Lender under the Loan Documents whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion.

                  (d) In the event of foreclosure of the Mortgage with respect to the Individual Property, or other transfer of title to the Individual Property in extinguishment in whole or in part of the Loan all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

                  (e) Notwithstanding anything to the contrary set forth in this
         Section 9.29, Lender and Borrower agree that, at all times while the Qualified Lease is in full force and effect with respect to an Individual Property, if (i) neither the applicable tenant thereunder nor Borrower shall elect to terminate the related Qualified Lease and
         (ii) the applicable tenant shall elect to restore such Individual Property after the occurrence of a Casualty or Condemnation affecting such Individual Property pursuant to the terms and provisions of the related Qualified Lease, then (A) any related Net Proceeds shall be deposited with Lender (or any disbursing agent approved by Lender) and shall be disbursed by Lender (or any disbursing agent approved by Lender) to the applicable tenant for application to the Restoration of the related Individual Property in accordance with the terms and provisions of an escrow agreement among Borrower, the applicable tenant and Lender (or any disbursing agent approved by Lender), which escrow agreement (1) shall provide for the disbursement of the deposited Net Proceeds as the Restoration of the related Individual Property is completed in accordance with an Application and Certificate in the form of AIA Document G702 to be properly completed and executed by the applicable tenant's contractor (or by the applicable tenant if such tenant acts as its own contractor) and architect and submitted to Lender (or any disbursing agent approved by Lender) in connection with each disbursement of any




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         portion of the deposited Net Proceeds, (2) shall provide for the disbursement of the portion of the deposited Net Proceeds that is the subject of any such completed and executed Application and Certificate within five (5) Business Days of receipt by Lender (or any disbursing agent approved by Lender) thereof, (3) shall provide for the release of the deposited Net Proceeds to Borrower if the applicable tenant shall fail to complete the Restoration of the related Individual Property in accordance with the related Qualified Lease, (4) shall be in form and substance satisfactory to Lender and (5) shall provide that such escrow agreement may not be modified or amended without the prior written consent of Lender; (B) Borrower shall immediately pay to Lender any related Net Proceeds released to Borrower by Lender (or any disbursing agent approved by Lender) pursuant to the escrow agreement described in clause (A) above, which Net Proceeds shall be applied in accordance with the terms and provisions of Section 9.29(a)-(c); and (C) the terms and provisions of this Section 9.29 shall be deemed to be satisfied so long as the applicable tenant diligently pursues and completes the Restoration of such Individual Property in accordance with the terms and provisions of the related Qualified Lease. If Borrower shall elect to restore any Individual Property affected by a Casualty or Condemnation pursuant to the terms and provisions of the related Qualified Lease, Borrower's rights and obligations with respect to the related Restoration and Net Proceeds shall be as otherwise set forth in this Section 9.29.

                  9.30 Tax and Insurance Escrow Fund.

                  (a) Tax and Insurance Escrow Fund. Borrower shall pay to Lender on each date a payment of interest on the Loan is due (i) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (ii) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "Tax and Insurance Escrow Fund"). The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to this Agreement and under the Mortgages. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the actual amounts due for Taxes and Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Loan and all of Borrower's other obligations to Lender have been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the



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         owner of the Individual Properties. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (i) and (ii) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.

                  (b) Exemption from Tax and Insurance Escrow Requirements. Notwithstanding the terms and provisions of Section 9.30(a), Borrower shall not be required to contribute to the Tax and Insurance Escrow Fund, provided that (a) no Event of Default shall have occurred and (b) Borrower delivers, or causes the tenant under a Qualified Lease, to the extent applicable, to deliver, to Lender (i) receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges with respect to each Individual Property have been paid no later than ten (10) days prior to the date the same shall become delinquent (unless Borrower or the tenant under a Qualified Lease, to the extent applicable, is contesting such Taxes or Other Charges in accordance with the terms and provisions of this Agreement and the other Loan Documents) and (ii) written evidence satisfactory to Lender that all Policies required pursuant to Section 9.05 and by the Mortgage are in full force and effect and that all related Insurance Premiums have been paid no later than ten (10) days prior to the expiration dates of such Policies. Upon the occurrence of an Event of Default or notice from Lender that the terms and provisions of clause (b)(i) or clause (b)(ii) above have not been satisfied, Borrower shall begin to make monthly payments to the Tax and Insurance Escrow Fund in accordance with the terms and provisions of Section 9.30(a) commencing on the next date interest is due to be paid to Lender.

                  9.31 Replacements and Replacement Reserve.

                  (a) Replacement Reserve Fund. Borrower shall pay to Lender on each date a payment of interest on the Loan is due one-twelfth (1/12) of the amount (the "Replacement Reserve Monthly Deposit") reasonably estimated by Lender in its sole discretion to be due for replacements and repairs required to be made to the Individual Properties during the calendar year in order to maintain the Individual Properties in a first class condition (collectively, the "Replacements"). Amounts so deposited shall hereinafter be referred to as Borrower's "Replacement Reserve Fund" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "Replacement Reserve Account." Lender may reassess its estimate of the amount necessary for the Replacement Reserve Fund from time to time, and may increase the monthly amounts required to be deposited into the Replacement Reserve Fund upon thirty (30) days notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the Individual Properties. Any amount held in the Replacement Reserve Account and allocated for an Individual Property shall be retained by Lender and credited toward the future Replacement Reserves Monthly Deposits required by Lender hereunder in the event such Individual Property is released from the Lien of its related Mortgage in accordance with the Loan Documents.



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                  (b) Disbursements from Replacement Reserve Account.

                           (i) Lender shall make disbursements from the
                  Replacement Reserve Account to pay Borrower only for the costs of the Replacements. Lender shall not be obligated to make disbursements from the Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance to an Individual Property or for costs which are to be reimbursed from the Required Repair Fund.

                           (ii) Lender shall, upon written request from Borrower
                  and satisfaction of the requirements set forth in this Section 9.31(b), disburse to Borrower amounts from the Replacement Reserve Account necessary to pay for the actual approved costs of Replacements or to reimburse Borrower therefor, upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 9.31(b)(v) as determined by Lender. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if a Default or an Event of Default exists.

                           (iii) Each request for disbursement from the
                  Replacement Reserve Account shall be in a form specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request Borrower shall certify that all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the applicable Individual Property to which the Replacements are being provided. Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided and, unless Lender has agreed to issue joint checks as described below in connection with a particular Replacement, each request shall include evidence satisfactory to Lender of payment of all such amounts. Except as provided in Section 9.31(b)(v), each request for disbursement from the Replacement Reserve Account shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence of completion satisfactory to Lender in its reasonable judgment.

                           (iv) Borrower shall pay all invoices in connection
                  with the Replacements with respect to which a disbursement is requested prior to submitting such request for disbursement from the Replacement Reserve Account or, at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement. In the case of payments made by joint check, Lender may require a waiver of lien from each



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                  Person receiving payment prior to Lender's disbursement from the Replacement Reserve Account. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than Twenty-Five Thousand and NO/100 Dollars ($25,000) for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Individual Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

                           (v) If (i) the cost of a Replacement exceeds
                  Twenty-Five Thousand and NO/100 Dollars ($25,000), (ii) the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for reimbursement from the Replacement Reserve Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work,
                  (B) the materials for which the request is made are on site at the applicable Individual Property and are properly secured or have been installed in such Individual Property, (C) all other conditions in this Agreement for disbursement have been satisfied, (D) funds remaining in the Replacement Reserve Account are, in Lender's judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

                           (vi) Borrower shall not make a request for
                  disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than Twenty-Five Thousand and NO/100 Dollars ($25,000.00).

                  (c) Performance of Replacements. Each of the following are and shall be subject to the terms of the Qualified Lease applicable thereto, if any:

                           (i) Borrower shall make, or cause the tenant under a
                  Qualified Lease, to the extent applicable, to make, Replacements when required in order to keep each Individual Property in condition and repair consistent with comparable properties, including for Megaplex Properties, other movie theater properties in the same market segment in metropolitan areas comparable to the one in which the respective Megaplex Property is located, and to keep each Individual Property or any portion thereof from deteriorating. Borrower shall complete all


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                  Replacements in a good and workmanlike manner as soon as
                  practicable following the commencement of making each such Replacement.

                           (ii) Lender reserves the right, at its option, to
                  approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

                           (iii) In the event Lender determines in its
                  reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, Lender shall have the option to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

                           (iv) In order to facilitate Lender's completion or
                  making of the Replacements pursuant to Section 9.31(c)(iii) above, Borrower grants Lender the right to enter onto any Individual Property and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect such Individual Property from damage. All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgages and all other security for the Loan. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements;
                  (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title;
                  (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and
                  (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

                           (v) Nothing in this Section 9.31 shall: (i) make
                  Lender responsible for making or completing the Replacements;
                  (ii) require Lender to expend funds



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                  in addition to the Replacement Reserve Fund to make or
                  complete any Replacement; (iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

                           (vi) Borrower shall permit Lender and Lender's agents
                  and representatives (including Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 9.31 to enter onto each Individual Property during normal business hours (subject to the rights of tenants under their Qualified Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Individual Property, and to complete any Replacements made pursuant to this Section 9.31. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 9.31(cxvi) or the completion of Replacements pursuant to this
                  Section 9.31.

                           (vii) Lender may require an inspection of the
                  Individual Property at Borrower's expense prior to making a disbursement from the Replacement Reserve Account in order to verify completion of the Replacements for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

                           (viii) The Replacements and all materials, equipment,
                  fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanics', materialmen's or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Lender).

                           (ix) Before each disbursement from the Replacement
                  Reserve Account, Lender may require Borrower to provide Lender with a search of title to the applicable Individual Property effective to the date of the disbursement, which search shows that no mechanics' or materialmen's liens or other liens of any nature have been placed against the applicable Individual Property since the date of recordation of the related Mortgage and that title to such Individual Property is free and clear of all Liens (other than the lien of the related Mortgage and any other Liens previously approved in writing by Lender, if any).

                           (x) All Replacements shall comply with all applicable
                  Legal Requirements of all Governmental Authorities having jurisdiction over the applicable Individual Property and applicable insurance requirements including,




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                  without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

                           (xi) In addition to any insurance required under the
                  Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

                  (d) Failure to Make Replacements.

                           (i) It shall be an Event of Default under this
                  Agreement if Borrower fails to comply with any provision of this Section 9.31 and such failure is not cured within thirty
                  (30) days after notice from Lender. Upon the occurrence of such an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Section 9.31, or for any other repair or replacement to any Individual Property or toward payment of the Loan or other obligations of Borrower to Lender in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

                           (ii) Nothing in this Agreement shall obligate Lender
                  to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Loan or other amounts owed by Borrower to Lender pursuant to the Loan Documents or in any specific order or priority.

                  (e) Balance in a Replacement Reserve Account. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

                  (f) Indemnification. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the Replacements. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor or materials in connection with the Replacements; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

                  (g) Exemption from Replacement Reserve Fund Requirements. Notwithstanding the terms and provisions of Section 9.31(a) and Section 9.31(b),


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         Borrower shall not be required to make the Replacement Reserve Monthly
         Deposit, provided that (a) no Event of Default shall have occurred and
         (b) Borrower makes, or causes the applicable tenant under a Qualified Lease to make, the Replacements in accordance with the terms and provisions of this Section 9.31. Upon (i) the occurrence of an Event of Default or (ii) Borrower's failure to make, or cause to be made, all Replacements in accordance with the terms and provisions of this
         Section 9.31 within ten (10) days after notice of such failure from Lender, Borrower shall begin to make the Replacement Reserve Monthly Deposit in accordance with the terms and provisions of Section 9.31(a) commencing on the next date interest is due to be paid to Lender.

                  9.32 Ground Lease Reserve Fund.

                  (a) Deposits to Ground Lease Fund. On each date a payment of interest is due after the date hereof and so long as an Obligor is a tenant under a Ground Lease, Borrower shall pay to Lender one-twelfth of the rents (including both base and additional rents) and other charges that Lender estimates will be payable by the applicable Obligor as tenant under the Ground Leases (collectively, "Ground Rents") during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such rents and other charges at least thirty (30) days prior to their respective due dates. Amounts so deposited shall hereinafter be referred to as the "Ground Lease Reserve Fund" and the account in which such amounts are held shall hereinafter be referred to as the "Ground Lease Reserve Account."

                  (b) Release of Ground Lease Funds. Lender shall have the right to apply the Ground Lease Funds to payment of rents and other charges due under any Ground Lease. In making any payment relating to rents and other charges under any Ground Lease, Lender may do so according to any bill, statement or estimate procured from the lessor under such Ground Lease, without inquiry into the accuracy of such bill, statement or estimate. If the amount of Ground Lease Reserve Funds shall exceed the amounts due for rents and other charges under the Ground Leases for the immediately succeeding twelve (12) months as determined by Lender, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Ground Lease Funds. Any Ground Lease Funds remaining after the Loan and all other obligations of Borrower to Lender under the Loan Documents have been paid in full shall be returned to Borrower.

                  (c) Exemption from Ground Lease Reserve Fund Requirements. Notwithstanding the terms and provisions of Section 9.32(a) and Section 9.32(b), Borrower shall not be required to contribute to the Ground Lease Reserve Fund provided that (a) no Event of Default shall have occurred, (b) the ground lessors under the Ground Leases shall remain obligated to notify Lender of any default by Borrower, as tenant, under the Ground Leases and permit Lender a reasonable opportunity to cure such default and (c) no payment or other default by Borrower, as tenant, shall have occurred under any Ground Lease. Upon the occurrence of an Event of Default or notice from Lender that the conditions set forth in clauses (b) or (c) above have not been satisfied, Borrower shall begin to make payments to the Ground Lease Reserve Fund in accordance with the



                                       94


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         terms and provisions of Section 9.32(a) commencing on the next date interest is due to be paid to Lender.

                   9.33 FEIN For Archon SPE Holdings. Promptly upon Borrower's receipt of Archon SPE Holdings U.S. taxpayer identification number, Borrower shall notify Lender in writing of such identification number.

                   9.34 Independent Directors. Within thirty days of Lender's written request (which may be given at any time and in Lender's sole discretion), Borrower shall cause Megaplex Owner, Archon SPE holdings, or both, to have at least two Independent Directors and cause the articles of incorporation for such Persons to be amended to require such two Independent Directors, and thereafter will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless two Independent Directors shall have participated in such vote.

                   9.35 Substitution Rights. From time to time Borrower may request the right to sell an existing Megaplex Property and have it be released from the Mortgage Lien and, simultaneously with such sale, acquire a new Real Estate Property which is a reasonably comparable theater property which would become a Megaplex Property under the Loan Documents and be subject to the Lien of a Mortgage securing the Loan and other obligations of Obligors to Lender. If Lender consents to such request (which consent can be granted, withheld or conditioned in Lender's sole discretion), Borrower shall comply (i) with all of the provisions of Section 7.03(c) (other than the requirement of using Loan proceeds) for the acquisition of additional Real Estate Properties plus appropriate title insurance and other deliveries so that Lender's position and information about such new property is comparable with Lender's position and information relating to the Initial Megaplex Properties, and (ii) with such other conditions as Lender may impose in its sole and absolute condition. If Lender does not consent to such request, Lender shall have no obligation to release its Mortgage Lien on such existing Megaplex Property or otherwise consent to any sale or disposition of such Megaplex Property.

                   9.36 Reserve Funds, Generally.

                  (a) Borrower grants to Lender a first priority perfected security interest in each Tax and Insurance Escrow Fund, Replacement Reserve Fund, Ground Lease Reserve Fund, the Required Repairs Fund, and any other escrow or reserve fund established by the Loan Documents (each such fund is herein called a "Reserve Fund" and collectively, the "Reserve Funds") and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Loan and other obligations of Borrower to Lender. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Loan and other obligations of Borrower to Lender.

                  (b) Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Loan and other obligations of Borrower to Lender in any order in its sole discretion.



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


                  (c) The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

                  (d) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

                   9.37 Archon Securitization Loan Documents. Borrower shall cause Archon SPE Holdings and Securitization Property Owner at all times to comply with and not permit an event of default to occur under the Archon Securitization Loan Documents. Borrower shall not permit Archon SPE Holdings or Securitization Property Owner to amend or modify the Archon Securitization Loan Documents without Lender's prior written consent. Additionally, Borrower shall use its best efforts to cause, within 180 days of the Effective Date, Archon SPE Holdings and Securitization Property Owner to amend the Archon Securitized Loan Documents to permit, without further action or consent (other than notice to any party), Lender or its designee, to foreclose or otherwise take title to and assume all ownership rights with respect to the stock which is pledged to Lender pursuant to the Pledge Agreement and to enter into an intercreditor agreement with Lender, all in forms reasonably acceptable to Lender (the foregoing requirements to obtain such amendment and intercreditor agreement, to the extent not waived by Lender as provided in the last sentence of this Section 9.37, are collectively referred to herein as the "Archon Required Amendments"). Lender agrees to negotiate in good faith and on a commercially reasonable basis in obtaining Archon Required Amendments. Lender reserves the right, but is under no obligation, to waive (as Lender determines in its sole and absolute discretion) all or any portion of the requirements that Borrower obtain the Archon Required Amendments.

                   9.38 Pad Mortgages. Upon the earlier of thirty (30) days of the Effective Date or the date of the second disbursement of the Loan, Borrower shall cause Megaplex Owner to provide (i) a mortgage encumbering each Pad Property which is subject to a lease, including a Qualified Lease, providing Lender with a first mortgage lien on such Pad Property, in such form as acceptable to Lender, and (ii) such other information as Lender is entitled to for acquisitions of Real Estate Properties pursuant to Section 7.03(ii)(c). All costs and expenses associated with such requirements, including Lender's attorneys fees and expenses shall be paid by Borrower.

                   9.39 [INTENTIONALLY DELETED]

                   9.40 Required Repairs Fund.

                  (a) Borrower shall perform, or shall cause Megaplex Owner or the tenant under the applicable Qualified Lease to perform, the repairs at the Individual Owned Properties, as more particularly set forth on
         Schedule 9.40 hereto (such repairs hereinafter referred to as "Required Repairs"). Borrower shall complete, or shall cause Megaplex Owner or the tenant under the applicable Qualified Lease to complete, the Required Repairs on or before the required deadline for each repair as set forth on Schedule 9.40. It shall be an Event of Default under this Agreement if (a) Borrower does not complete,



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         or cause to be completed, the Required Repairs at each Individual Owned
         Property by the required deadline for each repair as set forth on
         Schedule 9.40, and (b) Borrower does not satisfy each condition contained in 9.40(b) hereof. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at one or more of the Individual Owned Properties or toward payment of the Loan and other obligations owed by Borrower to Lender in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. On the Effective Date, Borrower shall deposit with Lender the amount for each Individual Owned Property set forth on such Schedule 9.40 hereto to perform the Required Repairs for such Individual Owned Property. Amounts so deposited shall hereinafter be referred to as Borrower's "Required Repair Fund" and the accounts are held shall hereinafter be referred to as Borrower's "Required Repair Account".

                  (b) Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender at least thirty (30) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (c) Lender shall have received a certificate from Borrower (i) stating that all Required Repairs at the applicable Individual Owned Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs performed at such Individual Owned Property to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (d) at Lender's option, a title search for such Individual Owned Property indicating that such Individual Owned Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (e) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs at such Individual Owned Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to make disbursements form the Required Repair Account with respect to any Individual Owned Property unless such requested disbursement is in an amount greater than Twenty-Five Thousand and No/100 Dollars ($25,000) (or a lesser amount if the total amount in the Required Repair Account is less than Twenty-Five Thousand and No/100 Dollars ($25,000), in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 9.40(b).

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

                   Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) Borrower shall default in the payment of any principal of the Loan when due (whether at stated maturity or at mandatory or optional prepayment); or

                  (b) Borrower shall default in the payment of (i) any interest on any Loan, (ii) any fee or (iii) any other amount (other than an amount referred to in clause (a) of this Section 10) payable by it hereunder or under any other Loan Document when due and such default shall, in the case of (ii) or (iii), have continued unremedied for more than 5 Business Days (but not beyond the stated maturity of the Loan (whether lapse of time, prepayment, acceleration or otherwise); or

                  (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by Borrower or any of its Subsidiaries, or any certificate furnished by any Obligor, to Lender pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect (except to the extent derived from Tenant Information which Borrower did not know was incorrect); or

                  (d) any Obligor shall default in the performance of any of its obligations under any of Sections 9.03, 9.04 (as to its legal existence and REIT status), 9.05, 9.06, 9.07, 9.08, 9.09, 9.10, 9.11, 9.12, 9.13,
         9.14, 9.15, 9.16, 9.17, 9.20(b), 9.21(b) or 9.22(b), and 9.23; or

                  (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section 10) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof to Borrower by Lender; or

                  (f) Borrower or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $2,500,000 or more; or Borrower or any of its Subsidiaries shall default in the payment when due of any amount aggregating $2,500,000 or more under any Hedging Agreement and, in either case, shall not have cured such default within the applicable grace period, if any; or

                  (g) any event specified in any note, agreement, indenture or other document evidencing or relating to any other Indebtedness aggregating $2,500,000 or more of Borrower or any of its Subsidiaries shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to require that it be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a higher level; or any event specified in any Hedging Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the



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



         lapse of time or both) to permit, termination or liquidation payment or payments aggregating $2,500,000 or more to become due; or

                  (h) a proceeding or case shall be commenced, without the application or consent of Borrower or its affected Subsidiary, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Borrower or such Subsidiary or of all or any substantial part of its Property, or
         (iii) similar relief in respect of Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against Borrower or any of its Subsidiaries shall be entered in an involuntary case under the Bankruptcy Code; or

                  (i) Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or
         (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (j) Borrower or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (k) a final judgment or judgments for the payment of money of $2,500,000 or more in the aggregate (exclusive of judgment amounts covered by insurance where the insurer has admitted or failed to deny liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against Borrower or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof or Borrower or the relevant Subsidiary shall not, within such period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (l) an event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any ERISA Affiliate shall incur or in the opinion of the Lender shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Lender, would (either individually or in the aggregate) have a Material Adverse Effect; or


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

                  (m) there shall have been asserted against Borrower or any of its Subsidiaries an Environmental Claim that, in the judgment of the Lender, is reasonably likely to be determined adversely to Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by Borrower or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be covered by insurance or paid by other creditworthy Persons jointly and severally liable therefor); or

                  (n) a Change in Control of any Obligor shall occur; or

                  (o) If Borrower has not borrowed all of Tranche A within 90 days (or such longer period as Lender may elect in its sole discretion) of the Effective Date;

                  (p) If Borrower has not borrowed all of Tranche B within 180 days (or such longer period as Lender may elect in its sole discretion) of the Effective Date; provided however, that it shall not be an Event of Default under this subsection (p) if the sole reason for Borrower's failure to borrow all of Tranche B within such time frame is Borrower's failure to obtain the Archon Required Amendments after otherwise complying with the terms of Section 9.37; or

                  (q) any "Event of Default" under any other provision of this Agreement or any other Loan Document.

         THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (h) or (i) of this Section 10 with respect to any Obligor, Lender may, by notice to Borrower, terminate the obligation of Lender to advance Loan Proceeds and/or declare the principal amount then outstanding of, and the accrued interest on, the Loan and all other amounts payable by the Obligors hereunder and under the Note (including any amounts payable under Section 5.03) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (h) or (i) of this Section 10 with respect to any Obligor, the obligation of Lender to advance Loan Proceeds shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loan, and all other amounts payable by the Obligors hereunder and under the Note (including any amounts payable under Section 5.03) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

         Section 11. [INTENTIONALLY OMITTED]

         Section 12. Miscellaneous.

                   12.01 Notices. All notices, requests and other communications provided for herein (including any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including by telecopy), delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (below the name of Borrower, in the case of any Subsidiary Guarantor); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided


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in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                   12.02 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                   12.03 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by Borrower and Lender and any provision of this Agreement may be waived by Lender.

                   12.04 Expenses, Etc. Borrower agrees to pay or reimburse Lender, upon demand from Lender, for: (a) all reasonable out-of-pocket costs and expenses of Lender (including, without limitation, the reasonable fees and expenses of Katten Muchin Zavis, special counsel to Lender and the reasonable fees and expenses of Lender's special state counsel) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extension of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated);
(b) all reasonable out-of-pocket costs and expenses of Lender (including the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and
(ii) the enforcement of this Section 12.04; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein.

         Borrower hereby agrees to defend, indemnify and hold each of the Indemnified Parties harmless from and against, any and all losses, liabilities, claims, damages or expenses incurred by any of them, whether or not Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by Borrower or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or such Indemnified Party's material breach of this Agreement, or claims against such Indemnified Party arising from its own acts or omissions to the extent wholly unrelated to this Agreement). Without limiting the



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generality of the foregoing, Borrower will defend, indemnify and hold each of the Indemnified Parties harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or such Indemnified Party's material breach of this Agreement, or claims against such Indemnified Party arising from its own acts or omissions to the extent wholly unrelated to this Agreement) arising under any Environmental Law as a result of the past, present or future operations of Borrower or any of its Subsidiaries, or the past, present or future condition of any site or facility owned, operated or leased at any time by Borrower or any of its Subsidiaries, or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, excluding any such Release or threatened Release that shall occur during any period when Lender shall be in possession of any such site or facility following the exercise by the Lender of any of its rights and remedies hereunder, but including any such Release or threatened Release occurring during such period that is a continuation of conditions previously in existence, or of practices employed by Borrower and its Subsidiaries, at such site or facility.

                   12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                   12.06 Assignments by Obligors. No Obligor may assign any of its rights or obligations hereunder or under the Note without the prior consent of the Lender.

                   12.07 Secondary Market Transaction in Loan and Note. Borrower and each Subsidiary Guarantor agrees that Lender has the absolute right to securitize, sell, assign, pledge, syndicate, grant participations in, or otherwise dispose of, all or any portion of the Loan (each such transaction, a "Securitization"). Lender may determine to resell some or all of the Loan or retain title to some or all of the Loan as part of a Securitization. Provided that the following are at no material additional expense to any Obligor (other than expenses which an Obligor is otherwise obligated to pay pursuant the Loan Documents), do not create any additional material obligations of any Obligor or materially adversely affect any Obligor's rights under the Loan Documents:

                  (a) Borrower agrees that Borrower shall cooperate, and Borrower shall cause each Subsidiary Guarantor to cooperate, in all reasonable respects at the request of Lender in connection with any such Securitization, including in connection with any documentation changes and any site inspections, updated appraisals, financial information (including financial statements and other financial information as described in this Agreement) or other diligence requested or conducted by any investors, and/or any Rating Agency, whether before or after funding. In connection with any Securitization, Lender may, among other things, in its sole discretion, determine to
         (i) reconstitute the Loan such that it is recast into multiple loans of such priorities and terms as Lender may determine (so long as the economic terms of the Loan do not, in the aggregate, materially change), and/or (ii) sever the Loan or any tranche thereof into two or more self-contained, internally cross-collateralized mortgage loan financings (any of all of the foregoing, a "Loan Reconstitution"). Borrower agrees that Borrower will reasonably cooperate, and cause each Subsidiary Guarantor to reasonably cooperate, in all material respects at the request of the Lender in connection with any such Loan Reconstitution.

                  (b) Without in any way limiting the generality of the foregoing, each Obligor agrees that Lender may, among other things, in its sole discretion, elect to effect a Loan Reconstitution pursuant to which the Loan is recast into a senior loan tranche (the "Senior Tranche") and a junior loan tranche (the "Junior Tranche") as follows:
         (i) the principal amount of each of the Senior Tranche and the Junior Tranche will be determined by Lender in its sole discretion (provided that the aggregate principal amount thereof shall not exceed the aggregate principal amount of the Loan outstanding immediately prior to such Loan Reconstitution); (ii) the interest rate applicable to each of the Senior Tranche and the Junior Tranche shall be determined by Lender in its sole discretion (provided that the blended interest rate from time to time applicable to the Senior Tranche and the Junior Tranche and the payments as a result thereof shall not exceed the interest rate and the payments as a result thereof which, but for such Loan Reconstitution, would have been applicable from time to time under the Loan pursuant to this Agreement), (iii) the Senior Tranche will continue to be evidenced and secured by the Loan Documents and the Junior Tranche will be evidenced and secured by one (1) or more pledge agreements of all of the stock, shares, partnership interests, membership interests, beneficial interests or other ownership interests in Obligors and by other loan documents which are substantially in the forms of the Loan Documents, in each case with such documentation changes as Lender may reasonably request (1) to evidence the principal amount of and interest rate applicable to each of the Senior Tranche and the Junior Tranche and the subordination of the Junior Tranche to the Senior Tranche, (2) at Lender's election to cause the Senior Tranche to cross-default the Junior Tranche and/or the Junior Tranche to cross default the Senior Tranche, (3) at Lender's election, to cause certain of the provisions of this Agreement (including, without limitation, the definition of or affecting financial ratios and the release price calculations) to be applicable to the Senior Tranche and the Junior Tranche on an aggregate basis, (4) at Lender's election, the pledgor(s) under the pledge agreement securing the Junior Tranche shall be the obligor(s) with regard to the Junior Tranche, Borrower shall cause the pledgors in question to execute the applicable documentation required by Lender and the applicable Obligor will no longer be an obligor with regard to the portion of the Loan represented by the Junior Tranche; and (5) to reflect such other documentation changes and/or changes to the structure of the Loan and the organizational documents of each Obligor and the other pledgors, if any, as Lender may reasonably request in connection with the Senior Tranche and/or the Junior Tranche. At Lender's election, the Senior Tranche and Junior Tranche may each be subject to one or more Securitizations.

                  (c) Except to the extent the Loan Documents otherwise require, Obligors shall not be required to pay for material third party out-of-pocket costs and expenses which are incurred in a Securitization subsequent to the Closing Date.

                  (d) Without in any way limiting the generality of the foregoing, each Obligor agrees that, in order to implement a Securitization involving a public offering or private placement of certificates ("Certificates"), (i) Lender may transfer, pledge or assign to one or more of a depositor, indenture trust, owner trust or other trust (collectively, a "Depositor") all right, title and interest of Lender in, to and under the Loan and the Loan Documents, (ii) if such Securitization is a public offering of Certificates, some or all of Lenders in, or the Depositor, as the case may be, may exercise the Replacement Option,


                                       103

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         and (iii) the Depositor may enter into a pooling and servicing agreement or other agreement which provides for issuance of the Certificates (the "Pooling and Servicing Agreement"). Pursuant to the Pooling and Servicing Agreement, the Depositor will assign, pledge or grant to the certificate trustee (or to the indenture trustee, as trustee, if such Securitization involves a public or private offering of Certificates), among other things, all of the Depositor's right, title and interest in, to and under each of the Loan Documents (as such Loan Documents may have therefore been amended or reconstituted, including in connection with the exercise of the Replacement Option, if applicable) and may grant to the certificate trustee (or to the indenture trustee, as trustee, if applicable in connection with a Securitization involving a public or private offering of Certificates) the full or any part of the exclusive and irrevocable right, power and authority to exercise or to determine to refrain from exercising, any rights, powers and privileges of the Lender under the Loan Documents, including, without limitation, (x) the right to grant or withhold any and all consents or approvals which may be requested or given pursuant to this Agreement or any of the other Loan Documents, and the right to exercise any vote or abstain from voting on any matter on which a vote may be required hereunder or thereunder, including any determination to amend, modify, waiver or terminate any provision hereof or thereof, (y) the right to give and receive any and all notices, demands or other communication which are required to be, or may be, given hereunder or thereunder, and (z) the right to exercise or determine to refrain from exercising any and all rights and remedies hereunder or thereunder. For all purposes of this Agreement and the other Loan Documents, each Obligor may assume, and shall recognize, that upon such assignment (other than for collateral purposes and, if for collateral purposes, upon assignment in connection with the exercise of remedies or in lieu of the exercise of remedies) to the certificate trustee or the indenture trustee, as the case may be, the certificate trustee or the indenture trustee, as the case may be, shall be and become the Lender for all purposes hereunder and under the other Loan Documents and shall have all rights of Lender hereunder and thereunder, including, without limitation, the right to exercise or refrain from exercising any and all of such rights, powers and privileges. Each Obligor further agrees that the Depositor, Lender, certificate trustee and/or the indenture trustee may delegate any or all of Lender's rights, powers and privileges to a servicer ("Servicer") and each Obligor shall recognize the Servicer as the agent of the certificate trustee and/or the indenture trustee, as the case may be.

                  (e) Each Obligor acknowledges and agrees that the Certificates representing beneficial interests in the Loan may be offered to the public in a transaction requiring registration under the Securities Act of 1933, as amended. In such event, the holder of the Loan (who at such time may be Lender, an administrative agent, as agent, for Lender or the Depositor) shall have the absolute right at any time in connection with effecting such Securitization, to exercise the Replacement Option, provided that each Obligor is afforded not less than 10 Business Days' prior written notice of the intention to exercise the Replacement Option. "Replacement Option", when used herein or in any of the other Loan Documents, shall mean the right and option of the then holder of the Loan to require Borrower to (i) execute and deliver an indenture (the "Indenture") with a trustee (which trustee shall be qualified to act as such under the Trust Indenture Act of 1939 and shall otherwise be selected by and satisfactory to the then holder of the Loan) which Indenture shall amend and restate this Agreement (or otherwise replace this Agreement)


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


         in its entirety insofar as it relates to the Loan, (ii) cooperate with the then holder of the Loan and any other required Persons in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, (iii) issue notes under and pursuant to the Indenture (the "Indenture Notes"), which Indenture Notes shall be duly authenticated and delivered by the indenture trustee, in replacement of the Note evidencing the Loan, (iv) take all actions as are required to cause the Indenture Notes to be secured by the Loan Documents, and to ensure that the priority of the Mortgage is not impaired by virtue of such replacement of the Note with the Indenture Notes, and (v) cooperate with the then holder of the Loan in connection with the assignment of such holder's interest under the Loan Documents in question to the indenture trustee, as trustee for the benefit of the holder of the Indenture Notes.

                  (f) Each Obligor will, upon request from Lender, in connection with a Securitization, enter into such acknowledgments and confirmations of the applicable assignments as Lender may request.

                   12.08 Sale of Note and Securitization. At the request of the holder of the Note and, to the extent not already required to be provided by an Obligor under this Agreement or the other Loan Documents, each Obligor shall, subject to the terms and provisions of this Section 12.08, use reasonable efforts to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with a Securitization, including using reasonable efforts to do (or cause to be done) the following (but Obligors will not in any event be required pursuant to any of the provisions of this Section
12.08 to incur, suffer or accept (except to a de minimis extent) (i) any lesser rights or greater obligations as are currently set forth in the Loan Documents or an Obligor's organizational documents (unless Borrower is made whole by the holder of the Note), or (ii) except as expressly set forth in this Section 12.08, any expense:

                  (a) (i) provide such financial and other information as may be reasonably requested, subject to the terms and provisions hereof, with respect to the Individual Property, Borrower, Subsidiary Guarantors and their Subsidiaries and affiliates, and, to the extent in the possession of an Obligor and not subject to confidentiality restrictions, any tenants of any Individual Property, (ii) provide business plans and budgets relating to the Individual Property (and to the extent such information is readily available to Borrower, the same shall be provided without cost to Lender) and (iii) to perform or permit or cause to be performed or permitted or allow Lender to perform such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Property, as may be reasonably requested by Lender or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "Provided Information"), together, if customary, with appropriate verification and/or consents of the Provided Information to the extent reasonably obtainable, through letters of auditors, engineers or appraisers or opinions of counsel; and

                  (b) cause independent counsel to render opinions as to fraudulent conveyance or any other opinion customary in securitization transactions with respect to the Individual Property, and Borrower, and its affiliates (but not a true sale or 10b-5 opinion),



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         including, without limitation, a nonconsolidation opinion and/or insolvency option acceptable to Lender and all applicable rating agencies, which counsel and opinions shall be reasonably satisfactory to Lender and the Rating Agencies and which shall be addressed to such Persons as shall be reasonably designated by the holder of the Note. Any Obligor's failure to deliver the opinions required hereby within such ten (10) Business Days after written request therefor shall constitute an "Event of Default" hereunder.

                   12.09 Cooperation with Rating Agencies. In the event this Loan becomes an asset in or of a Securitization, Borrower agrees upon Lender's request to meet with representatives of the Rating Agencies in connection with such a Securitization to discuss the business and operations of the Individual Properties and, in that regard, agrees to cooperate with the reasonable requests of the Rating Agencies including, without limitation delivering any existing environmental materials relating to the Individual Properties in Borrower's possession.

                   12.10 Securitization Indemnification.

                  (a) Each Obligor understands that certain of the Provided Information and the information required to be delivered by Borrower hereunder (the "Required Reports") may be included in disclosure documents in connection with the Securitization, including a prospectus or private placement memorandum (each, a "Disclosure Document") and may also be included in filings with the United States Securities and Exchange Commission pursuant to applicable law, or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of Securities or other transfer of ownership with respect to the Securitization, each Obligor will cooperate with the holder of the Note in updating the Provided Information or Required Reports for inclusion or summary in the Disclosure Document by providing all current information pertaining to any Obligor, any Subsidiary of an Obligor, and the Individual Properties necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

                  (b) In connection with each of (x) a preliminary and a private placement memorandum or (y) a preliminary and final prospectus, as applicable, Borrower agrees to provide an indemnification certificate:

                           (i) provided Borrower has been requested by Lender to
                  do so, and if the applicable items have been revised to reflect all of Borrower's comments, certifying that Borrower has examined those portions of such memorandum or prospectus, as applicable, expressly pertaining to any Obligor, any Subsidiary of an Obligor, and the Individual Properties and the Loan including applicable portions of the sections entitled "Special Considerations," "Description of the Mortgages," "Description of the Mortgage Loans and Mortgaged Properties," "Borrower" and "Certain Legal Aspects of the Mortgage Loan," (or analogous portions or sections) and such sections (and any other sections reasonably requested and pertaining to any Obligor, any Subsidiary of an Obligor, and the Individual Properties or the Loan), all of which sections have been identified to



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                  Borrower by Lender do not contain any untrue statement of a material fact or, to the best of Borrower's knowledge, omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not materially misleading as the applicable sections pertain to Borrower, the Loan and the Properties;

                           (ii) indemnifying Lender and the Affiliates of Lender
                  that have filed a registration statement relating to the Securitization (the "Registration Statement"), each of their directors, each of their officers who have signed the Registration Statement and each Person who controls Lender or Lender Parent within the meaning of any federal or state securities laws (collectively, the "Lender Group"), any underwriters selected by Lender or Lender Parent for the Securitization, and each Person who controls the underwriters in question, within the meaning of any federal or state securities laws (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (the "Liabilities") to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the applicable portions of such sections described in Section 12.10(b)(i) expressly applicable and relating to the Obligors, any Subsidiary of the Obligors, the Individual Properties or the Loan, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections or in light of the circumstances under which they were made, not misleading, provided, however, that Borrower shall not be required to indemnify Lender for any Liabilities relating to untrue statements or omissions which Borrower identifies to Lender in writing at the time of Borrower's examination of the Registration Statement; and

                           (iii) agreeing to reimburse the Lender, the Lender
                  Group and the Underwriter Group for any legal or other expenses reasonably incurred by such Persons in connection with investigating or defending the Liabilities. Borrower's Liability under clauses (i), (ii) above and this clause (iii) shall be limited to Liabilities arising out of or based upon any such untrue statement or omission made therein in reliance upon and in conformity with information prepared and furnished to Lender by any Obligor pursuant to provisions of Sections
                  12.08. 12.09, and 12.10 hereof. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
         Section 12.10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 12.10, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 12.10, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right, following notice to and consultation with Borrower, to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this Section 12.10 is for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under this Section 12.10 the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the Lender Group's and Borrower's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and
         (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it may not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

                  (e) Rating Surveillance. Lender may retain the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization.

                   12.11 Retention of Servicer. Lender reserves the right to retain a servicer to act as its agent hereunder with such powers as are specifically delegated to the servicer by Lender, whether pursuant to the terms of this Agreement, the Mortgage or otherwise, together with such other powers as are reasonably incidental thereto. In no event shall any Obligor be required to pay any servicer fees, securitization trustee fees or other securitization administrative expenses except as may be expressly provided in this Agreement. Notwithstanding the foregoing,



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Borrower shall pay any reasonable fees and expenses of the servicer in connection with a prepayment, release of an Individual Property, assumption or modification of the Loan, enforcement of the Loan Documents or any other amounts which Borrower may be obligated to pay pursuant to the Loan Documents.

                   12.12 Survival. The obligations of Borrower under Sections 5.03, 12.04, and 12.10 the obligations of each Subsidiary Guarantor under
Section 6.03 shall survive the repayment of the Loan the expiration or termination of the Lender's obligation to advance and the termination of this Agreement or any provision hereof and, in the case of Lender that may assign any interest in the Loan hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall survive the making of such representation and warranty, and Lender shall not be deemed to have waived, by reason of making any extension of credit hereunder, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

                   12.13 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                   12.14 Governing Law; Submission to Jurisdiction.

                  (a) Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the law of the State of New York.

                  (b) Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement against such Obligor or its properties in the courts of any jurisdiction.

                  (c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this


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         Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                   12.15 WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS AND LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                   12.16 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                   12.17 Treatment of Certain Information; Confidentiality.

                  (a) Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by Lender or by one or more subsidiaries or affiliates of Lender and Borrower hereby authorizes Lender to share any information delivered to Lender by Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Lender hereunder. Such authorization and binding effect shall survive the repayment of the Loan.

                  (b) Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound lending practices and shall not use same for any purpose other than in connection with this Agreement or as permitted below or elsewhere in this Section 12, any non-public information supplied to it by Borrower pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 12.17), (ii) to the extent required by applicable law or judicial process, (iii) to counsel for the Lender, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender), or to auditors, accountants or advisors, (v) to the Lender, (vi) in connection with any litigation to which the Lender or another Indemnified Party is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (vii) to a subsidiary or affiliate of such Lender as provided in paragraph (a) above, (viii) to any rating agency



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         or insurer, or (ix) in connection with a Securitization so long as any assignee, pledgee, transferor, servicer, fiscal agent of transferee or participant (or prospective assignee, pledgee, transferor, servicer, fiscal agent of transferee or participant) is advised of the confidential nature of the items in question. The obligations of Lender under this Section 12.17 shall supersede and replace the obligations of such Lender under any confidentiality agreement, if any. The foregoing covenants may be enforced by Borrower by obtaining injunctive or specific relief from a court of competent jurisdiction, without the necessity of posting bond or proving lack of adequate remedy at law, such remedies to be cumulative and not exclusive of any other remedies available to Borrower at law or in equity.

                   12.18 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 12.18 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

                   12.19 Construction of Documents. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                     BORROWER:

                                     ENTERTAINMENT PROPERTIES TRUST


                                     By: ___________________________________
                                     Name:__________________________________
                                     Title:_________________________________


                                     Address for Notices:
                                     Union Station
                                     30 Pershing Road
                                     Suite 201
                                     Kansas City, Missouri 64108
                                     Attention: David Brain
                                     Telecopier No.: (816) 472-5794
                                     Telephone No.: (816) 472-1700


                                     SUBSIDIARY GUARANTORS:

                                     MEGAPLEX FOUR, INC.


                                     By:____________________________________
                                     Name:__________________________________
                                     Title:_________________________________

                                     Address for Notices:
                                     Union Station
                                     30 Pershing Road
                                     Suite 201
                                     Kansas City, Missouri 64108
                                     Attention: David Brain
                                     Telecopier No.: (816) 472-5794
                                     Telephone No.: (816) 472-1700

                                     THEATRE SUB, INC.


                                     By:______________________________________
                                     Name:____________________________________
                                     Title:___________________________________

                                     Address for Notices:
                                     Union Station
                                     30 Pershing Road
                                     Suite 201
                                     Kansas City, Missouri 64108
                                     Attention: David Brain
                                     Telecopier No.: (816) 472-5794
                                     Telephone No.: (816) 472-1700

                                     LENDER:

                                     iStar Financial Inc.
                                     By:_____________________________________
                                     Name:___________________________________
                                     Title:__________________________________


                                     Address for Notices:
                                     1114 Avenue of the Americas
                                     27th Floor
                                     New York, New York 10036
                                     Attention:______________________________
                                     Telecopier No.:_________________________
                                     Telephone No.:__________________________

                                    EXHIBIT A

                                 [Form of Note]

                                 PROMISSORY NOTE

$50,000,000.00                                                      May 18, 2001
                                                              New York, New York

         FOR VALUE RECEIVED, ENTERTAINMENT PROPERTIES TRUST, a Maryland real estate investment trust (the "Borrower"), hereby promises to pay to iStar Financial Inc., a Maryland corporation (the "Lender"), at the office of 1114 Avenue of the Americas, 27th Floor, New York, New York 10036, the principal sum of Fifty Million Dollars ($50,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by Lender to Borrower under the Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Agreement, and to pay interest on the unpaid principal amount of such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement.

         The date, amount, interest rate and duration of Interest Period (if applicable) of the Loan (and each advance of Loan proceeds) made by Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by Lender on its books provided that the failure of Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Agreement or hereunder in respect of the Loans made by the Lender.

         This Note is the Note referred to in the Amended and Restated Credit Agreement dated as of May 18, 2001 (as modified and supplemented and in effect from time to time, the "Agreement") between Borrower, the Subsidiary Guarantors party thereto, and evidence the Loan made by Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Agreement.

         The Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

         This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                    ENTERTAINMENT PROPERTIES TRUST, a
                                    Maryland real estate investment trust

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title___________________________________

                                    EXHIBIT A

                                 [FORM OF NOTE]

                   12.20 PROMISSORY NOTE


$50,000,000.00                                            ____________ ___, 2001
                                                              New York, New York

         FOR VALUE RECEIVED, ENTERTAINMENT PROPERTIES TRUST, a Maryland real estate investment trust (the "Borrower"), hereby promises to pay to iStar Financial Inc., a Maryland corporation (the "Lender"), at the office of 1114 Avenue of the Americas, 27th Floor, New York, New York 10036, the principal sum of Fifty Million Dollars ($50,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loan made by Lender to Borrower under the Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Agreement, and to pay interest on the unpaid principal amount of the Loan, at such office, in like money and funds, for the period commencing on the date of the Loan until the Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement.

         The date of advance of proceeds, amount, interest rate and duration of Interest Period of the Loan (and each advance of Loan proceeds) made by Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by Lender on its books provided that the failure of Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Agreement or hereunder in respect of the Loan made by the Lender.

         This Note is the Note referred to in the Amended and Restated Credit Agreement dated as of ____ __, 2001 (as modified and supplemented and in effect from time to time, the "Agreement") between Borrower, the Subsidiary Guarantors party thereto, and Lender, and evidence the Loan made by Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Agreement.

         The Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of the Loan upon the terms and conditions specified therein.

         This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                ENTERTAINMENT PROPERTIES TRUST, a
                                Maryland real estate investment trust

                                By:____________________________________
                                Name:__________________________________
                                Title__________________________________

                  12.21 EXHIBIT B


                  (a) ARCHON SECURITIZATION LOAN DOCUMENTS

        Section 13. 1. Loan Agreement, dated as of June 29, 1998, between Borrower and Lender.

        Section 14. 2. Promissory Note, dated as of June 29, 1998, made by Borrower in favor of Lender in the original principal amount of $105,000,000.

        Section 15. 3. Environmental Indemnity Agreement, dated as of June 29, 1998, between Borrower and Lender.

        Section 16. 4. Deposit Account Agreement, dated June 29, 1998, among Borrower, Lender and UMB Bank, N.A., as Agent.

        Section 17. 5. Mortgage Loan Cooperation Agreement, dated June 29, 1998, among Borrower, Entertainment Properties Trust, as Indemnitor, and Lender.

        Section 18.       REAL ESTATE DOCUMENTS

        Section 19. 6. Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of June 29, 1998, made by Borrower to Jay C. Paxton, as Trustee, for Lender and securing the property known as Grand 24.

        Section 20. 7. Assignment of Leases and Rents, dated as of June 29, 1998, made by Borrower in favor of Lender and relating the property known as Grand 24.

        Section 21. 8. Assignment of Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated June 29, 1998, made by Lender to Goldman Sachs Mortgage Company and relating the property known as Grand 24.

        Section 22. 9. Assignment of Assignment of Leases and Rents, dated June 29, 1998, made by Lender to Goldman Sachs Mortgage Company and relating the property known as Grand 24.

        Section 23. 10. UCC-1 Financing Statements to be filed in the following jurisdictions:

        Section 24.       a. Texas Secretary of State

        Section 25.       b. Dallas County, Texas

        Section 26. 11. UCC-3 Financing Statements assigning all of Lender's rights under the original Financing Statement to Goldman Sachs Mortgage Company to be filed in the following jurisdictions:

        Section 27.       a. Texas Secretary of State

        Section 28.       b. Dallas County, Texas

        Section 29. 12. Title Policy relating to the property known as Grand 24.

        Section 30.       13. Survey relating to the property known as Grand 24.

        Section 31. 14. Subordination, Non-disturbance and Attornment Agreements with respect to Grand 24.

        Section 32. 15. Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of June 29, 1998, made by Borrower to Stewart Title of California, as Trustee, for Lender and securing the property known as Promenade 16.

        Section 33. 16. Assignment of Leases and Rents, dated as of June 29, 1998, made by Borrower in favor of Lender and relating the property known as Promenade 16.

        Section 34. 17. Assignment of Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated June 29, 1998, made by Lender to Goldman Sachs Mortgage Company and relating the property known as Promenade 16.

        Section 35. 18. Assignment of Assignment of Leases and Rents, dated June 29, 1998, made by Lender to Goldman Sachs Mortgage Company and relating the property known as Promenade 16.

        Section 36. 19. UCC-1 Financing Statements to be filed in the following jurisdictions:

        Section 37.       a. California Secretary of State

        Section 38.       b. Los Angeles County, California

        Section 39. 20. UCC-2 Financing Statements assigning all of Lender's rights under the original Financing Statement to Goldman Sachs Mortgage Company to be filed in the following jurisdictions:

        Section 40.       a. California Secretary of State

        Section 41.       b. Los Angeles County, California

        Section 42. 21. Title Policy relating to the property known as Promenade 16.

        Section 43.       22. Survey relating to the property known as Promenade
16.

        Section 44. 23. Subordination, Non-disturbance and Attornment Agreements with respect to Promenade 16.

        Section 45. 24. Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of June 29, 1998, made by Borrower to Jay C. Paxton, as Trustee, for Lender and securing the property known as Studio 30.

        Section 46. 25. Assignment of Leases and Rents, dated as of June 29, 1998, made by Borrower in favor of Lender and relating the property known as Studio 30.

        Section 47. 26. Assignment of Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated June 29, 1998, made by Lender to Goldman Sachs Mortgage Company and relating the property known as Studio 30.

        Section 48. 27. Assignment of Assignment of Leases and Rents, dated June 29, 1998, made by Lender to Goldman Sachs Mortgage Company and relating the property known as Studio 30.

        Section 49. 28. UCC-1 Financing Statements to be filed in the following jurisdictions:

        Section 50.       a. Texas Secretary of State

        Section 51.       b. Harris County, Texas

        Section 52. 29. UCC-3 Financing Statements assigning all of Lender's rights under the original Financing Statement to Goldman Sachs Mortgage Company to be filed in the following jurisdictions:

        Section 53.       a. Texas Secretary of State

        Section 54.       b. Harris County, Texas

        Section 55. 30. Title Policy relating to the property known as Studio 30.

        Section 56.       31. Survey relating to the property known as Studio
30.

        Section 57. 32. Subordination, Non-disturbance and Attornment Agreements with respect to Studio 30.

        Section 58. 33. Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of June 29, 1998, made by Borrower to Stewart Title of California, as Trustee, for Lender and securing the property known as Ontario Mills 30.

        Section 59. 34. Assignment of Leases and Rents, dated as of June 29, 1998, made by Borrower in favor of Lender and relating the property known as Ontario Mills 30.

        Section 60. 35. Assignment of Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated June 29, 1998, made by Lender to Goldman Sachs Mortgage Company and relating the property known as Ontario Mills 30.

        Section 61. 36. Assignment of Assignment of Leases and Rents, dated June 29, 1998, made by Lender to Goldman Sachs Mortgage Company and relating the property known as Ontario Mills 30.

        Section 62. 37. UCC-1 Financing Statements to be filed in the following jurisdictions:

        Section 63.       a. California Secretary of State

        Section 64.       b. San Bernardino County, California

        Section 65. 38. UCC-2 Financing Statements assigning all of Lender's rights under the original Financing Statement to Goldman Sachs Mortgage Company to be filed in the following jurisdictions:

        Section 66.       a. California Secretary of State

        Section 67.       b. San Bernardino County, California

        Section 68. 39. Title Policy relating to the property known as Ontario Mills 30.

        Section 69.       40. Survey relating to the property known as Ontario
Mills 30.

        Section 70. 41. Subordination, Non-disturbance and Attornment Agreements with respect to Ontario Mills 30.

        Section 71. 42. Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of June 29, 1998, made by Borrower to Nathaniel S. Walsh, as Trustee, for Lender and securing the property known as West Olive 16.

        Section 72. 43. Assignment of Leases and Rents, dated as of June 29, 1998, made by Borrower in favor of Lender and relating the property known as West Olive 16.

        Section 73. 44. Assignment of Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated June 29, 1998, made by Lender to Goldman Sachs Mortgage Company and relating the property known as West Olive 16.

        Section 74. 45. Assignment of Assignment of Leases and Rents, dated June 29, 1998, made by Lender to Goldman Sachs Mortgage Company and relating the property known as West Olive 16.

        Section 75. 46. UCC-1 Financing Statements reflecting the assignment of Lender's rights under the Financing Statements to Goldman Sachs Mortgage Company which are to be filed in the following jurisdictions:

        Section 76.       a. Missouri Secretary of State

        Section 77.       b. St. Louis County, Missouri

        Section 78. 47. Title Policy relating to the property known as West Olive 16.

        Section 79.       48. Survey relating to the property known as West
Olive 16.

        Section 80. 49. Subordination, Non-disturbance and Attornment Agreements with respect to West Olive 16.

        Section 81. 50. Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of June 29, 1998, made by Borrower to Jay C. Paxton, as Trustee, for Lender and securing the property known as Huebner Oaks 24.

        Section 82. 51. Assignment of Leases and Rents, dated as of June 29, 1998, made by Borrower in favor of Lender and relating the property known as Huebner Oaks 24.

        Section 83. 52. Assignment of Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated June 29, 1998, made by Lender to Goldman Sachs Mortgage Company and relating the property known as Huebner Oaks 24.

        Section 84. 53. Assignment of Assignment of Leases and Rents, dated June 29, 1998, made by Lender to Goldman Sachs Mortgage Company and relating the property known as Huebner Oaks 24.

        Section 85. 54. UCC-1 Financing Statements to be filed in the following jurisdictions:

        Section 86.       a. Texas Secretary of State

        Section 87.       b. Bexar County, Texas

        Section 88. 55. UCC-3 Financing Statements assigning all of Lender's rights under the original Financing Statement to Goldman Sachs Mortgage Company to be filed in the following jurisdictions:

        Section 89.       a. Texas Secretary of State

        Section 90.       b. Bexar County, Texas

        Section 91. 56. Title Policy relating to the property known as Huebner Oaks 24.

        Section 92.       57. Survey relating to the property known as Huebner
Oaks 24.

        Section 93. 58. Subordination, Non-disturbance and Attornment Agreements with respect to Huebner Oaks 24.

        Section 94. 59. Open-End Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of June 29, 1998, made by Borrower to Lender and securing the property known as Lennox 24.

        Section 95. 60. Assignment of Leases and Rents, dated as of June 29, 1998, made by Borrower in favor of Lender and relating the property known as Lennox 24.

        Section 96. 61. Assignment of Open-End Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated June 29, 1998, made by Lender to Goldman Sachs Mortgage Company and relating the property known as Lennox 24.

        Section 97. 62. Assignment of Assignment of Leases and Rents, dated June 29, 1998, made by Lender to Goldman Sachs Mortgage Company and relating the property known as Lennox 24.

        Section 98. 63. UCC-1 Financing Statements reflecting the assignment of Lender's rights under the Financing Statements to Goldman Sachs Mortgage Company which are to be filed in the following jurisdictions:

        Section 99.       a. Ohio Secretary of State

        Section 100.      b. Franklin County, Ohio

        Section 101. 64. Title Policy relating to the property known as Lennox 24.

        Section 102.      65. Survey relating to the property known as Lennox
24.

        Section 103. 66. Subordination, Non-disturbance and Attornment Agreements with respect to Lennox 24.

        Section 104. 67. Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated June 29, 1998, made by Borrower to Lender and securing the property known as Mission Valley 20.

        Section 105. 68. Assignment of Leases and Rents, dated as of June 29, 1998, made by Borrower in favor of Lender and relating the property known as Mission Valley 20.

        Section 106. 69. Assignment of Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated June 29, 1998, made by Lender to Goldman Sachs Mortgage Company and relating the property known as Mission Valley 20.

        Section 107. 70. Assignment of Assignment of Leases and Rents, dated June 29, 1998, made by Lender to Goldman Sachs Mortgage Company and relating the property known as Mission Valley 20.

        Section 108. 71. UCC-1 Financing Statements to be filed in the following jurisdictions:

        Section 109.      a. California Secretary of State

        Section 110.      b. San Diego County, California

        Section 111. 72. UCC-3 Financing Statements assigning all of Lender's rights under the original Financing Statement to Goldman Sachs Mortgage Company to be filed in the following jurisdictions:

        Section 112.      a. California Secretary of State

        Section 113.      b. San Diego County, California

        Section 114. 73. Title Policy relating to the property known as Mission Valley 20.

        Section 115. 74. Survey relating to the property known as Mission Valley 20.

        Section 116. 75. Subordination, Non-disturbance and Attornment Agreements with respect to Mission Valley 20.

        Section 117. 76. Indemnity Agreement by Entertainment Properties Trust ("EPT") to Stewart Title Company relating to Mechanics Liens.

        Section 118. 77. Estoppel Certificate, dated July 30, 1998, made by Borrower and EPT to Lender.

        Section 119. 78. Estoppel Certificate, dated July 24, 1998, made by Mission Valley Partnership to Lender and agreed to by Borrower.

        Section 120.      79. Certificate of Borrower and Lender dated July 30,
1998.

        Section 121. DOCUMENTS REFLECTING PRIOR TRANSFER OF REAL ESTATE FROM ENTERTAINMENT PROPERTIES TRUST ("EPT")

        Section 122.      TO EPT DOWNREIT II, INC. ("EPT II")

        Section 123. 80. Special Warranty Deed made by EPT granting the property known as Grand 24 to EPT II.

        Section 124. 81. Assignment and Assumption Agreement whereby EPT assigned its rights as Landlord under a certain Lease Agreement on Grand 24 to EPT II.

        Section 125. 82. Grant Deed made by EPT granting the property known as Promenade 16 to EPT II.

        Section 126. 83. Assignment and Assumption Agreement whereby EPT assigned its rights as Landlord under a certain Lease Agreement on Promenade 16 to EPT II.

        Section 127. 84. Special Warranty Deed made by EPT granting the property known as Studio 30 to EPT II.

        Section 128. 85. Assignment and Assumption Agreement whereby EPT assigned its rights as Landlord under a certain Lease Agreement on Studio 30 to EPT II.

        Section 129. 86. Grant Deed made by EPT granting the property known as Ontario Mills 24 to EPT II.

        Section 130. 87. Assignment and Assumption Agreement whereby EPT assigned its rights as Landlord under a certain Lease Agreement on Ontario Mills 24 to EPT II.

        Section 131. 88. Special Warranty Deed made by EPT granting the property known as West Olive 16 to EPT II.

        Section 132. 89. Assignment and Assumption Agreement whereby EPT assigned its rights as Landlord under a certain Lease Agreement on West Olive 16 to EPT II.

        Section 133. 90. Special Warranty Deed made by EPT granting the property known as Huebner Oaks 24 to EPT II.

        Section 134. 91. Assignment and Assumption Agreement whereby EPT assigned its rights as Landlord under a certain Lease Agreement on Huebner Oaks 24 to EPT II.

        Section 135. 92. Assignment and Assumption Agreement whereby EPT assigned its rights under a certain Ground Lease Agreement on Lennox 24 to EPT II.

        Section 136. 93. Assignment and Assumption Agreement whereby EPT assigned its rights as Landlord under a certain Lease Agreement on Lennox 24 to EPT II.

        Section 137. 94. Assignment and Assumption Agreement whereby EPT assigned its rights under a certain Ground Lease Agreement on Mission Valley 20 to EPT II.

        Section 138. 95. Assignment and Assumption Agreement whereby EPT assigned its rights as Landlord under a certain Lease Agreement on Mission Valley 20 to EPT II.

        Section 139.      96. Affidavit by EPT to Stewart Title Guaranty
Company.

        Section 140.      97. Affidavit by EPT II to Stewart Title Guaranty
Company.

        Section 141. 98. Bill of Sale made by EPT to EPT II transferring all of the personal property located on each of the properties.

        Section 142.      LEGAL OPINIONS

        Section 143. 99. Opinion of Stinson, Mag & Fizzell, P.C. with respect to due authorization, enforceability and non-contravention.

        Section 144. 100. Non-consolidation opinion of Stinson, Mag & Fizzell, P.C.

        Section 145. 101. Opinion of Sullivan & Cromwell with respect to due authorization and enforceability.

        Section 146. 102. Opinion of Vorys, Sater, Seymour & Pease LLP with respect to due authorization and enforceability.

        Section 147. 103. Opinion of Vinson & Elkins L.L.P. with respect to due authorization and enforceability.

        Section 148.      CORPORATE DOCUMENTS

        Section 149. 104. Statement of Unanimous Consent of the Board of Trustees of EPT.

        Section 150. 105. Officer's Certificate of EPT II as to the Articles of Incorporation, Bylaws and Board Resolutions.

        Section 151. 106. Certificates of Good Standing of EPT issued by the Secretary of State of each of Maryland and Missouri.

        Section 152. 107. Certificate of Good Standing of EPT issued by the Secretary of State of Missouri.

        Section 153.

                  153.01 EXHIBIT C


                  (a) INITIAL MEGAPLEX PROPERTIES


1. LOEWS WOODRIDGE 18: Lease Agreement by and between Catellus Development Corporation ("Landlord") and Loews Gurnee Mills Cinemas, Inc. ("Tenant"), dated July 7, 1997.

2. PALM PROMENADE 24: Lease by and between EPT DOWNREIT, INC. ("Landlord") and American Multi-Cinema, Inc. ("Tenant"), dated February 10, 2000.

3. CARY CROSSROADS 20: Lease Agreement by and between Cary Crossroads Cinema, LLC ("Landlord") and Cary Cinema LLC, successor in interest to Consolidated Theatres Management, LLC ("Tenant"), dated December 21, 1998 as amended by that First Amendment to Lease Agreement, dated December 21, 1998.

4. TALMPA PALMS 20: Lease by and between EPT DOWNREIT, INC. ("Landlord") and Muvico Entertainment, L.L.C. ("Tenant"), dated June 17, 1999.

                                    EXHIBIT D

                  153.02 INITIAL PAD PROPERTIES



1. Cantera Lot 2 located adjacent to Cantera theatre at 28250 Diehl Road, Warrenville, Illinois

2. Cantera Lot 5 located adjacent to Cantera theatre at 28250 Diehl Road, Warrenville, Illinois

3. Gulf Point Pad A - Texas Land & Cattle located at 11900 Dickinson Road, Houston, Texas. Lease Agreement between EPT DownREIT, Inc. and Tx.C.C., Inc., dated February 5, 1999.

4. Gulf Pointe Pad B - Bennigan's located at 11940 Dickinson Road, Houston, Texas. Lease Agreement between EPT DownREIT, Inc. and Steak and Ale of Texas, Inc., dated February 10, 1999, as amended.

5. Gulf Pointe Pad C located adjacent to Gulf Pointe theatre at 11801 E. South Sam Houston Pkwy., Houston, Texas.

6. Mesquite Pad A - Bennigan's located at 1320 N. Peachtree Road, Mesquite, Texas. Lease Agreement between EPT DownREIT, Inc. and Steak and Ale of Texas, Inc., dated February 10, 1999.

7. Mesquite Pad B - Texas Roadhouse located at 1420 Peachtree Road, Mesquite, Texas. Lease Agreement between EPT DownREIT, Inc. and Texas Roadhouse Holdings, LLC.

8. Mesquite Pad C - On the Border located at 1414 Gross Road, Mesquite, Texas. Lease Agreement between EPT DownREIT, Inc. and Brinker Texas, L.P., dated July 24, 1998.

9. Mesquite Pad D located adjacent to Mesquite theatre at 19919 IH 635, Mesquite, Texas.

10. Pompano Pad A - Kmart located at 2421 N. Federal Hwy., Pompano Beach, Florida. Assignment and Assumption Agreement between Pompano Theaters Holdings, LTD. and EPT DownREIT, Inc., dated October 30, 1998.

11. Pompano Pad B - Nickels located at 2341 N. Federal Highway, Pompano Beach, Florida. Assignment and Assumption Agreement between Pompano Theaters Holdings, LTD. and EPT DownREIT, Inc., dated November 1, 1998.

12. Powder Springs Pad A located adjacent to Roadhouse Grill located at 2810 East West Connector, Austell, Georgia.

13. Powder Springs Pad B located adjacent to Roadhouse Grill located at 2810 East West Connector, Austell, Georgia.

14. Powder Springs Pad C - Roadhouse Grill located at 2810 East West Connector, Austell, Georgia

15. Woodridge Lot A located adjacent to Loews theatre at 10000 Woodward Avenue, Woodridge, Illinois.

16. Woodridge Lot B located adjacent to Loews theatre at 10000 Woodward Avenue, Woodridge, Illinois.

17. Woodridge Lot C located adjacent to Loews theatre at 10000 Woodward Avenue, Woodridge, Illinois.

                                    EXHIBIT E

                  (a) INITIAL SECURITIZED PROPERTIES


1.       First Colony 24 located at 3301 Town Centre Blvd. South, Sugarland,
         Texas.

2.       Grand 24 located at 10110 Technology East Blvd., Dallas, Texas.

3.       Lennox 24 located at 777 Kinnear Road, Columbus, Ohio.

4.       Mission Valley 20 located at 1640 Cameo Del Rio North, San Diego,
         California.

5.       Ontario Mills 30 located at 4549 Mills Circle, Ontario California.

6.       Promenade 16 located at 21801 Oxnard, Woodland Hills, California.

7.       Studio 30 located at 2949 Dunvale, Houston, Texas 77063

8.       West Olive 16 located at 12657 Olive Street, Creve Coeur, Missouri.

                                    EXHIBIT F

                  (b) MEGAPLEX NINE LOAN DOCUMENTS



1.       Mezzanine Loan Agreement

2.       Promissory Note

3.       Pledge and Security Agreement

4.       Acknowledgement and Consent to Pledge and Security Agreement by
         Borrower

5.       Intercreditor Agreement (between Senior Lender and Mezzanine Lender)

6.       UCC-1 Financing Statements

7.       Indemnity Agreement

8.       Environmental Indemnity Agreement

9.       Mezzanine Cash Management Agreement

10. Copy of Pledged Stock Certificate No. 1 Representing 100 Shares of Capital Stock in Megaplex Nine, Inc.

11.      Stock Power, in blank, by Mezzanine Borrower

12. Opinion of counsel for Borrower and Mezzanine Borrower with respect to the due execution and enforceability (Missouri)

13. Opinion of counsel for Borrower and Mezzanine Borrower with respect to enforceability of the loan documents (New York)

14. Opinion of counsel for Mezzanine Borrower (New York, Missouri and Illinois) regarding creation and perfection of security interests in collateral including accounts

15.      Substantive Non-Consolidation Opinion (Senior Loan)

16.      Substantive Non-Consolidation Opinion (Mezzanine Loan)

17.      Closing Statement

                                    EXHIBIT G

                  (c) QUALIFIED GROUND LEASES


1. LOEWS WOODRIDGE 18: Ground Lease by and between Catellus Development Corporation, a Delaware corporation and EPT DOWNREIT, INC., a Missouri corporation ("Tenant") dated December 28, 1998; as assigned to Megaplex Four, Inc., a Missouri corporation.

2. PALM PROMENADE 24: Ground Lease by and between AMC Realty, Inc. ("Lessor") and EPT DOWNREIT, INC., a Missouri corporation dated February 10, 2000; as assigned to Megaplex Four, Inc., a Missouri corporation.

                                                                       EXHIBIT H

                  (d) CLOSING CHECKLIST


                                    Lender:    [iStar Entity]
                                    Borrower:  Entertainment Properties Trust
                                    Mortgagor: Megaplex Four, Inc.
                                    Property:  Palm Promenade
                                               Woodridge 18
                                               Crossroads 20
                                               Tampa Starlight 20
                                               Retail Pad Portfolio
                                               Archon/EPT DownREIT II Portfolio

                           LEGAL CLOSING CHECKLIST(1)


 --------- ------------------------------------------------------------------------------------- ---------- ---------
                                                                                                   SENT/
   RESP.                                         DOCUMENT                                          REC'D     STATUS
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                Section 154.   ORGANIZATIONAL DOCUMENTS OF BORROWER, MORTGAGOR/PROPERTY OWNERS
           AND PLEDGOR
 --------- ------------------------------------------------------------------------------------- ---------- ---------
           BORROWER:
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   154.01   Declaration of Trust and all amendments thereto, certified as filed by SDAT of Maryland
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   154.02   By-laws, certified by Borrower
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   154.03   Certificate of Good Standing issued by SDAT of Maryland
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   154.04   Certificate of Good Standing issued by Secretary of State of
           Missouri
 --------- ------------------------------------------------------------------------------------- ---------- ---------


--------
(1) THIS PRELIMINARY CLOSING CHECKLIST (THIS "CHECKLIST") IS A STANDARD FORM CHECKLIST, HAS BEEN PREPARED ON THE ASSUMPTION THAT A COMMITMENT HAS BEEN ISSUED BY LENDER, BUT MAY NOT REFLECT ALL CONDITIONS TO CLOSING CONTEMPLATED BY THE COMMITMENT. THIS CHECKLIST DOES NOT CONSTITUTE A COMMITMENT BY LENDER TO MAKE A LOAN, AND SHOULD NOT BE RELIED ON AS SUCH.

         THIS CHECKLIST COVERS PRIMARILY THOSE ITEMS WHICH ARE TO BE SUBMITTED TO LENDER'S COUNSEL, AND DOES NOT INCLUDE ALL CLOSING REQUIREMENTS WHICH MAY BE SET FORTH IN ANY COMMITMENT RELATED TO THE PROPOSED LOAN, SUCH AS AN APPRAISAL, AN ENVIRONMENTAL REPORT OR AN ENGINEERING REPORT.

 --------- ------------------------------------------------------------------------------------- ---------- ---------
                                                                                                   SENT/
   RESP.                                         DOCUMENT                                          REC'D     STATUS
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   154.05 Certificate of Corporate Resolutions and Incumbency
 --------- ------------------------------------------------------------------------------------- ---------- ---------

           MORTGAGOR (OWNER OF FOUR MEGAPLEX THEATERS AND PAD SITES):(2')
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   154.06 Certificate of Incorporation and all amendments thereto, certified as filed by Secretary of State where incorporated
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   154.07 By-laws, certified by Secretary of Mortgagor
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   154.08 Certificate of Good Standing issued by Secretary of State where incorporated
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   154.09 Certificate of Good Standing issued by Secretary of State where property is located

                   a.   California
                   b.   Illinois
                   c.   Florida
           154.10  d.   North Carolina
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   154.11   Certificate of Corporate Resolutions and Incumbency
 --------- ------------------------------------------------------------------------------------- ---------- ---------
           PROPERTY  OWNERS AND ARCHON SPE PLEDGOR  (I.E.,  OWNER OF SHARES IN EPT DOWNREIT II,
           INC. AND OWNER OF "ARCHON" PORTFOLIO)(3')
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   154.12 Certificate of Incorporation and all amendments thereto, certified as filed by Secretary of State where incorporated

           154.13  a.   Archon SPE Pledgor

           154.14  b.   EPT DownREIT II, Inc.
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   154.15 By-laws, certified by Secretary of applicable Property Owner

           154.16  a.   Archon SPE Portfolio

           154.17  b.   EPT DownREIT II, Inc.


--------
(2') MORTGAGOR (I.E., MEGAPLEX FOUR, INC.) MUST BE A BANKRUPTCY REMOTE, NEWLY FORMED, SPE.

(3')     ARCHON SPE PLEDGOR MUST BE A BANKRUPTCY REMOTE FORMED SPE.

 --------- ------------------------------------------------------------------------------------- ---------- ---------
                                                                                                   SENT/
   RESP.                                         DOCUMENT                                          REC'D     STATUS
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   154.18 Certificate of Good Standing issued by Secretary of State where incorporated

           154.19  a.   Archon Pledgor

           154.20  b.   EPT DownREIT II, Inc.
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   154.21 Certificate of Secretary of State Where Property is Located

           154.22  a.   Archon SPE Pledgor

           154.23       i.       Illinois

           154.24       ii.      Texas

           154.25       iii.     Florida

           154.26       iv.      Georgia

           154.27  b.   EPT DownREIT II, Inc. [list applicable states]
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   154.28 Certificate of Corporate Resolutions and Incumbency for Archon
           SPE Pledgor
 --------- ------------------------------------------------------------------------------------- ---------- ---------
           THEATRE SUB, INC., A MISSOURI CORPORATION
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   154.29 Certificate of Incorporation and all amendments thereto, certified as filed by Secretary of State where incorporated
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   154.30 By-laws, certified by Secretary of Pledgor
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   154.31 Certificate of Good Standing issued by Secretary
           of State where incorporated
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   154.32 Certificate of Good Standing issued by Secretary of State of
           Missouri
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   154.33 Certificate of Corporate Resolutions and Incumbency
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                Section 155.   GROUND LEASES
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   155.01 Certified copy of Ground Leases, including all modifications and amendments thereto

 --------- ------------------------------------------------------------------------------------- ---------- ---------
                                                                                                   SENT/
   RESP.                                         DOCUMENT                                          REC'D     STATUS
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                       a)    Palm Promenade, San Diego, California
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                       b)    Woodridge, Illinois
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   155.02 Assignments of Ground Leases from EPT DownREIT, Inc., to
           Mortgagor
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                       a)    Palm Promenade, San Diego, California
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                       b)    Woodridge, Illinois
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   155.03 Ground Lease Estoppel Certificates from Ground Lessor to Lender
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                       a)    Palm Promenade, San Diego, California
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                       b)    Woodridge, Illinois
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                Section 156.   SPACE LEASES
 --------- ------------------------------------------------------------------------------------- ---------- ---------

 --------- ------------------------------------------------------------------------------------- ---------- ---------
                                                                                                   SENT/
   RESP.                                         DOCUMENT                                          REC'D     STATUS
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   156.01 Certified copies of Theater Leases and any other Space Leases, including all modifications and amendments thereto

                        156.02

                   a)   Theater Leases
                        i)       AMC - Palm Promenade
                        ii)      Loews - Woodridge 18
                        iii)     Consolidated - Crossroads 20
                        iv)      Muvico - Tampa Starlight 20

                   b)   Space Leases

                        i)       Gulf Pointe

                                 1)      TX C.C., Inc. (S&A Restaurant Corp.,
                                         guarantor)
                                 2)      S&A
                        ii)      Mesquite
                                 1)      Steak and Ale of Texas, Inc. (S&A Restaurant
                                         Corp., guarantor)
                                 2)      Texas Roadhouse Holdings, LLC
                                 3)      Brinker Texas, L.P.
                        iii)     Pompano
                                 1)      K-Mart
                                 2)      Nickels of Canada
                        iv)      Powder Springs
                                 1)      Roadhouse Grill, Inc.
                        v)       Other

                   c)   Archon Portfolio

 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   156.03 Certified copies of all Guaranties of Theater
           Leases and of any other Space Leases for all properties
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   156.04 Confirmation of Loew's Lease(4')
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   156.05 Form of Space Leases (if applicable)
 --------- ------------------------------------------------------------------------------------- ---------- ---------

--------
(4')     LOEW'S OPERATING AGREEMENT WILL BE PC.

 --------- ------------------------------------------------------------------------------------- ---------- ---------
                                                                                                   SENT/
   RESP.                                         DOCUMENT                                          REC'D     STATUS
 --------- ------------------------------------------------------------------------------------- ---------- ---------
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   156.06 Chain of Assignment of Theater Leases to Mortgagor
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   156.07 Assignment of Rights under 4th amendment of Credit Agreement to
           Mortgagor
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   156.08 [Reserved]
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   156.09 Rent Roll or Occupancy Statement (if applicable)

                   a)   Theater Leases
                        i)       AMC - Palm Promenade
                        ii)      Loews - Woodridge 18
                        iii)     Consolidated - Crossroads 20
                        iv)      Muvico - Tampa Starlight 20

                   b)   Space Leases
                        i)       Gulf Pointe
                                 1)      TX C.C., Inc. (S&A Restaurant Corp.,
                                         guarantor)
                                 2)      S&A
                        ii)      Mesquite
                                 1)      Steak and Ale of Texas, Inc. (S&A Restaurant
                                         Corp., guarantor)
                                 2)      Texas Roadhouse Holdings, LLC
                                 3)      Brinker Texas, L.P.
                        iii)     Pompano
                                 1)      K-Mart
                                 2)      Nickels of Canada
                        iv)      Powder Springs
                                 1)      Roadhouse Grill, Inc.
                        v)       Other
                   c)            Archon
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                Section 157.   ESTOPPEL LETTERS AND SUBORDINATION AND NON-DISTURBANCE AGREEMENTS
 --------- ------------------------------------------------------------------------------------- ---------- ---------

 --------- ------------------------------------------------------------------------------------- ---------- ---------
                                                                                                   SENT/
   RESP.                                         DOCUMENT                                          REC'D     STATUS
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   157.01 Tenant Estoppel Letters in agreed form

                   a)   Theater Leases
                        i)       AMC - Palm Promenade
                        ii)      Loews - Woodridge 18
                        iii)     Consolidated - Crossroads 20
                        iv)      Muvico - Tampa Starlight 20
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                        157.02 "CCNR" Estoppels"

                                         a) Woodridge
                                           b) Tampa
                                       c) Palm Promenade
                                         d) Crossroads
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   157.03 Lease Guarantor Joinder & Estoppel
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   157.04 Subordination, Non-Disturbance and Attornment Agreements in
           agreed form

                   a)   Theater Leases
                        i)       AMC - Palm Promenade
                        ii)      Loews - Woodridge 18
                        iii)     Consolidated - Crossroads 20
           157.05       iv)      Muvico - Tampa Starlight 20
 --------- ------------------------------------------------------------------------------------- ---------- ---------

 --------- ------------------------------------------------------------------------------------- ---------- ---------
                Section 158.   ZONING, USE AND OCCUPANCY
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                      1.    Certificates of Occupancy
                   a)   Theater Leases
                                 i)    Palm Promenade
                                 ii)   Woodridge 18 - Rec'd
                                 iii)  Crossroads 20 - Rec'd
                                 iv)   Tampa Starlight 20 - Rec'd

                   b)   Pad Portfolio
                        i)       Cantera
                        ii)      Gulf Pointe
                        iii)     Mesquite
                        iv)      Pompano
                        v)       Woodridge
                        vi)      Powder Springs
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B          2.       Zoning Research for four Megaplexes (Letter from municipality re:
                        zoning and building compliance)

                   a)   Palm Promenade
                   b)   Woodridge 18
                   c)   Crossroads 20
                   d)   Tampa Starlight 20
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B      3.          Municipal departmental violation searches (building code), including environmental lien searches and letter from municipality for four
                                                     Megaplexes

                   a)   Palm Promenade
                   b)   Woodridge 18
                   c)   Crossroads 20
                   d)   Tampa Starlight 20
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                Section 159.   FINANCIAL STATEMENTS; AND ENGINEERING/ENVIRONMENTAL REPORTS
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                        159.01 Audited Consolidated Financial Statements of Borrower

 --------- ------------------------------------------------------------------------------------- ---------- ---------
                        159.02 Operating Statement of Properties, prepared and certified by
           Borrower

                   Four Megaplex Properties
                   b.   Pad Properties
                   c.   Archon Portfolio
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                        159.03 Reserved
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                        159.04 Engineering Reports for Properties
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                        159.05 Environmental Reports for Properties
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                Section 160.   CASUALTY INSURANCE POLICIES
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   160.01 All Risk
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   160.02 Boiler Damage and Liability Insurance
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   160.03 Business/Rental Interruption Insurance
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   160.04 Public Liability Insurance
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   160.05 Umbrella Insurance
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   160.06 Flood Insurance policy or evidence that premises are not located in flood zone
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   160.07 Other Insurance required by Lender
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                Section 161.   TITLE INSURANCE
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B      4.        Marked title commitment and/or pro forma title policy with the following endorsements: (a) comprehensive, (b) creditors rights, (c) variable rate, (d) doing business, (e) ALTA zoning 3.1 (with
                                parking), (f) multistate mortgage, (g) tie-in, (h)
                              mortgage tax, (i) same as survey, (j) tax parcel, (k)
                               usury, (l) contiguity (if applicable), (m) access,
                         (n) subdivision, (o) PUD (if applicable), (p) First Dollar, (q)
                         environmental lien (if applicable/available) and (r) Last Dollar

                   a)   Palm Promenade
                   b)   Woodridge 18
                   c)   Crossroads 20
                   d)   Tampa Starlight 20

                   COPY OF EXISTING POLICY CONFIRMING THAT EPT DOWNREIT II, INC. OWNS THE
                   ARCHON SITES.
 --------- ------------------------------------------------------------------------------------- ---------- ---------

 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   161.01 Copy of existing policy confirming (in the case of a) - f))
           that Pad Portfolio Owner is the owner of record (and, if not the owner of record, an endorsement or new policy insuring that Pad Portfolio Owner is the owner of record)

                   a)   Cantera

           161.02  b)   Gulf Pointe

           161.03  c)   Mesquite

           161.04  d)   Pompano

           161.05  e)   Woodridge

           161.06  f)   Powder Springs

           161.07  g)   Archon (copy of owners policy)
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   161.08 Copies of all recorded easements, rights of way, restrictive covenants, leases and other instruments of record (except for Archon portfolio)
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   161.09 Approval of title company and re-insuring title insurance companies and amounts taken
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   161.10 Evidence that required ALTA Direct Facultative  Reinsurance
           Agreements will be issued by companies and in amounts satisfactory to Lender
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   161.11 UCC-1 financing statement search, tax lien search, judgment search, pending litigation and bankruptcy search (Secretary of State and county where property is located and where Borrower, Mortgagor, Pad Property Owner and
           Pledgor is organized and has chief executive office/principal place of business)
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                5. Most recent tax bills for each property
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   161.12 Verification of independent tax lot status for each property
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   161.13 Evidence of required affirmative insurance and special endorsements required by Lender
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   161.14 Insured closing letter from title insurance company (if required)
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   161.15 Final Title Policies Per Commitment under #50
 --------- ------------------------------------------------------------------------------------- ---------- ---------

                Section 162.   SURVEYS
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                                6. Survey (7 copies)

                   a)   Palm Promenade - Received
           162.01  b)   Woodridge 18

           162.02  c)   Crossroads 20

           162.03  d)   Tampa Starlight

           162.04  e)   Cantera (copy of existing survey only)

           162.05  f)   Gulf Pointe (copy of existing survey only)

           162.06  g)   Mesquite (copy of existing survey only)

                   h)   Pompano (copy of existing survey only)
                   i)   Woodridge (copy of existing survey only)
                   j)   Powder Springs (copy of existing survey only)
                   h)   Archon sites (copy of existing survey only)
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                Section 163.   OPINION LETTERS
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   163.01 Opinion of counsel for Borrower, Pledgors and Mortgagor with respect to due execution, enforceability etc. (Missouri)
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   163.02 Opinion of counsel for Borrower, Pledgors and Mortgagor with respect to enforceability of the loan documents (New York)
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                                7. Opinions of local counsel

                   a)   Illinois
                   b)   California
                   c)   Florida
                   d)   North Carolina
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   163.03 Maryland opinion for Borrower
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   163.04 Substantive Non-Consolidation Opinion
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                Section 164.   EXISTING MORTGAGES TO BE RELEASED OR ASSIGNED
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                        164.01 Tampa Starlight 20
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                        164.02 Other
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                Section 165.   LOAN DOCUMENTS
 --------- ------------------------------------------------------------------------------------- ----------

   C/B                  165.01 Credit Agreement
 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  165.02 Promissory Note
 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  165.03 Mortgage/Leasehold Mortgage and Security Agreement/Deed of Trust

                   a.   Palm Promenade
                   b.   Woodridge 18
                   c.   Crossroads 20
                   d.   Tampa Starlight 20
 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  8. Assignment of Leases and Rents

                   a.   Palm Promenade
                   b.   Woodridge 18
                   c.   Crossroads 20
                   d.   Tampa Starlight 20
 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  165.04 UCC-1 Financing Statements (with Schedule A attached)
 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  165.05 UCC-1 Financing Statements

                   a)   Missouri
                   b)   Maryland
                   c)   New York
                   d)   Florida
                   e)   North Carolina
                   f)   California
 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  165.06 Environmental Indemnity Agreement
 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  165.07 Asbestos Operations and Maintenance Agreement (if required)
 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  165.08 Illinois RPTA Statement or Certification that IRPTA is Not Applicable
 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  165.09 Post Closing Endeavor Letter
 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  165.10 Cash Management Agreement
 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  165.11 Lockbox account opening requirements, including resolutions, signature cards, W-9, and Borrower's wiring instructions (if required)
 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  165.12 Escrow Instructions
 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  165.13 Disbursement Letter from Borrower to Lender
 --------- ------------------------------------------------------------------------------------- ---------- ---------

 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  165.14 W-9 Form
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                        165.15 Collateral Assignment of Interest Rate Protection Agreement

                   a)   Interest Rate Protection Agreement with Counterparty
                        Satisfactory to Lender
                   b)   Counterparty Consent
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                Section 166.   PLEDGE DOCUMENTS
 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  166.01 Pledge and Security Agreement (Mortgagor)
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                        166.02 Borrower's Certificate
           166.03
 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  166.04 Acknowledgement and Consent to Pledge and Security Agreement

                   a)   Stock in Mortgagor
 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  166.05 Instructions to Register Pledge Agreement

                   a)   Stock in Mortgagor
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   166.06 Intercreditor Agreement (with Senior Lender) (Archon)
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                Section 167.   MISCELLANEOUS LOAN ITEMS
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   167.01 Pledged Stock Certificate

                   a)   Stock in Mortgagor
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   167.02 Stock Powers in blank

                   a)   Stock in Mortgagor
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                Section 168.   TAX IDENTIFICATION NUMBER:
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                        168.01 Borrower's Taxpayer Identification Number - 43-1790877
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                        168.02 Mortgagor's Taxpayer Identification Number - 43-192287
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   168.03 Pledgor's Taxpayer Identification Number
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                Section 169.   NOTICES

 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  169.01 Ground Lessors

                   a)   Palm Promenade
           169.02  b)   Woodridge
 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  169.03 Tenants

                   a)   Palm Promenade

           169.04  b)   Woodridge

           169.05  c)   Crossroads 20

           169.06  d)   Tampa Starlight 20
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                        169.07 Pad Tenants
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                        169.08 Archon Cash Management Bank
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                Section 170.   Transfer Documents
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   170.01 Deed of Assignment of Ground Lease and Closing Statement (Woodridge)
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   170.02 Bills of Sale
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   170.03 Transfer Tax Declaration/Exemption
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   170.04 Assignments of Intangibles
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   170.05 Transfer of, and Re-issuance of Stock Relating to, EPT DownREIT
           II, Inc. to Archon SPE Pledgor
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                Section 171.   OTHER
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   171.01 Purchase Agreements for Ground Lease Sites or Evidence of Option
           Exercise and Continued Validity of Option Exercise
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   171.02 Inventory
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                        171.03 Officer's Certificate regarding Absence of Default, Proforma
    B      Compliance, Solvency (including proforma financials)
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   171.04 Borrowing Request
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   171.05 Interest Period Election
 --------- ------------------------------------------------------------------------------------- ---------- ---------

 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   171.06 Annual Budgets for four Megaplexes and Pads
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   171.07 Confirmation that carrying costs for four Megaplexes and Pads are current
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   171.08 Payment of Lender's Fees and Expenses

                                            a)  Origination Fee
                                            b)  Other Expenses
                                            c)  KMZ and Local Counsel
 --------- ------------------------------------------------------------------------------------- ---------- ---------
                Section 172.   Miscellaneous post-closing matters
 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  172.01 Mortgage/Deed of Trust

                   a)   Cantera
           172.02  b)   Gulf Pointe

           172.03  c)   Mesquite

           172.04  d)   Pompano

           172.05  e)   Woodridge

           172.06  f)   Powder Springs

                        172.07
 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  172.08 Assignment of Leases

                   a)   Cantera
           172.09  b)   Gulf Pointe

           172.10  c)   Mesquite

           172.11  d)   Pompano

           172.12  e)   Woodridge

           172.13  f)   Powder Springs
 --------- ------------------------------------------------------------------------------------- ---------- ---------
   C/B                  172.14 UCC-1 Financing Statements for Pads
 --------- ------------------------------------------------------------------------------------- ---------- ---------

 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   172.15 Mortgage Title Policies

                   a)   Cantera
           172.16  b)   Gulf Pointe

           172.17  c)   Mesquite

           172.18  d)   Pompano

           172.19  e)   Woodridge

           172.20  f)   Powder Springs
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   172.21 Illinois RPTA Statement (for Woodridge) or Certification that
           IRPTA is not applicable
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   172.22 Loew's Operating Agreement
 --------- ------------------------------------------------------------------------------------- ---------- ---------
    B                   172.23 Loew's Approval to reject the Lease
 --------- ------------------------------------------------------------------------------------- ---------- ---------

KEY
C        -      Lender's Counsel
B        -      Borrower/Borrower's Counsel
C/B      -      Lender's Counsel to prepare/Borrower's counsel to obtain or arrange for execution
L        -      Lender
X        -      Satisfactory documentation delivered
N/A      -      Not Applicable
R        -      Received but not reviewed or issues exist
AF       -      Approved Form
CG       -      Comments Given
PC       -      Post-Closing
XC       -      Need Certificate

                                    EXHIBIT I

         (a)      APPROVED ANNUAL BUDGET

                                SCHEDULE 8.01(F)

         (b)      ORGANIZATIONAL CHART


                  --------------------------------------------

                         Entertainment Properties Trust

                  --------------------------------------------

                                        |
                                        |
                                        |
                                        |           100%
                                       \/

                  --------------------------------------------

                              Megaplex Four, Inc.
                            Missouri Special Purpose
                               Entity Corporation

                  --------------------------------------------

                                        |
                                        |
                                        |
                                        |           100%
                                       \/

                  --------------------------------------------

                               Theatre Sub, Inc.
                            Missouri Special Purpose
                               Entity Corporation

                  --------------------------------------------

                                        |
                                        |
                                        |
                                        |           100%
                                       \/

                  --------------------------------------------

                            EPT Down REIT, II, Inc.
                            Missouri Special Purpose
                               Entity Corporation

                  --------------------------------------------

                                SCHEDULE 8.16(a)

         (c)      MATERIAL AGREEMENTS AND AGGREGATE OUTSTANDING AMOUNT




EPT DownReit II, Inc.
         GMAC Loan - Due 2008                      $   101,715,129.99


3 Theatres, Inc. Loan - Due 2005
         Wells Fargo - Raleigh                     $     4,117,519.84
         Wells Fargo - Pompano                     $     7,889,858.19
         Wells Fargo - Boise                       $     7,889,858.19
                     subtotal                      $    19,897,236.22
                                                   ------------------

Megapiex 9, Inc. Loan - Due 2006
         Pass Thru Certificates                    $   103,600,000.00
         Mezz Loan - iStar                         $    20,950,000.00



Catellus - Land Parcel Note due 12/01              $     3,304,000.00

                                SCHEDULE 8.16(b)

         (d)      LIENS AND AGGREGATE INDEBTEDNESS



EPT DownReit II, Inc.
         GMAC Loan - Due 2008                      $   101,715,129.99


3 Theatres, Inc. Loan - Due 2005
         Wells Fargo - Raleigh                     $     4,117,519.84
         Wells Fargo - Pompano                     $     7,889,858.19
         Wells Fargo - Boise                       $     7,889,858.19
                     subtotal                      $    19,897,236.22
                                                   ------------------

Megapiex 9, Inc. Loan - Due 2006
         Pass Thru Certificates                    $   103,600,000.00
         Mezz Loan - iStar                         $    20,950,000.00



Catellus - Land Parcel Note due 12/01              $     3,304,000.00

                                SCHEDULE 8.18(a)

         (e)      LIST OF SUBSIDIARIES


Cantera 30, L.P.
MO
Cantera 30, Inc.
General Partner
EPT DownREIT, Inc. and Atlantic, Limited Partners


EPT DownREIT, Inc.
MO
Common stock owned 100% by EPR


Cantera 30, Inc.
MO
Common stock owned 100% by EPT DownREIT, Inc.


Theatre Sub, Inc.
MO
Common stock owned 100% by Megaplex Four, Inc.


Megaplex Holdings, Inc.
MO
Common stock owned 100% by EPT DownREIT, Inc.



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

Megaplex Four, Inc.
MO
Common Stock owned 100% by EPR


Megaplex Nine, Inc.
MO
Common stock owned 100% by EPT DownREIT, Inc.


3 Theatres, Inc.
MO
Common stock owned 100% by EPT DownREIT, Inc.


EPT DownREIT, II, Inc.
MO
Common stock owned 100% by Theatre Sub, Inc.



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


                                SCHEDULE 8.18(b)

         (f)      INVESTMENTS



Cash and Cash Equivalent Deposits            $       3,078,059.00
Restricted Cash Deposits                     $       6,495,000.00
Investment in Westcol LLP                    $      13,426,577.00
Investment in Cantera 30, Inc.               $      12,766,550.00




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


                                SCHEDULE 9.40(a)

         (g)      REQUIRED REPAIRS


NONE



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